EXHIBIT 99.1

INFORMATION STATEMENT

FEDERAL HOME LOAN BANK OF CHICAGO

CAPITAL STOCK

The Federal Home Loan Bank of Chicago (the “Bank”) is offering shares of new Class B capital stock, par value $100 and redeemable upon five years’ notice (“Capital Stock”) to its members (“Members”) in connection with the implementation of a new capital structure for the Bank as required by the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”). The Capital Stock will be comprised of two subclasses of Class B Stock: Class B-1 Stock and Class B-2 Stock. The shares will be issued pursuant to a capital plan (“Capital Plan”), which was approved by the Bank’s primary regulator, the Federal Housing Finance Agency (the “Finance Agency”) on September 30, 2011 (the “Finance Agency Approval Notice”). The Bank is one of the 12 Federal Home Loan Banks (“FHLBs”) that were created by Congress in 1932 to provide liquidity in the mortgage market and to promote homeownership in the United States. Members may wish to review and become familiar with the Federal Home Loan Bank Act (the “Act”), as amended by the GLB Act, and the related implementing regulations issued by the Finance Agency or the Federal Housing Finance Board (predecessor to the Finance Agency) (the “Regulations”), as they relate to the new capital structure of the Bank.

The outstanding shares of the existing capital stock of the Bank will automatically, and without any further action on the part of the Bank or of any Member, be exchanged for an equal number of shares of Class B Stock at the same $100 par value on January 1, 2012 (the “Effective Date”). The shares of Capital Stock offered hereby will not trade in a market. Redemptions and repurchases of Capital Stock by the Bank, and any transfers of such shares from one Member to another, must be made at par value. For a discussion of the rights associated with each subclass of Capital Stock, see “Description of Capital Stock.”

The capital structure of the Bank will be significantly different after the Effective Date, and there are similarities and differences between the Bank’s existing capital stock and the new Capital Stock. For a discussion of those differences, see “DESCRIPTION OF CAPITAL STOCK—Material Differences Between Class B Stock and the Existing Capital Stock of the Bank.”

The Capital Plan provides, in accordance with the Act and the Regulations, that any Member may opt out of the conversion and have its existing capital stock redeemed. However, the C&D Order provides that the Deputy Director, Division of FHLB Regulation of the Finance Agency (the "Deputy Director") must approve all redemptions and repurchases of the Bank's capital stock. The Deputy Director may approve a written request by the Bank for proposed redemptions or repurchases if the Deputy Director determines that allowing the redemption or repurchase would be consistent with maintaining the capital adequacy of the Bank and its continued safe and sound operation.

After the Effective Date, the Bank will continue to be subject to that portion of the C&D Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director's approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member's Capital Stock Floor. Because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, the Bank expects that all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date.

A Member choosing to withdraw from Membership on or before the Opt-out Date will not have access to any of the Bank's funding and other credit products, and may have to wait up to five years from the date of its Membership termination for the redemption of its Capital Stock. The Member cannot be readmitted to Membership in any FHLB for five years from the date on which its Membership terminated and all shares of capital stock have been divested.

The date of this Information Statement is October 17, 2011

This Information Statement should be read in conjunction with the Bank’s Capital Plan, its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2010 (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on March 17, 2011, its Quarterly Reports on Form 10-Q (“Form 10-Q”) filed with the SEC on May 11, 2011 and August 9, 2011, respectively, as well as all reports filed with the SEC after December 31, 2010 and any subsequent documents filed after the date hereof. See “Incorporation of Certain Documents by Reference.”

The Bank anticipates filing its third quarter report on Form 10-Q on or before November 14, 2011. This report will contain updated financial information and disclosures about the Bank. You should not make a decision regarding whether to deliver a notice of Membership withdrawal in connection with the Capital Stock conversion until after you have reviewed this report.

The exchange of the Capital Stock is exempt from registration under the Securities Act of 1933, as amended. The Capital Stock has not been approved or disapproved by the SEC, the Finance Agency, or any state securities commission, nor has the SEC, the Finance Agency, or any state securities commission passed upon the accuracy or adequacy of this Information Statement. Any representation to the contrary is a criminal offense.

The United States Government does not guarantee payments due on funds invested in the Capital Stock or indebtedness of the Bank, any dividend payments on shares of Capital Stock, or the profitability of the Bank.

No person has been authorized to make representations or warranties, either express or implied, with respect to the Bank’s Capital Stock, except the representations contained herein. Only information contained in this Information Statement, or in the documents incorporated by reference herein, may be relied upon by a Member as constituting representations of the Bank.

Neither this Information Statement nor any offering material provided by the Bank concerning any offering of Capital Stock describes all of the possible risks and issues of investing in the Capital Stock in individual circumstances. Members should consult their own financial and legal advisors.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any of the Capital Stock in any jurisdiction in which such offer or solicitation would be unlawful.

This Information Statement uses defined terms. You can find each definition under the caption “Glossary of Terms.” We include cross references in this Information Statement to captions where shareholders can find additional information regarding the subject matter on the pages on which these captions are located.

TABLE OF CONTENTS

		Page
I.	Incorporation of Certain Documents by Reference	v
II.	Available Information	vi
III.	Introductory Statement	1
IV.	Summary	4
V.	The Business of the Bank	16
VI.	Funding Sources	17
VII.	Forward-Looking Statements	18
VIII.	Risk Factors	20
IX.	Statutory and Regulatory Capital Requirements; Capitalization of the Bank	25
X.	Description of the Bank's Capital Plan	32
	Background Exchange of Capital Stock on the Effective Date Rights and Limitations Regarding Opting Out of Membership Prior to the Effective Date Required Minimum Investment in Capital Stock by Members Withdrawal from or Termination of Membership after Conversion to the New Capital Plan Structure Amendments to the Capital Plan Notices to the Bank Effect of Capital Plan on Bank Governance	32 32 32 39 40 45 45 45
XI.	Description of Capital Stock	46
	Classes of Stock – General Dividends Voting Rights and Preferences Par Value Limitations on Ownership of Capital Stock Transfer of Capital Stock Retained Earnings Restricted Retained Earnings Account Liquidation; Merger or Consolidation Redemption and Repurchase Rights and Limitations Material Differences Between Class B Stock and the Existing Capital Stock of the Bank	46 46 47 47 47 47 48 48 50 50 55
XII.	Material Federal Tax Implications	59
XIII.	Accounting Considerations	66
XIV.	Directors and Executive Officers Information	67
XV.	Financial Statements	68
	Glossary of Certain Terms	69

I. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Information Statement incorporates certain documents by reference. This means that information in those documents is deemed to be included in this Information Statement. The documents that have been incorporated by reference are integral to this Information Statement and should be reviewed by shareholders in order to understand the nature of the Capital Stock of the Bank.

The documents that are incorporated by reference in this Information Statement are: (a) the Capital Plan, attached hereto as Exhibit A; (b) the Bank’s Form 10-K; (c) the Bank’s Form 10-Q filings dated May 11, 2011 and August 9, 2011 (the Bank’s Form 10-K and Forms 10-Q are sometimes collectively referred to herein as the “Periodic Reports”) and (d) each of the Bank’s Form 8-K filings since December 31, 2010. Also incorporated by reference herein are the Periodic Reports or other reports filed with the SEC after the date of this Information Statement. The Periodic Reports contain financial and other information about the Bank and reflect quarterly and annual financial results of the Bank.

The Bank anticipates filing its third quarter report on Form 10-Q on or before November 14, 2011. This Periodic Report will contain updated financial information and disclosures about the Bank. You should not make a decision regarding whether to deliver a notice of Membership withdrawal in connection with the Capital Stock conversion until after you have reviewed this Periodic Report.

The Bank’s Periodic Reports, Form 8-K filings, and subsequent filings with the SEC can be obtained by accessing the SEC’s website at www.sec.gov/edgar.shtml.

Any statement contained in this Information Statement, or in a document incorporated by reference in this Information Statement, is deemed to be modified or superseded by a subsequent incorporated document that contains new or additional information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

v

II. AVAILABLE INFORMATION

Requests for additional copies of this Information Statement, the Capital Plan and any of the Bank’s Periodic Reports or other SEC filings, which will be provided at no charge, should be directed to Nancy Schachman, Director of Communications, Federal Home Loan Bank of Chicago, 200 E. Randolph Drive, Chicago, Illinois 60601, or by telephone at (312) 552-1740. Some of these materials may be obtained on the Bank’s website at www.fhlbc.com. The Periodic Reports and subsequent filings with the SEC incorporated by reference can also be obtained by accessing the SEC’s website at www.sec.gov/edgar.shtml.

III. INTRODUCTORY STATEMENT

This Information Statement is provided to furnish information in connection with the issuance of shares of Class B-1 Stock and Class B-2 Stock of the Bank pursuant to the implementation of its new capital structure as mandated by the GLB Act. The Class B-1 Stock and Class B-2 Stock will be issued by the Bank as of the Effective Date.

Among the most critical initiatives in the remediation of the Bank is the stabilization of the Bank’s capital base through conversion to its new capital stock structure. The approval for the Bank to exchange its existing capital stock and move back to standard FHLB capital level requirements is an important development for the Bank and its Members, and the Bank believes it is indicative of the progress the Bank has made over the last three and a half years. The Bank views the conversion to the new capital structure as a fundamental step in normalizing its relationship with its Members as the Bank believes that it paves the way for the ultimate repurchase or redemption of Capital Stock.

The GLB Act imposes minimum leverage and risk-based capital requirements on each of the 12 regional FHLBs. The GLB Act further requires the FHLBs to implement a new capital structure to replace the stock subscription structure that has been in effect since 1932. Under the new capital structure, the FHLBs may issue Class A Stock or Class B Stock, or both, to their Members. Such stock must be issued in amounts sufficient to enable the FHLBs to satisfy their new minimum regulatory capital requirements.

The Bank will implement its new capital structure through the issuance of two subclasses of Class B Stock (referred to as “Capital Stock” or “Class B Stock”). The two subclasses will be called Class B-1 Stock and Class B-2 Stock. Shares of the Capital Stock will be issued by the Bank pursuant to its Capital Plan. Each of the other 11 regional FHLBs has implemented a capital structure pursuant to capital plans approved by the Finance Agency.

The approval of the Bank’s Capital Plan in the Finance Agency Approval Notice is subject to several conditions:

•
The provisions of Article II of the Consent Cease and Desist Order with the Finance Agency, which was entered into on October 10, 2007, and amended July 24, 2008 (the “C&D Order”), will continue. Article II prohibits the Bank from redeeming or repurchasing capital stock, other than shares of capital stock that exceed a Member’s Capital Stock Floor, without the prior approval of the Deputy Director.

•
The Bank is required to submit a plan to the Finance Agency by December 16, 2011 to begin redeeming Capital Stock classified as mandatorily redeemable capital stock under GAAP (“MRCS”). The Bank intends to include both MRCS of Former Members that is Excess Stock, as well as Excess Stock of Members, including those Members whose Membership is scheduled to terminate after the Effective Date, in the plan that is submitted to the Finance Agency.

•
The Finance Agency Approval Notice terminates Article I of the C&D Order as of the Effective Date, which means that as of January 1, 2012, the Bank will no longer be required to comply with the 4.5% capital (including subordinated debt) to asset ratio and the capital (including subordinated debt) floor requirement of $3.6 billion imposed by the C&D Order.

•
The Finance Agency Approval Notice requires that the Bank obtain Finance Agency approval for any new investments that have a term to maturity in excess of 270 days until such time as the Bank’s mortgage-backed securities portfolio is less than three times Total Capital and the Bank’s advances represent more than 50% of Total Assets.

See the Bank’s Form 8-K filed on October 3, 2011 for a copy of the Finance Agency Approval Notice.

After the Effective Date, the Bank will continue to be subject to that portion of the C&D Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director’s approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member’s Capital Stock Floor. Because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, the Bank expects that all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date. If a Member chooses to withdraw from Membership, the Member cannot be readmitted to Membership in any Federal Home Loan Bank for a period of five years from the date on which its Membership terminated and the Member divested all shares of Capital Stock.

In the Finance Agency Approval Notice, the Finance Agency has requested that the Bank submit a plan for repurchasing MRCS that is Excess Stock following the implementation of the Capital Plan. (When a Member submits a redemption request or its Membership terminates, such Member’s capital stock is generally reclassified from equity to MRCS, which is a liability on the Bank’s statement of condition.) The Bank intends to submit a plan requesting approval to begin periodic repurchases of MRCS that is Excess Stock of Former Members and Excess Stock of Members, including those Members whose Membership is scheduled to terminate after the Effective Date, in such quantities, and at such intervals, as permitted by the repurchase plan, as approved. The Bank cannot predict whether the Finance Agency will approve the Bank’s repurchase plan, the quantities and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval. Repurchases under the repurchase plan also will be subject to the Bank’s review of certain criteria, including but not limited to, its financial condition. However, after conversion to the new capital structure, the Bank will continue to repurchase Class B-1 Stock that exceeds a Member’s Capital Stock Floor in accordance with the C&D Order. For a further description of limitations on Capital Stock repurchases and redemptions see "DESCRIPTION OF CAPITAL STOCK - Redemption and Repurchase Rights and Limitations."

Any Member may file a written notice on or before 5:00 p.m., Eastern time (4:00 p.m., Central time) on December 2, 2011 (the “Opt-out Date”) with the Finance Agency and the Bank that it wishes to withdraw from Membership. The notice must be sent to the Bank at 200 East Randolph Drive, Chicago, Illinois 60601, Attention: General Counsel, as well as to the Finance Agency at Office of the General Counsel, 1700 G Street, N.W., 4th Floor, Washington, D.C. 20552, Attention: Thomas E. Joseph. The Membership of an institution that files its notice to withdraw on or before the Opt-out Date shall terminate on the Effective Date. Members that have previously notified the Bank that they wish to withdraw from Membership do not need to submit a new notice of withdrawal after receipt of the Information Statement. A Member may cancel its notice of withdrawal at any time prior to the Effective Date by providing a written cancellation notice to the Finance Agency and the Bank.

Prior to the Effective Date, any notice submitted by a Member to the Bank that purports to be a request for redemption or repurchase of Excess Stock, but that is not a request for withdrawal from Membership pursuant to the opt-out procedures described in this Information Statement, will be null and void and must be resubmitted on or after the Effective Date.

Each Member is required to maintain a certain minimum investment in the Capital Stock of the Bank. The minimum investment requirement is equal to the greater of a “membership” investment component and an “activity” component. Under the “membership” component, each Member is required to maintain a certain minimum investment in Class B-2 Stock for as long as the institution remains a Member of the Bank, and thereafter under certain circumstances. Under the “activity” component, each Member is required to purchase Capital Stock in proportion to the volume of certain transactions between the Member and the Bank. The Bank may adjust these investment requirements from time to time within the limits established in the Capital Plan. For a discussion of the minimum investment requirements initially established by the Bank, see "DESCRIPTION OF THE BANK'S CAPITAL PLAN—Required Minimum Investment in Capital Stock by Members."

IV. SUMMARY

This summary contains selected information about the Bank’s exchange of its existing stock for two new subclasses of Capital Stock pursuant to a new Capital Plan. It does not contain all of the information a Member should consider before determining whether to withdraw its Membership in the Bank. Members should refer to the remainder of this Information Statement and any incorporated documents for further information. Capitalized terms used but not included in the “GLOSSARY OF TERMS” shall be used as defined in the Capital Plan attached hereto as Exhibit A and incorporated by reference herein.

Background

The Federal Home Loan Bank System Modernization Act of 1999 established new capital requirements for the FHLBs. The new requirements are found in the Act and the Regulations. In compliance with those requirements, the Bank’s Board of Directors approved a proposed Capital Plan, which was approved by the Finance Agency on September 30, 2011.

The Bank’s Capital Plan is designed to:

•	Create a capital base to support the Bank’s future growth of products and services

•	Enable the Bank to meet its regulatory capital and other requirements

•	Function in diverse economic environments

•	Provide flexibility to adapt to changing circumstances within established ranges

The conversion to the new capital structure will affect the rights of Members in various ways, including a Member’s right to redeem Capital Stock upon withdrawal or termination of Membership, repurchase of Excess Stock, and a Member’s right to the payment of dividends. See “DESCRIPTION OF CAPITAL STOCK—Material Differences Between Class B Stock and the Existing Capital Stock of the Bank.”

Characteristics of Capital Stock; Issuance of Capital Stock

Under the Capital Plan, the Bank will issue two subclasses of Class B Stock, denominated as Class B-1 and Class B-2 Stock. Like the Bank’s existing stock, the Capital Stock has a par value of $100 per share, and may be issued, exchanged, redeemed, and repurchased only at its stated par value. The new Capital Stock is redeemable on five years’ written notice, subject to certain conditions. The Bank’s stockholders own the Bank’s retained earnings.

Under the Regulations and the Capital Plan, any Member that wishes to withdraw from Membership must provide the Finance Agency and the Bank a written notice of its intention to withdraw from Membership; the notice must be received not later than the Opt-out Date. The Effective Date has been established as January 1, 2012 and thus the “Opt-out Date” will be December 2, 2011. Therefore, written notice of a Member’s intent to withdraw from Membership must be received by both the Finance Agency and the Bank no later than 5:00 p.m., Eastern time (4:00 p.m., Central time) on December 2, 2011.

After the Effective Date, the Bank will continue to be subject to that portion of the C&D Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director’s approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member’s Capital Stock Floor. Because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, the Bank expects that all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date. If a Member chooses to withdraw from Membership, the Member cannot be readmitted to Membership in any FHLB for a period of five years from the date on which its Membership terminated and the Member divested all shares of Capital Stock.

Members that have previously notified the Bank that they wish to withdraw from Membership do not need to submit a new notice of withdrawal after receipt of the Information Statement. A Member may cancel its notice of withdrawal at any time prior to the Effective Date by providing a written cancellation notice to the Finance Agency and the Bank. Any Former Member whose Membership terminated as a result of a voluntary withdrawal prior to the Opt-out Date may elect to rejoin the Bank by notifying the Bank not later than the Effective Date and then completing an application for membership pursuant to the Regulations. Former Members are not required to give any notice of withdrawal to the Bank.

Each Member’s new minimum investment requirement will be calculated as set forth in the Capital Plan. On the Effective Date for the implementation of the Capital Plan, the Bank will exchange each share of existing capital stock for one share of new Capital Stock. If, following the exchange, a Member does not hold enough Capital Stock to meet its minimum investment requirement under the Capital Plan, the Bank will immediately issue, and the Member must purchase, sufficient additional shares so that the Member will be in compliance with the Capital Plan’s minimum investment requirements. The Bank will debit the Member’s daily investment deposit account ("DID Account") with the Bank for the par value of the additional stock on the Effective Date. If the Member’s DID Account does not contain sufficient funds to cover such purchase the Bank may, at its discretion, make an advance to the Member to fund such purchase.

The exchange of existing capital stock for new Capital Stock will consist of the following:

•	Each share of existing capital stock will be exchanged for a share of Class B-2 Stock; except that

•	Each share of 2008 Activity Shares will be exchanged for a share of Class B-1 Stock.

◦	2008 Activity Shares are those shares of existing Bank stock acquired by a Member after July 23, 2008 in connection with new advance activity and that exceed the Member's Capital Stock Floor.

◦
A Member's "Capital Stock Floor" is the number of shares of the Bank's existing capital stock outstanding and issued to a Member as of the close of business on July 23, 2008, plus any increase resulting from the Bank's annual capital stock recalculation so that the Capital Stock Floor is at no time less than the Member's membership stock requirement. For any Member that became a Member of the Bank after July 23, 2008, its Capital Stock Floor is equal to its membership stock requirement. Shares of existing capital stock that were issued to a Member to support new advances after July 23, 2008 but before the Effective Date, and that exceed the Member's Capital Stock Floor are referred to as "2008 Activity Shares."

Effect of Opting Out of Capital Plan

The Capital Plan provides, in accordance with the Act and the Regulations, that any Member may opt out of the conversion and have its existing capital stock redeemed. However, the C&D Order provides that the Deputy Director must approve all redemptions and repurchases of the Bank's capital stock. The Deputy Director may approve a written request by the Bank for proposed redemptions or repurchases if the Deputy Director determines that allowing the redemption or repurchase would be consistent with maintaining the capital adequacy of the Bank and its continued safe and sound operation.

After the Effective Date, the Bank will continue to be subject to that portion of the C&D

Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director’s approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member’s Capital Stock Floor. Because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, the Bank expects that all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date. If a Member chooses to withdraw from Membership, the Member cannot be readmitted to Membership in any FHLB for a period of five years from the date on which its Membership terminated and the Member divested all shares of Capital Stock.

A Member that wishes to retain the benefits of Membership after the Effective Date while the five-year stock redemption period for its Capital Stock is running should not notify the Finance Agency and the Bank of its intention to withdraw from Membership until after the Opt-out Date (after which date only the Bank must be notified). Such Member’s Pre-Conversion Stock will then be exchanged for Class B Stock on the Effective Date and the Member will continue to be subject to the membership stock requirement and the activity stock requirement, but the Member will also have access to all of the Bank’s services and products that are available to Members until the termination of the Member’s Membership, which shall occur five years after the Member’s written notification of intention to withdraw is received by the Bank. In the case of any Capital Stock received or acquired by any Member described in the preceding sentence after the specified start of the five-year redemption period, the five-year redemption period shall commence on the date of such receipt or acquisition. Excess Stock for these Members, as for all other Members, may be repurchased by the Bank from time to time as described in “DESCRIPTION OF CAPITAL STOCK – Redemption and Repurchase Rights and Limitations – Repurchase.”

Pursuant to the terms of the Capital Plan, a Member providing a timely withdrawal notice no later than the Opt-out Date will have its Membership terminated and will no longer have access to any of the benefits of Membership, such as the ability to borrow from the Bank. While such terminated Members will no longer be subject to a membership stock requirement after the Effective Date, they will be subject to an activity stock requirement for outstanding advances, but not to any increases in such requirement. All of such Member’s Pre-Conversion Stock will be exchanged for Class B Stock and will be subject to the five-year redemption period, which will run from the date on which the terminated Member’s written notice of withdrawal is received by the Finance Agency and the Bank, or in the case of a Former Member whose Membership terminated by a circumstance not involving a voluntary withdrawal, from the date on which the Former Member’s Membership terminated. In the case of any Capital Stock received by any Member described in the preceding sentence after the specified start of the five-year redemption period, the five-year redemption period shall commence on the date of such receipt.

Written notice of a Member’s intent to withdraw from Membership must be received by both the Finance Agency and the Bank no later than 5:00 p.m., Eastern time (4:00 p.m., Central time) on December 2, 2011. The form of Opt-out Notice to be used by Members is attached to this Information Statement as Exhibit B.

The following bullet points summarize the process by which the Bank will proceed with respect to the potential repurchase of the Capital Stock holdings of Members and Former Members:

•
The Bank cannot predict whether the Finance Agency will approve the Bank's proposed repurchase plan, the quantities and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval. However, any repurchase by the Bank pursuant to an approved repurchase plan will be based on the criteria described below, as well as the Bank’s evaluation of whether any conditions and criteria contained in the repurchase plan as approved have been met.

•
If and when the Bank does begin repurchases of Excess Stock pursuant to the repurchase plan, it intends to simultaneously repurchase Excess Stock from both Members and Former Members, although the aggregate amount of Capital Stock being repurchased by the Bank at any point in time is not likely to be the same for Members and Former Members (and the priority for repurchases from Former Members will be as described in the last bullet point below).

•
Some of the criteria that the Bank currently intends to consider in evaluating whether a particular repurchase will be made pursuant to the repurchase plan are: (1) the number of Members that elected to withdraw from Membership on or before the Opt-out Date; (2) the ratio of the Bank’s market value of equity to book value of equity before and after such repurchase; and (3) other factors and conditions that the Bank determines are relevant, including the Bank’s financial condition.

•
The Capital Plan sets forth the respective terms and conditions of the Bank’s repurchases of Excess Stock for Members and Former Members, respectively. The repurchase of Excess Stock of Former Members whose Membership terminated on or before the Effective Date will occur according to a member-by-member MRCS Repurchase Priority (as hereinafter defined) established by Section 9.01(b)(ii) of the Capital Plan as described in the next bullet point below. On the other hand, the repurchase of Excess Stock of Members, including those Members whose Membership in the Bank terminates after the Effective Date, will be made pro rata among all such Members and Former Members pursuant to Section 4.07(b)(ii) of the Capital Plan. See “DESCRIPTION OF CAPITAL STOCK – Redemption and Repurchase Rights and Limitations –Repurchase—Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.”

•
Excess Stock is Capital Stock that a Member holds that is not required to satisfy the Member’s minimum investment requirement. The Excess Stock of those institutions that are Former Members of the Bank as of the Effective Date, including those that timely opted out of Membership, may be repurchased at the Bank’s discretion, when (and if) the Bank determines that it will repurchase Excess Stock and the Finance Agency has approved such repurchases, in the following order of priority (the “MRCS Repurchase Priority”):

◦
Excess Stock of Former Members whose voluntary Membership termination had become effective prior to the Opt-out Date (the aggregate amount of which, as of September 30, 2011, was approximately $22 million), in order of the date of Membership termination, earliest first; then

◦
Excess Stock of other Former Members that have no activity stock requirement (the aggregate amount of which, as of September 30, 2011, was approximately $505 million) (not including any Members providing an Opt-out Notice by the Opt-out Date), in order of the date of Membership termination, earliest first; and finally

◦
Excess Stock of all other Former Members with a continuing activity stock requirement (the aggregate amount of which, as of September 30, 2011, was approximately $1 million) (not including any Members providing an Opt-out Notice by the Opt-out Date), in order of the date of Membership termination, earliest first.

See “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Rights and Limitations Regarding Opting Out of Membership Prior to the Effective Date.”

Minimum Stock Requirement

The Act and the Regulations provide that the minimum investment requirement must be sufficient to enable the Bank to meet its own regulatory capital requirements for total capital, leverage capital, and risk-based capital. The Capital Plan requires each Member to own Capital Stock in an amount equal to the greater of:

•	A membership stock requirement
or

•	An activity stock requirement

See “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Required Minimum Investment in Capital Stock by Members.”

Permitted Purchases of Subclasses of Stock

Class B-1 Stock is available for purchase only to support a Member’s activity stock requirement. Class B-2 Stock is available to be purchased by a Member or an institution approved for Membership to support both its membership stock requirement and any activity stock requirement.

Membership Stock Requirement

Each Member’s initial membership stock requirement will be equal to the greater of (i) 1% of the Member’s “Mortgage Assets,” which are generally described as mortgage loans secured by first, second, and other junior liens on one-to-four family and multifamily real property, whether held in fee simple or under a long-term lease; and mortgage pass-through securities that represent undivided ownership interests in such residential real property secured loans (for a more detailed definition of Mortgage Assets, refer to the Glossary); or (ii) $10,000. Each Member’s membership stock requirement is subject to a cap equal to 9.9% of the Bank’s total Capital Stock outstanding as of the prior December 31 and can be met only by holding a sufficient number of shares of Class B-2 Stock.

The Bank chose Member Mortgage Assets as the basis for the membership stock requirement because it is the same asset base that the Bank uses to calculate each Member’s current membership stock requirement and because it generally represents a proxy for Member access to Bank advance products.

To ensure an objective data collection process, the Bank will use data from Members’ regulatory financial reports to determine Mortgage Assets. All Mortgage Assets are included in the Bank’s calculation of the membership stock requirement; however, these assets may or may not meet the Bank’s collateral eligibility requirements for particular credit transactions with the Bank.

The Bank will review each Member’s Mortgage Assets on an annual basis (or, at the Bank’s discretion, more frequently) and make any necessary adjustments to the Member’s membership stock requirement. The first annual recalculation will be done by the Bank in the first quarter of 2012, based on Members’ financial information as of December 31, 2011. The Bank also will recalculate each Member’s membership stock requirement if the Board of Directors adjusts this requirement within the ranges authorized in the Capital Plan (see below). See "DESCRIPTION OF THE BANK'S CAPITAL PLAN— Required Minimum Investment in Capital Stock by Members—Minimum Investment Requirement."

Because the initial membership stock requirement under the Capital Plan will be $10,000 instead of the current minimum of $500, a Member could be required to purchase additional stock to remain a Member even if its Mortgage Assets (the basis for calculating its membership stock requirement) have not changed. Because the membership stock requirement and the activity stock requirement will be calculated in the same manner as they are currently calculated, subject to the new minimum purchase of $10,000, only a Member that currently owns less than $10,000 of Pre-Conversion Stock will have to purchase any additional Capital Stock upon conversion.

Each Member must satisfy its membership stock requirement with Class B-2 Stock. In certain cases, even if a Member’s activity stock requirement is larger than its membership stock requirement, the Bank will exchange Class B-1 Stock for Class B-2 Stock to the extent necessary for the Member to fulfill its membership stock requirement with Class B-2 Stock.

Activity Stock Requirement

Each Member’s initial activity stock requirement is equal to 5% of the Member’s outstanding advances. The activity stock requirement can be met by holding a sufficient number of shares of Class B-1 Stock, Class B-2 Stock, or both. The activity stock requirement in the Capital Plan will apply to all outstanding advances, including advances made before the implementation of the Capital Plan, that are outstanding on the Effective Date, calculated in the same manner as currently calculated. This applies even for Members that elect not to continue Membership in the Bank under the Capital Plan, and Former Members with outstanding advances, provided that Former Members will not be subject to any future increases in the activity stock requirement. See “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Exchange of Capital Stock on the Effective Date.”

The Bank will adjust each Member’s activity stock requirement for any change in the level of the Member’s advance transactions with the Bank. The Bank also will recalculate the Member’s activity stock requirement for all outstanding advances if the Board of Directors adjusts this requirement within the ranges authorized by the Capital Plan. See "DESCRIPTION OF THE BANK'S CAPITAL PLAN— Required Minimum Investment in Capital Stock by Members—Minimum Investment Requirement."

Authorized Ranges for Minimum Investment Requirement

The Act and the Regulations require that the Board of Directors review, and adjust as necessary, the minimum investment requirement for Members to ensure that the Bank always meets its own regulatory requirements for the total capital ratio, the leverage ratio, and risk-based capital. The Capital Plan provides the Bank with the ability to adjust the membership stock requirement and activity stock requirement within specified ranges.

Adjustments within the specified ranges might occur because of fluctuations in the Bank’s balance sheet or because of changes in the proportion of Members that are subject to the membership stock requirement instead of the activity stock requirement. Adjustments within the ranges will permit the Bank to manage its capital levels.

The membership stock requirement multiplier can range from 0.50% to 2.00% of a Member’s Mortgage Assets. The minimum membership stock requirement can range from $500 to $20,000.

The activity stock requirement multiplier can range from 4.00% to 6.00% of a Member’s outstanding advances.

Member Options in the Event of Increased Capital Stock Requirement

If the Board of Directors decides to increase the minimum investment requirement for Members as permitted under the Capital Plan, then the Bank will give Members 30 days’ prior notice (or less, at the Bank’s discretion) and will issue the additional stock and debit the Member’s DID Account with the Bank for the par value of the stock unless:

•	To the extent permitted under the governing documentation, and subject to any applicable prepayment fees, the Member reduces the amount of any outstanding advances with the Bank to a level where the amount of Capital Stock owned by the Member complies with the increased minimum investment requirement; or

•
The Member’s DID Account does not contain sufficient funds to cover the purchase and the Member does not make such funds available, in which case the Bank may make an advance to the Member to purchase the required additional Capital Stock. If the Bank does not make an advance and the Member does not otherwise make the required purchase, the Board of Directors may involuntarily terminate the Member’s Membership in the Bank.

If Membership is terminated, the five-year redemption period for the Member’s Capital Stock will begin on the date of the Member’s involuntary termination.

Ownership and Transfer of Capital Stock

Bank stock may be owned only by Members and, under certain circumstances, Former Members. Upon request, and only after the C&D Order is no longer restricting Capital Stock redemptions and repurchases by the Bank, the Bank, in its sole discretion, may permit the transfer of a Member’s or Former Member’s Excess Stock to another Member or to an institution that has been approved for Membership but that has not yet purchased stock. All transfers must be made at par value. Transfers of Capital Stock are subject to the following conditions:

•	Class B-1 Stock may be transferred to another Member that needs to meet an activity stock requirement;

•
If a Member or Former Member has excess Class B-1 Stock that it wishes to transfer to another Member seeking to fulfill a membership stock requirement, the transferred shares will be converted into Class B-2 Stock shares; and

•	Excess Class B-2 Stock may, subject to the satisfaction of all other conditions, be transferred to another Member for any purpose.

See "DESCRIPTION OF CAPITAL STOCK—Transfer of Capital Stock."

Voting Rights

Members are entitled to vote in connection with the election of both member directors and independent directors. Member directors are elected based on the votes of the Members whose principal place of business is located in a particular state. Independent directors are elected based on votes of the Members at large. By law, each Member eligible to vote may vote the number of shares that it was required to hold as of the prior December 31, except that the number of votes that a Member may cast for any one directorship shall not exceed the average number of shares of Capital Stock required to be held as of the record date by all Members located in the same state as of the record date. A Member’s Capital Stock that is “required to be held” shall consist of Capital Stock that is used to satisfy the Member’s minimum investment requirement. The number of votes that each Member will have for the election of directors in 2012 will be based on Member Pre-Conversion Stock required to be held as of December 31, 2011. See “DESCRIPTION OF CAPITAL STOCK—Voting Rights and Preferences.”

Dividends

Any dividend declared on Class B-1 shares must be greater than or equal to the dividend declared on Class B-2 shares for the same period. Dividends may be paid in the form of cash or stock. Dividends will be paid to the shareholders of record during the time period for which the dividend is declared, and will be computed on the amount of time during the relevant period that the shares were outstanding. This is consistent with the Bank’s current practice. The Bank may not pay any dividends if it is not in compliance with its Minimum Regulatory Capital Requirements and Applicable Law or if after the payment of dividends it would not be in compliance with its Minimum Regulatory Capital Requirements and Applicable Law, including the limitations that the Bank may not pay any dividends if the principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank is not expected, or fails, to satisfy liquidity requirements or meet its current obligations under the Regulations or applicable Finance Agency policies. Until the C&D Order has been terminated, any payment of dividends by the Bank must have the prior approval of the Finance Agency. See “DESCRIPTION OF CAPITAL STOCK—Dividends.”

Liquidation, Merger, or Consolidation of the Bank

In the event the Bank is liquidated, after payment in full to creditors, all shares of Capital Stock will be redeemed at par value, or if sufficient funds are not available to accomplish full redemption at par value, on a pro rata basis among all holders of Capital Stock. If there is a full redemption at par value, any remaining assets following the redemption will be distributed on a pro rata basis among all holders of Capital Stock immediately prior to such redemption. However, the Finance Agency has authority to prescribe rules, regulations, or orders governing the liquidation of a FHLB that may modify, restrict, or eliminate any of the foregoing rights.

In the event the Bank is merged or consolidated into another FHLB, the holders of the outstanding Capital Stock will be subject to the terms and conditions set forth in any applicable plan of merger or the terms established or approved by the Finance Agency. In the event another FHLB is merged or consolidated into the Bank, the holders of the capital stock of the other FHLB will be subject to the terms and conditions set forth in any applicable plan of merger and/or terms established or approved by the Finance Agency. See “DESCRIPTION OF CAPITAL STOCK—Liquidation; Merger or Consolidation.”

Redemption and Repurchase of Capital Stock While Membership Continues

Redemption upon Request by the Member

A Member may request that the Bank redeem its Capital Stock. Redemption is the acquisition by the Bank of Capital Stock after the five-year redemption period has run. The request must identify the subclass and number of shares to be redeemed and may identify the particular shares to be redeemed, which shares may not be subject to an existing request for redemption. If the notice does not identify the particular shares to be redeemed, the Bank will redeem the most recently acquired shares that are not subject to a pending redemption notice. Receipt of a redemption notice will begin the five-year redemption period. Following the requested redemption, the Member must continue to meet its minimum investment requirement under the Capital Plan.

A Member may cancel a redemption notice before the expiration of the redemption period, subject to a cancellation fee equal to a percentage of the par value of the stock subject to the cancellation notice as follows:

•	1% if cancellation notice is received within one year of receipt of the redemption notice

•	2% if cancellation notice is received from one year up to two years after the redemption notice

•	3% if cancellation notice is received from two years up to three years after the redemption notice

•	4% if cancellation notice is received from three years up to four years after the redemption notice

•	5% if cancellation notice is received from four years up to five years after the redemption notice

See "DESCRIPTION OF CAPITAL STOCK—Redemption and Repurchase Rights and Limitations— Redemption."

If, following the requested redemption and within five days of the expiration of the redemption notice period, the Member would fail to meet its minimum investment requirement, the Bank may not redeem any of the shares of Capital Stock that are subject to the redemption request pursuant to its current redemption procedures and policies. If the Bank is prevented from redeeming a Member’s Capital Stock for this reason, the redemption notice will be automatically cancelled, and the Member must pay the applicable cancellation fee. This provision is intended to discourage Members from submitting rolling notices of redemption, which could create operational difficulties for the Bank. If the Member meets the redemption requirements, and the Bank meets its Minimum Regulatory Capital Requirements and other requirements, including any requirements imposed under the C&D Order, the Bank will redeem the Member’s Capital Stock at the end of the five-year redemption period. See “DESCRIPTION OF CAPITAL STOCK—Redemption and Repurchase Rights and Limitations.”

Repurchase Initiated by the Bank or Requested by the Member

Shares of Capital Stock that are Excess Stock are subject to repurchase. Repurchase is the acquisition of Excess Stock without regard to the five-year redemption period. If a Member owns both Class B-1 Stock and Class B-2 Stock and some portion of the Member’s stock is Excess Stock, the Member’s Class B-1 Stock always will be deemed to be excess before the Member’s Class B-2 Stock is deemed to be excess.

In general, the Capital Plan provides that the Bank in its discretion may repurchase a Member’s Excess Stock by giving the Member three days’ notice. A Member may also request that the Bank repurchase some or all of its Excess Stock, but the decision to do so will be in the Bank’s sole discretion. The Bank does not anticipate honoring Member-initiated Excess Stock repurchases in the near term. Repurchases initiated by the Bank shall be made pro rata for all Excess Stock of Members and those Former Members whose Membership terminated after the Effective Date.

Members with one or more redemption requests outstanding at a time when the Bank elects to repurchase Excess Stock will have their Excess Stock repurchased, to the extent the Bank is repurchasing Excess Stock, in the following order:

•	Class B-1 Stock that is subject to an outstanding redemption notice

•	Class B-1 Stock not subject to a redemption notice

•	Class B-2 Stock that is subject to an outstanding redemption notice

•	Class B-2 Stock not subject to a redemption notice

Repurchase of Capital Stock subject to an outstanding redemption notice will not require the payment of a redemption cancellation fee. See "DESCRIPTION OF CAPITAL STOCK—Redemption and Repurchase Rights and Limitations—Repurchase."

In addition to the general provisions regarding repurchase of Excess Stock of Members and Former Members whose Membership terminated after the Effective Date, the Capital Plan also includes a repurchase priority for the repurchase of the Excess Stock of Former Members whose Membership terminated on or prior to the Effective Date as further described in “Description of Capital Stock – Redemption and Repurchase Rights and Limitations – Repurchase – Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.”

Limitations on Redemption and Repurchase

•
The Bank may not redeem or repurchase any Capital Stock if, following the redemption or repurchase, a Member or Former Member would not meet its minimum investment requirement or the Bank would fail to meet any of its Minimum Regulatory Capital Requirement or other requirements, including regulatory approval while the Bank remains subject to the C&D Order. The Bank may not redeem or repurchase shares of Capital Stock if the principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank is not expected, or fails, to satisfy liquidity requirements or meet its current obligations under the Regulations and applicable Finance Agency policies. See “DESCRIPTION OF CAPITAL STOCK– Redemption and Repurchase Rights and Limitations – Limitations on Redemption and – Limitations on Repurchase.”

Regulatory Capital Requirements
After the implementation of the Capital Plan, the Bank will be subject to a capital to assets ratio, a leverage ratio, and risk-based capital requirements, as specified in the GLB Act.
Those requirements are summarized here:

•	Total Capital Ratio: The Bank will be subject to a minimum ratio of Total Capital to Total Assets of 4%, which ratio may be increased by the Finance Agency with respect to an individual FHLB.

•
Leverage Ratio: The Bank also will be subject to a 5% minimum leverage ratio, calculated as the ratio of its Total Capital to Total Assets, with the Bank’s Permanent Capital being multiplied by 1.5 and adding to this product all other components of Total Capital. This ratio may be increased by the Finance Agency with respect to an individual FHLB.

•
Risk-based Capital Requirement: The Bank will also be required to comply with a risk-based capital requirement, which will require the Bank to maintain Permanent Capital in an amount at least equal to the sum of the Bank’s (1) credit risk capital requirement, (2) market risk capital requirement, and (3) operations risk capital requirement.

◦
Credit Risk Capital Requirement: The sum of the capital charges for the Bank’s assets, off-balance sheet items, and derivatives contracts, calculated using the methodologies and percentages assigned in the Finance Agency’s regulations.

◦
Market Risk Capital Requirement: The sum of (1) the market value of the Bank’s portfolio at risk from movements in interest rates, foreign exchange rates, commodity prices, and equity prices that could occur during periods of market stress; and (2) the amount, if any, by which the market value of Total Capital is less than 85% of the book value of Total Capital.

◦	Operations Risk Capital Requirement: An amount equal to 30% of the sum of the Bank’s (1) credit risk capital requirement and (2) market risk capital requirement.
For actual and pro forma calculations of these ratios, see “STATUTORY AND REGULATORY CAPITAL REQUIREMENTS; CAPITALIZATION OF THE BANK—Post-GLB Act—Minimum Regulatory Capital Requirements.”

Withdrawal or Termination of Membership

Voluntary Withdrawal

A Member may withdraw from Membership upon five years’ written notice. The Bank’s receipt of a notice of withdrawal will start the redemption period of all Capital Stock then held by the Member that is not subject to a pending redemption notice. Any Member withdrawing after the Opt-out Date must continue to meet its minimum investment requirement during the five-year redemption period, including any changes to the requirement that are approved by the Board of Directors.

The redemption period for any Capital Stock acquired or received by the withdrawing Member after the Bank’s receipt of the notice of withdrawal (for example, a stock dividend) will begin on the date of acquisition or receipt by the Member. However, any Capital Stock that is not required to meet the Member’s minimum investment requirement will be Excess Stock and will be subject to repurchase by the Bank. See “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Withdrawal from or Termination of Membership after Conversion to the New Capital Structure – Voluntary Withdrawal from Membership in the Bank.”

Cancellation of Notice of Withdrawal

A Member may cancel its notice of withdrawal at any time before the end of the redemption period. The Bank will charge a fee to any Member that cancels its notice of withdrawal. The withdrawal cancellation fee is identical to the fee imposed for cancelling a redemption notice.

Termination as a Result of Merger, Consolidation, or Relocation

If a Bank Member is merged or consolidated into another Bank Member, its Membership will terminate upon cancellation of its charter. The Capital Stock of the disappearing Member will be transferred on the Bank’s books to the account of the surviving Member.

If a Bank Member is merged or consolidated into a non-Member (which includes a Member of another FHLB), its Membership will terminate upon cancellation of its charter. If a Member relocates its principal place of business outside the Bank’s district, its Membership will terminate in accordance with applicable Regulations. Any Capital Stock that is not required to meet the terminated Member’s minimum investment requirement will be Excess Stock and may be repurchased at the Bank’s discretion.

The five-year redemption period for any Capital Stock then held by the Member that is not subject to a pending redemption notice will commence on the date of termination of the Membership. If the terminated Member acquires or receives any additional Capital Stock during the five-year redemption period, the redemption period for that Capital Stock will begin on the date of acquisition or receipt. However, any Capital Stock that is not required to meet the terminated Member’s minimum investment requirement will be Excess Stock and may be repurchased at the Bank’s discretion. See "DESCRIPTION OF THE BANK’S CAPITAL PLAN—Withdrawal from or Termination of Membership after Conversion to the New Capital Structure – Merger or Consolidation of Members," " - Merger or Consolidation of a Member into a Member of Another Federal Home Loan Bank or into a Non-Member," and " - Relocation of Principal Place of Business."

Involuntary Removal from Membership

The Bank’s Board of Directors may terminate the Membership of any Member that:

•	Fails to comply with any requirement of the Act or the Regulations or any requirement of the Capital Plan;

•	Becomes insolvent or otherwise subject to the appointment of a receiver or conservator; or

•	Would jeopardize the safety or soundness of the Bank if it were to remain a Member.

The five-year redemption period for Capital Stock then held by the Member will begin on the date of the Member’s involuntary termination. Any Capital Stock that is not required to meet the terminated Member’s minimum investment requirement will be Excess Stock and may be repurchased at the Bank’s discretion.

If the involuntarily terminated Member acquires or receives any additional capital stock during the five-year redemption period, the redemption period for that capital stock will begin on the date of acquisition or receipt; however, any Capital Stock that is not required to meet the terminated Member’s minimum investment requirement will be Excess Stock and will be subject to repurchase by the Bank. See “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Withdrawal from or Termination of Membership after Conversion to the New Capital Structure – Involuntary Termination of Membership n the Bank.”

Special Provisions Regarding Restricted Retained Earnings Account

Effective February 28, 2011, all 12 of the FHLBs signed a Joint Capital Enhancement Agreement, which was subsequently amended on August 5, 2011 (as so amended, the “Joint Agreement”). The Joint Agreement requires that each FHLB, including the Bank, begin putting a portion of its net earnings into a restricted retained earnings account. The Bank began allocating 20% of its net income to a restricted retained earnings account in the third quarter of 2011. In general, the funds in the restricted retained earnings account may not be used by the Bank for any purpose, including the payment of dividends. For the foreseeable future, the Bank is required by the Joint Agreement to continue allocating 20% of its net income to the restricted retained earnings account until the earlier to occur of (1) the balance of the account equals at least 1% of the Bank's average balance of outstanding consolidated obligations for the previous quarter or (2) the Joint Agreement is terminated.

If the Bank’s restricted retained earnings account falls below the amount otherwise required to be retained in the account, under certain circumstances the Bank will be obligated to allocate 50% of its net income to the restricted retained earnings account until the deficit has been eliminated.

See “DESCRIPTION OF CAPITAL STOCK—Restricted Retained Earnings Account.”

Amendment of the Capital Plan

Both the Board of Directors and the Finance Agency must approve any amendment to the Capital Plan. The Bank will provide written notice to Members at least 30 days prior to the effective date of any amendment.

The Bank retains the right to suspend the implementation of the Capital Plan if, in the Bank’s good faith judgment, the impact of Member withdrawals would adversely affect the Bank’s ability to successfully implement the Capital Plan, as provided in Section 9.01(a) of the Capital Plan.

The foregoing is only a summary of the Capital Plan and is qualified in its entirety by reference to the Capital Plan attached hereto as Exhibit A and incorporated by reference herein.

V. THE BUSINESS OF THE BANK

The Bank is a federally chartered corporation and one of the 12 FHLBs. Each FHLB operates as a separate entity with its own management, employees, and board of directors, and is a Member-owned cooperative with Members from a specifically defined geographic district. The Bank’s geographic district consists of the states of Illinois and Wisconsin. As a cooperative, the Bank does business with its Members and, under limited circumstances, Former Members. The Bank provides credit to its Members principally in the form of secured loans called advances. The Bank also provides liquidity for home mortgage loans to Members approved as participating financial institutions through the Mortgage Partnership Finance® (“MPF®”) Program.

The business of the Bank is discussed in detail in “Part I − Item 1 − Business” starting on page 3 of the Bank's Form 10-K. A narrative discussion of anticipated developments that could materially affect the liquidity, capital, earnings, or continuing operations of the Bank, including those affecting dividends, product volumes, investment volumes, new business lines, and risk profile can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Periodic Reports and the Bank’s Form 10-Q that will be filed for the quarter ending September 30, 2011, as well as under the heading “Risk Factors” below.

VI. FUNDING SOURCES

The Bank’s primary source of funds is the sale to the public of FHLB debt instruments, called consolidated obligations, in the capital markets. Additional funds are provided by deposits, other borrowings, subordinated debt, and the issuance of Capital Stock. Consolidated obligations, which consist of bonds and discount notes, are the joint and several liability of the FHLBs, although the primary obligation is with the individual FHLB that receives proceeds from the sale.

A detailed discussion of the Bank’s principal funding sources is located in “Part II − Item 7 − Management’s Discussion and Analysis of Financial Condition and Results of Operations − Liquidity, Funding, & Capital Resources − Funding” starting on page 48 of the Bank’s Form 10-K.

VII. FORWARD-LOOKING STATEMENTS

Statements contained in this Information Statement and the documents incorporated herein by reference, including statements describing the objectives, projections, estimates, or future predictions of management, may be “forward-looking statements.” These statements may use forward-looking terminology, such as “anticipates,” “believes,” “expects,” “could,” “estimates,” “may,” “should,” “will,” their negatives, or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties related to its operations and business environment, all of which are difficult to predict and many of which are beyond the Bank’s control. These risks and uncertainties could cause actual results to differ materially from those expressed or implied in these forward-looking statements, and could affect the extent to which a particular objective, projection, estimate, or prediction is realized. As a result, undue reliance should not be placed on such statements. These forward-looking statements are representative only as of the date they are made, and the Bank undertakes no obligation to update any forward-looking statement as a result of new information, future events, changed circumstances, or any other reason.

These forward-looking statements involve risks and uncertainties including, but not limited to, the following:

•
the Bank’s ability to stabilize its capital base as it implements a new capital structure, including its ability to successfully exchange the Pre-Conversion Stock for Capital Stock; whether the Finance Agency will approve the repurchase plan, the amounts and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval; and the Bank’s ability to meet required conditions to repurchase or redeem Capital Stock from its Members, including maintaining compliance with its Minimum Regulatory Capital Requirements and determining that its financial condition is sound enough to support such repurchases;

•	the effect of the requirements of the C&D Order impacting Capital Stock redemptions and dividend levels;

•	the impact of revised interest rate risk management policies implemented in response to the C&D Order;

•
the impact of new business strategies, including the Bank’s ability to develop and implement business strategies focused on maintaining net interest income; the impact of the Bank’s efforts to simplify its balance sheet on its market risk profile and future hedging costs; the Bank’s ability to successfully transition to a new business model, implement business process improvements, and scale the size of the Bank to its Members' borrowing needs; the extent to which the Bank’s Members use its advances as part of their core financing rather than just as a back-up source of liquidity;

•
general economic and market conditions, including the timing and volume of market activity, inflation/deflation, employment rates, housing prices, the condition of the mortgage and housing markets, and the effects on, among other things, mortgage-backed securities; volatility resulting from the effects of, and changes in, various monetary or fiscal policies and regulations, such as those determined by the Federal Reserve Board and Federal Deposit Insurance Corporation; disruptions in the credit and debt markets and the effect on future funding costs, sources, and availability;

•
volatility of market prices, rates, and indices, or other factors, such as natural disasters, that could affect the value of the Bank’s investments or collateral; changes in the value or liquidity of collateral securing advances to the Bank’s Members;

•	changes in the value of, and risks associated with, the Bank’s investments in mortgage loans and mortgage-backed securities and the related credit enhancement protections;

•	changes in the Bank’s ability or intent to hold mortgage-backed securities to maturity;

•	changes in mortgage interest rates and prepayment speeds on mortgage assets;

•
Membership changes, including the withdrawal of Members due to restrictions on redemption of Bank Capital Stock or the loss of large Members through mergers and consolidations; changes in the financial health of the Bank’s Members, including the resolution of some Members;

•	changes in the demand by Bank Members for advances, including the impact of the availability of other sources of funding for Bank Members, such as deposits;

•
changes in investor demand for consolidated obligations and/or the terms of interest rate derivatives and similar agreements, including changes in the relative attractiveness of consolidated obligations as compared to other investment opportunities; changes in the Bank’s cost of funds due to Congressional deliberations on the overall U.S. debt burden and any related rating agency actions impacting FHLB consolidated obligations;

•
political events, including legislative, regulatory, judicial, or other developments that affect the Bank, Bank Members, Bank counterparties, and/or investors in consolidated obligations, including, among other things, the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, and the report to Congress by the Department of the Treasury and the U.S. Department of Housing and Urban Development on reforming America's Housing Finance Market; changes in the Act or applicable regulations as a result of the Housing and Economic Recovery Act of 2008, or as may otherwise be issued by the Bank’s regulator;

•
the ability of each of the other FHLBs to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability;

•	the pace of technological change and the Bank’s ability to develop and support technology and information systems; the Bank’s ability to attract and retain skilled employees;

•	the impact of new accounting standards and the application of accounting rules, including the impact of regulatory guidance on the Bank’s application of such standards and rules;

•	the volatility of reported results due to changes in the fair value of certain assets and liabilities; and

•	the Bank’s ability to identify, manage, mitigate, and/or remedy internal control weaknesses and other operational risks.

This Information Statement incorporates by reference a description of certain risk factors included in the Form 10-K and Forms 10-Q that could cause results of the Bank to differ significantly from those implied by forward-looking statements. These risks are not the only risks facing the Bank. Additional risks and uncertainties not currently known to the Bank, or that the Bank currently deems to be immaterial, may also severely affect the Bank.

For a detailed discussion of the risk factors related to the Bank's new capital structure, see "RISK FACTORS" below.

VIII. RISK FACTORS

Risks Related to the Bank

In addition to the risk factors below, various risk factors affecting the Bank can be found in “Part I − Item 1A − Risk Factors” starting on page 19 of the Bank’s Form 10-K and in “Part II – Item 1A − Risk Factors” starting on page 82 of the Bank’s Form 10-Q for the quarter ended March 31, 2011, and page 81 of the Bank's Form 10-Q for the quarter ended June 30, 2011.

Risks Related to the Bank's New Capital Structure

There is no public market for the Bank’s Capital Stock, and redemptions and repurchases of the Bank’s Capital Stock are restricted.

Under the GLB Act and Finance Agency regulations, Class B Stock is subject to redemption upon the expiration of a five-year redemption period. Only Capital Stock in excess of a Member’s or a Former Member’s minimum investment requirement that was subject to a redemption request, Capital Stock of a Member that has submitted a notice to withdraw from Membership, or Capital Stock held by a Member whose Membership has been terminated may be redeemed at the end of the applicable redemption period. Further, the Bank may choose to repurchase Excess Stock of a Member from time to time at the Bank’s sole discretion without regard to the five-year redemption period. There is no guarantee that a Member will be able to redeem its investment even at the end of the applicable redemption period, or that the Bank will repurchase any Excess Stock.

C&D Order. Under the terms of the C&D Order, the Bank’s Capital Stock repurchases and redemptions require prior approval of the Deputy Director, except for repurchases of excess capital stock above a Member’s Capital Stock Floor when certain conditions are met. The C&D Order provides that the Deputy Director may approve a written request by the Bank for proposed redemptions or repurchases if the Deputy Director determines that allowing the redemption or repurchase would be consistent with maintaining the capital adequacy of the Bank and its continued safe and sound operation.

Both before and after the Effective Date, the Bank will continue to be subject to that portion of the C&D Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director’s approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member’s Capital Stock Floor. The Bank intends to file a request with the Finance Agency after the Opt-out Date requesting approval to redeem the excess existing capital stock of all Former Members, including those opting out of Membership on or before the Opt-out Date. The Bank cannot predict if the Finance Agency will approve its request, but because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, it is likely that such request will not be approved. If approval by the Finance Agency for the redemption of excess existing capital stock not required to support advances is not received prior to the Effective Date, then all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date.

In the Finance Agency Approval Notice, the Finance Agency has requested that the Bank submit a plan for repurchasing Capital Stock. The Bank intends to submit a plan requesting approval to begin periodic repurchases of MRCS which is Excess Stock of Former Members and Excess Stock of Members, including those Members whose Membership is scheduled to terminate after the Effective Date, in such quantities, and at such intervals, as permitted by the repurchase plan, as approved. The Bank cannot predict whether the Finance Agency will approve the repurchase plan, the quantities and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval. For further description of the priority under which the Bank may repurchase Excess Stock of

Former Members whose Membership terminated on or prior to the Effective Date of the Capital Plan, see “DESCRIPTION OF CAPITAL STOCK – Redemption and Repurchase Rights and Limitations – Repurchase – Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.”

As of September 30, 2011, the Bank had total regulatory capital stock (that is, outstanding capital stock plus MRCS) of $ 2.92 billion, of which $1.596 billion, or 55%, is considered excess capital stock. The Bank had $530 million of MRCS outstanding as of September 30, 2011 held by Former Members relating to prior Membership withdrawals, pending Membership withdrawal requests, mergers of Members into financial institutions outside of the Bank’s Membership district, and FDIC resolutions of Members. The Bank expects that the size of its current balance sheet will decrease over time as the Bank’s MPF Program portfolio continues to pay down, other investments mature, and Capital Stock is redeemed or repurchased in accordance with the Capital Plan. If the Bank is unable to successfully manage its capital base and transition its balance sheet to an appropriate size, the Bank’s ability to redeem Capital Stock may be negatively impacted.

Bank’s Minimum Regulatory Capital Requirements. If the redemption of Capital Stock, or the repurchase of such Capital Stock by the Bank if it is Excess Stock, would cause the Bank to fail to meet its Minimum Regulatory Capital Requirements, then such redemption or repurchase would be prohibited by the GLB Act and the Regulations. The Bank also may decide to suspend the redemption of Capital Stock if it reasonably believes that such redemptions would cause the Bank to fail to meet its Minimum Regulatory Capital Requirements.

Each Member is required to maintain a certain minimum investment in the Capital Stock of the Bank. This minimum investment requirement is equal to the greater of the Member’s membership stock requirement or its activity stock requirement. A Member’s Capital Stock may become Excess Stock if the Member reduces its Mortgage Assets, reduces its level of outstanding advances with the Bank (or other activity-based transactions required to be supported by Capital Stock that may be implemented by the Board of Directors at a future date), or receives Capital Stock dividends that are not then used to support the activity stock requirement.

The Bank may rely from time to time upon the Excess Stock of Members, in addition to Capital Stock owned by Members in fulfillment of their minimum investment requirements, to satisfy its Minimum Regulatory Capital Requirements. In such case, a Member that owns Excess Capital Stock would be unable to redeem such Capital Stock for cash, nor could the Bank repurchase such Capital Stock, as long as the Bank needed such Excess Stock to satisfy its Minimum Regulatory Capital Requirements. Under such circumstances, which may occur, for example, if the Bank were to significantly increase its assets that do not require matching Capital Stock investments by Members, a Member could end up holding Excess Stock for an extended period of time unless and until the Bank is able to find another source of capital with which to satisfy its Minimum Regulatory Capital Requirements. One way the Bank could do so would be to increase the minimum investment requirement for Members.

As of the Effective Date of the Capital Plan, the Bank intends to rely on Excess Stock, in part, to satisfy its Minimum Regulatory Capital Requirements. To the extent that this continues to be the case, and depending on the amount of Excess Stock that a Member holds and the extent to which the Bank relies on such Excess Stock to satisfy its Minimum Regulatory Capital Requirements, any Member that owns Excess Stock may be unable to redeem such Capital Stock at the end of the applicable redemption period and the Bank may be prohibited from repurchasing such Capital Stock from the Member even if the Bank wished to do so.

As further discussed in “STATUTORY AND REGULATORY CAPITAL REQUIREMENTS;

CAPITALIZATION OF THE BANK –Minimum Regulatory Capital Requirements,” the Bank expects to be in compliance with the Minimum Regulatory Capital Requirements as of the Effective Date of the Capital Plan.

Other Restrictions. The Bank also may decide to suspend the redemption of Capital Stock if it reasonably believes that such redemptions would prevent the Bank from maintaining adequate capital against a potential risk or would otherwise prevent the Bank from operating in a safe and sound manner, subject to Finance Agency authority to require the reinstitution of redemptions. During such a suspension the Bank may not repurchase any Capital Stock without prior approval of the Finance Agency. Likewise, a redemption would not be honored by the Bank if such redemption would cause the Member to be out of compliance with its minimum investment requirement.

In addition, approval from the Finance Agency for redemptions or repurchases would be required if the Finance Agency or the Bank’s Board of Directors were to determine that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the capital of the Bank. Charges against the capital of the Bank means an other-than-temporary decline in the Bank’s total equity that causes the value of total equity to fall below the Bank’s aggregate Capital Stock amount. Under such circumstances, there can be no assurance that the Finance Agency would grant such approval or, if it did, upon what terms it might do so.

Limitations on Transfer of Capital Stock. The Capital Stock of the Bank may only be owned by its Members, Former Members, and certain successor institutions. The Capital Plan requires Bank approval of any transfer of Capital Stock to another Member, and there can be no assurance that the Bank would grant such approval in any particular case. Pursuant to the Capital Plan, the Bank cannot permit a transfer of Capital Stock to another Member while the Bank remains subject to the Capital Stock restrictions included in the C&D Order.

As discussed above, there are a number of circumstances, including the restrictions included in the C&D Order, which would preclude the Bank from redeeming or repurchasing the Capital Stock of a Member. Since there is no public market for the Bank’s Capital Stock and transfers of Capital Stock between Members require the prior approval of the Bank and are currently prohibited under the C&D Order, there can be no assurance that a Member’s holdings of Capital Stock would not effectively be an illiquid investment in the Bank.

The Bank may increase the minimum amount of Capital Stock required to be held.

Under the Capital Plan, the Board of Directors may increase the minimum investment requirement of Members within certain ranges specified in the Capital Plan without amendments to the Capital Plan. The minimum investment requirement may also be increased pursuant to an amendment to the Capital Plan, which must be approved by the Finance Agency. The Bank will attempt to provide Members with at least 30 days’ notice prior to the effectiveness of any increase in their minimum investment requirement, provided that it may provide less than 30 days' notice as determined at the discretion of the Board of Directors. Under the Capital Plan, Members are required to purchase additional Capital Stock in the Bank as may be necessary to comply with such new requirements or, alternatively, may reduce the volume of their activity with the Bank on or prior to the effective date of any increase in the activity stock requirement. To facilitate the purchase of additional Capital Stock to satisfy an increase in a Member’s minimum investment requirement, the Bank may, pursuant to the terms of its Advances, Collateral Pledge, and Security Agreement with each Member and the Capital Plan, issue Capital Stock in the name of the Member and correspondingly debit the Member’s DID Account with the Bank. If the Member’s DID Account does not contain sufficient funds to cover such purchase, the Bank may, at its discretion, make an advance to the Member to cover such purchase or, if the Member does not otherwise purchase the required Capital Stock, the Bank may terminate the Member’s Membership.

The GLB Act requires Members to “comply promptly” with any increase in the required minimum investment requirement to ensure that the Bank continues to satisfy its Minimum Regulatory Capital Requirements. The GLB Act and the Capital Plan contemplate that Members would be required to purchase whatever amounts of Capital Stock are necessary to ensure that the Bank continues to satisfy its capital requirements, and the Bank expects that it would seek to enforce this aspect of the Capital Plan, which has been approved by the Finance Agency, if a Member refused to comply with a Capital Stock purchase requirement. Nevertheless, even if a Member could not be compelled to make additional Capital Stock purchases, the failure by a Member to comply with the Capital Stock purchase requirements of the Capital Plan could subject it to substantial penalties, including the possible involuntary termination of its Membership in the Bank. In the event of such involuntary termination of Membership, the Bank may accelerate the maturity of any advances made to the Member and the Member would be subject to any fees applicable to the prepayment of such indebtedness.

Payment of dividends on the Bank’s Capital Stock may be limited.

Under the Regulations, the FHLBs may pay dividends on their stock only out of previously retained earnings or current net earnings. Under the Capital Plan, any dividend declared by the Bank on Class B-1 Stock will be greater than or equal to the dividend declared on Class B-2 Stock, as further discussed under “Description of Capital Stock – Dividends.” The Bank paid cash dividends based on fourth quarter 2010 and first and second quarter 2011 earnings, each at an annualized rate of 0.10%. Although the decision by the Board of Directors in the first quarter of 2011 to restore a dividend included consideration of the importance of sustaining a dividend, any future dividend determination by the Board of Directors will depend principally on the Bank’s current and future operating results, and will be determined in accordance with the Bank’s retained earnings and dividend policy. Furthermore, the C&D Order provides that any dividend declarations by the Board of Directors are subject to the prior approval of the Deputy Director, and there can be no assurance that the Deputy Director would approve such recommendations, if made. For additional discussion of restrictions on the Bank’s retained earnings, which impact the amount of retained earnings available for future dividend payments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity, Funding, & Capital Resources -- Retained Earnings and Dividends” in the Bank’s Form 10-K and Form 10-Q filed on August 9, 2011.

In addition, an FHLB that is not in compliance with its Minimum Regulatory Capital Requirements may not pay dividends to Members, nor may an FHLB pay dividends if, after doing so, it would fail to meet any of its Minimum Regulatory Capital Requirements. Further, an FHLB may not declare or pay a dividend if the par value of the FHLB's stock is impaired or is projected to become impaired after paying such dividend. Moreover, an FHLB may not pay dividends to Members if any principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank is not expected, or fails, to satisfy liquidity requirements or meet its current obligations under applicable Finance Agency regulations and policies. Finally, the amount of retained earnings available to an FHLB to pay dividends may be limited by the provisions of the Joint Agreement. See “DESCRIPTION OF CAPITAL STOCK – Restricted Retained Earnings Account.”

Members’ regulators may increase risk-weighting or restrictions on ownership of the Bank’s Capital Stock.

It is possible that one or more of the federal bank regulatory agencies might seek to increase the risk-weighting that would be applicable to Capital Stock held by Members as to which such agency is the primary regulator for purposes of calculating those institutions’ risk-based capital requirements. To the extent that this were to occur with respect to a particular category of depository institutions, such Members would be required to maintain a higher level of risk-based capital per share of such Capital

Stock than they currently are required to hold per share of existing Bank capital stock.

Regulations or policies of the bank regulatory agencies also could limit the ability of Members to hold Excess Stock. Although the Bank is no longer issuing Capital Stock to Members that would be considered Excess Stock at issuance, Members may currently hold Capital Stock that is Excess Stock or may end up holding Excess Stock as their minimum investment requirement changes. At least one bank regulatory agency has previously issued guidance on the extent to which its regulated entities could purchase Excess Stock. In 1996, the Office of the Comptroller of the Currency issued an interpretive letter stating that a national bank could purchase Excess Stock in an FHLB only to the extent that such Excess Stock facilitates the national bank’s plans to expand funding of residential housing finance assets and such plans are documented in the bank’s business plans. It is possible that federal or state agencies that regulate the activities of Members could seek to further limit the ability of their constituents to purchase or hold Excess Stock of the Bank. Restrictions on the use of Excess Stock imposed by a Member’s regulatory institution may result in the imposition of higher minimum investment requirements for Members.

Capital Plan amendments, which are subject only to Finance Agency approval, may adversely affect Members’ rights and obligations as shareholders.

Under the Capital Plan, the Board of Directors of the Bank, the majority of which is comprised of “member directors” who serve as executive officers or directors of the Bank’s Members, is authorized to amend the Capital Plan. The Finance Agency must approve all amendments before they may become effective. However, such amendments to the Capital Plan are not subject to Member consent or approval. While amendments must be consistent with the Act and the Regulations, it is possible that they would result in changes to the Capital Plan that could adversely affect the rights and obligations of Members.

Members’ rights in the event of a liquidation, merger, or consolidation of the Bank may be uncertain.

Under the GLB Act, holders of Class B Stock own the retained earnings, surplus, undivided profits, and equity reserves of the Bank. The Bank’s Capital Plan provides that, with respect to a liquidation of the Bank, after payment to creditors, Class B Stock will be redeemed at par, or pro rata if liquidation proceeds are insufficient to redeem all of the Capital Stock in full. Any remaining assets will be distributed on a pro rata basis to those Members that were holders of Class B Stock immediately prior to such liquidation. With respect to a merger or consolidation affecting the Bank, Members will be subject to the terms and conditions of any plan of merger and/or terms established or approved by the Finance Agency. The Capital Plan also provides that its provision governing liquidation or merger is subject to the Finance Agency’s statutory authority to prescribe regulations or orders governing liquidation, reorganization, or merger of an FHLB. The Bank cannot predict how the Finance Agency might exercise its authority with respect to liquidations or reorganizations, or whether any actions taken by the Finance Agency in this regard would be inconsistent with the provisions of the Bank’s Capital Plan or the rights of holders of Class B Stock in the retained earnings of the Bank.

IX. STATUTORY AND REGULATORY CAPITAL REQUIREMENTS;
CAPITALIZATION OF THE BANK

In addition to the following, capital requirements information may also be found in “Part II − Item 7 − Management’s Discussion and Analysis of Financial Condition and Results of Operations − Liquidity, Funding & Capital Resources − Capital Resources,” starting on page 51 of the Bank's Form 10-K.

Pre-GLB Act

Prior to the enactment of the GLB Act in 1999, the Act provided for a “subscription” capital structure for the FHLBs. Under that structure, which remains in effect for each FHLB until the effective date of its capital plan, a single class of capital stock is issued to each Member pursuant to a statutory formula. In accordance with that formula, each Member is currently required to purchase capital stock equal to the greater of 1% of the unpaid principal balance of its residential mortgage-related assets at the most recent calendar year end, or 5% of its outstanding advances, with a minimum purchase of $500. Members may hold capital stock in excess of this statutory requirement (“voluntary capital stock”). However, the Bank no longer accepts new voluntary investments in capital stock.

The pre-GLB Act version of the Act did not prescribe specific capital requirements for the FHLBs. However, the Finance Agency, by regulation, requires an FHLB that has not implemented a capital plan to comply with a leverage limit based on a ratio of an FHLB’s assets to its regulatory capital. Under Section 1270.5 of the Finance Agency regulations, the Bank is currently subject to a leverage limit that provides that its total assets may not exceed 25 times its total regulatory capital, retained earnings, and reserves, provided that non-mortgage assets (after deducting the amounts of deposits and capital) do not exceed 11% of such total assets. For purposes of this regulation, non-mortgage assets means total assets less advances, acquired Member assets, standby letters of credit, derivative contracts with Members, certain mortgage-backed securities, and other investments specified by the Finance Agency. This requirement may also be viewed as a percentage regulatory capital ratio, where the Bank’s total regulatory capital stock, retained earnings, and reserves must be at least 4% of the Bank’s total assets. This 4% leverage limit, to the extent applicable, is superseded by the 4.5% minimum regulatory capital ratio required by the C&D Order, as further discussed below.

If the Bank is unable to qualify for the 4% leverage limit based on its asset composition, the Bank would still be able to remain in compliance with the leverage requirement so long as its total assets did not exceed 21 times total regulatory capital stock, retained earnings, and reserves (that is, total regulatory capital stock, retained earnings, and reserves must be at least 4.76% of the Bank’s total assets). The 4% leverage limit and the 4.76% total capital ratio are referred to herein as the “Section 1270.5 Leverage Limit.” The Bank currently does not factor in any reserves when calculating its regulatory leverage limits.

The Bank is currently permitted to include a designated amount of its subordinated notes, as discussed in “Note 15 – Subordinated Notes” on page F-40 of the Bank’s Form 10-K, when calculating compliance with the applicable Section 1270.5 Leverage Limit.

Article I of the C&D Order currently requires the Bank to maintain a ratio of regulatory capital stock, plus retained earnings, plus a designated amount of subordinated notes to total assets of at least 4.5%, and an aggregate amount of regulatory capital stock plus a designated amount of subordinated notes of $3.6 billion. The regulatory leverage limit is currently superseded by the C&D Order’s $3.6 billion minimum regulatory capital stock and subordinated notes requirement and 4.5% minimum regulatory capital ratio requirement (to the extent that the 4% leverage limit is applicable). The Finance Agency’s approval of the Bank’s Capital Plan and conversion to the new capital structure states that Article I of the C&D Order will be terminated as of the Effective Date. In addition, the Section 1270.5 Leverage Limit will terminate pursuant to the Regulations on the Effective Date.

Post-GLB Act

General

The GLB Act amended the Act and created statutory capital requirements for the FHLBs. Under the GLB Act, the FHLBs must satisfy two leverage-related capital requirements and a risk-based capital requirement. The Finance Agency has issued regulations to apply uniform capital standards to the FHLBs and to effectuate the new capital requirements. These capital requirements, including any imposed on the Bank pursuant to Applicable Law, are referred to as the “Minimum Regulatory Capital Requirements” of the Bank.

The following definitions are applicable to the Bank’s Minimum Regulatory Capital Requirements:

•
“Permanent Capital” means the sum of (1) the retained earnings of the Bank, determined in accordance with accounting principles generally accepted in the United States (“GAAP”), plus (2) the amount paid-in for the Bank's Class B Stock (including Class B Stock classified as MRCS).

•	“Total Capital” means the sum of (1) the Bank’s Permanent Capital plus (2) any general allowance for losses.

•	“Total Assets” means the total assets of the Bank determined in accordance with GAAP.

Total Capital Ratio

Under the Regulations, the Bank must maintain Total Capital of at least 4.0% of the Bank’s Total Assets. This ratio may be increased by the Finance Agency with respect to an individual FHLB.

Leverage Ratio

The Bank must also maintain a leverage ratio of Total Capital to Total Assets of at least 5%. For purposes of determining this leverage ratio, Total Capital is modified by multiplying the FHLB’s Permanent Capital by 1.5 and adding to this product all other components of Total Capital. This ratio may be increased by the Finance Agency with respect to an individual FHLB.

Risk-Based Capital Requirement

Under the risk-based capital requirement, an FHLB must maintain Permanent Capital equal to the sum of its (i) credit risk capital requirement, (ii) market risk capital requirement, and (iii) operations risk capital requirement. Those requirements are outlined below.

•
Credit Risk Capital Requirement. The credit risk capital requirement is the sum of the capital charges for the Bank’s assets, off-balance sheet items, and derivatives contracts under Part 932 of the Regulations. These capital charges are calculated using the methodologies and percentages assigned in the Regulations to each class of assets. The Bank may request approval from the Finance Agency at some future date to use a model-based approach for determining credit risk but has not done so at this time.

•
Market Risk Capital Requirement. The market risk capital requirement is the sum of (a) the market value of the Bank’s portfolio at risk from movements in interest rates, foreign exchange rates, commodity prices, and equity prices that could occur during periods of market stress; and

(b) the amount, if any, by which the market value of Total Capital is less than 85% of the book value of Total Capital, as calculated under Part 932 of the Regulations.

•
Operations Risk Capital Requirement. The operations risk capital requirement is 30% of the sum of the Bank’s (a) credit risk capital requirement and (b) market risk capital requirement. The Bank may request approval from the Finance Agency at some future date for the implementation of an alternative methodology for calculating operations risk, but has not done so at this time.

The following tables set forth, as of June 30, 2011, the Bank’s unaudited actual capitalization and capitalization as adjusted to give pro forma effect to the issuance of Class B Stock, as if the Effective Date had been June 30, 2011 and such issuance had occurred on June 30, 2011. The tables are based on various assumptions set forth following the tables. The unaudited pro forma information is not necessarily indicative of the applicable position that would have been achieved if the conversion had been effected as of June 30, 2011, and the tables should be read in conjunction with the financial statements of the Bank and the related notes in the Bank’s Periodic Reports incorporated herein by reference. All of the components of Total Capital and Total Assets are determined in accordance with GAAP, except that, in accordance with the Regulations, Capital Stock subject to a redemption notice or held by a Former Member (that is, MRCS) is included in the calculations of Total Capital for purposes of determining the Bank’s compliance with its Minimum Regulatory Capital Requirements, but is not included under GAAP. Regulatory capital stock is comprised of outstanding capital stock plus MRCS. In addition, other comprehensive income is not included in either the actual or pro forma amounts shown in the following tables, and subordinated debt is not included in the pro forma amounts.

Minimum Regulatory Capital Requirements

Minimum Total Capital Ratio

The Regulations require that the Bank maintain a ratio of Total Capital to Total Assets of at least 4%.

Table 1 ($ in millions)
Minimum Total Capital Ratio

(Unaudited)

	June 30, 2011
	Actual	Pro Forma
Regulatory Capital Stock	$2,885
Subclass B1 Stock		$71
Subclass B2 Stock		2,814
Total Regulatory Capital Stock	2,885	2,885
Subordinated Notes	800	—
Retained Earnings	1,165	1,165
Total Regulatory Capital	$4,850	$4,050

Total Assets	$77,078	$77,078

Total Capital Ratio	6.29%	5.25%
Minimum Total Capital Ratio	4.76%	4.00%

Minimum Leverage Ratio

The Regulations require that the Bank maintain a minimum leverage ratio of (1) 1.5 times Permanent Capital plus (2) any general allowance for losses of at least 5%.

Table 2 ($ in millions)
Minimum Leverage Ratio

(Unaudited)

	June 30, 2011
	Actual	Pro Forma
Permanent Capital (Capital Stock, including MRCS, and Retained Earnings)	$4,050	$4,050
Subordinated Notes	800	—
Total Regulatory Capital	$4,850	$4,050

Leverage Capital (Permanent Capital weighted by 1.5 plus any general allowance for losses)		$6,075

Total Assets	$77,078	$77,078

Leverage Ratio		7.88%
Minimum Leverage Ratio		5.00%

Risk-Based Capital

The Regulations require that the Bank maintain Permanent Capital in an amount equal to or greater than the Bank’s risk-based capital requirement.

Table 3 ($ in millions)
Risk-Based Capital

(Unaudited)

June 30, 2011
Pro Forma
Credit Risk Capital Requirement	$1,149
Market Risk Capital Requirement	129
Operations Risk Capital Requirement	384
Total Risk-Based Capital Requirement	$1,662

Permanent Capital	$4,050

Minimum Regulatory Capital Requirements

The three tables set forth above indicate that, on a pro forma basis as of June 30, 2011, the Bank would have exceeded its Minimum Regulatory Capital Requirements. It is anticipated that upon implementation of the Capital Plan on the Effective Date of January 1, 2012, the Bank will also exceed such Minimum Regulatory Capital Requirements.

Material Assumptions

The pro forma Total Capital ratio, leverage ratio, and risk-based capital set forth above are calculated based upon the aggregate Capital Stock holdings of all Members and Former Members assuming that, to the extent a Member would need additional Capital Stock on the Effective Date to satisfy its minimum investment requirement, the Member has been deemed to have purchased such additional Capital Stock.

•	The aggregate Capital Stock holdings were calculated using the sum of the following, without duplication:

1.	membership stock requirement using 1% of each Member’s Mortgage Assets as of June 30, 2011;

2.	activity stock requirement using 5% of each Member’s outstanding principal balance of advances as of June 30, 2011;

3.	all capital stock owned by institutions that will be Members and Former Members on the Effective Date that is classified as MRCS and that is not otherwise included in items 1 or 2 above; and

4.	other Excess Stock of Members and Former Members.

The total Capital Stock holdings of the Bank, as calculated above, is the same amount that the Bank reported in its financial statements as of June 30, 2011.

•
Based on the terms of the C&D Order, the fact that the Bank is not permitted to redeem or repurchase Capital Stock without the Deputy Director’s approval means that we have assumed that all current Members and Former Members will participate in the exchange and will have their current Pre-Conversion Stock exchanged for Class B Stock on the Effective Date irrespective of whether they deliver a timely Opt-out Notice.

•
The risk-based capital requirement is based on the Bank’s interpretation of the Finance Agency’s risk-based capital regulation; however, neither the Finance Agency nor the Bank’s outside auditors has reviewed the calculation.

•	The Total Capital ratio and leverage ratio calculations were made based on June 30, 2011 balances, consistent with existing Finance Agency regulatory guidance.

•
The Bank’s market risk capital is calculated using modeling techniques and methods approved by the Finance Agency to assess interest rate risk and market value volatility.  The Bank’s modeling techniques are chosen based on its complex portfolio of option-embedded financial instruments.  These methods allow the Bank to model the impact that certain market conditions may have on its current market value of equity.  The Bank uses Value at Risk or VaR to assess these risks and calculate its market risk capital:

◦
 The VaR methodology is the primary methodology used to determine the market risk component of the Bank’s risk based capital requirement.  VaR is a statistical method used for assessing market risk and the dollar value of potential losses.  This technique identifies the maximum loss that can occur over a specified horizon and specified confidence level.  The Bank uses the highest possible confidence level of 99%.

◦
Using the VaR methodology, the Bank determines the maximum dollar value of loss that it may incur given its current exposure to market risk.  The confidence level determines the low probability, one in one hundred under the 99% confidence level used by the Bank, that the actual loss will be larger than the determined dollar value of loss under normal market conditions.  This dollar value obtained through VAR encompasses both parallel and non-parallel interest rate and associated volatility environments for assessing market risk. This methodology provides the Bank with a summary of its current exposure to market risk and a unit in which to measure this risk that is comparable to the Bank’s measure of value, dollars.

X. DESCRIPTION OF THE BANK’S CAPITAL PLAN

The following description is a summary of the significant provisions of the Bank’s Capital Plan, but is subject to the more detailed provisions of the complete Capital Plan document, which is attached hereto as Exhibit A.

Background

The GLB Act and the Regulations require the FHLBs to adopt capital plans that, when implemented, provide them with sufficient capital to meet their minimum regulatory capital requirements. Each capital plan must include, among other things, provisions relating to the minimum investment required of each Member, the classes of stock to be offered by an FHLB (Class A, Class B, or both), the rights, terms, and preferences associated with each class of stock, the criteria for the redemption, repurchase, and transfer of FHLB stock, and the disposition of FHLB stock held by institutions that withdraw from Membership. The new regulatory capital requirements do not become effective with respect to an FHLB until the effective date of its capital plan.

Exchange of Capital Stock on the Effective Date

The Effective Date of the Capital Plan is January 1, 2012. On that date, the Bank expects that each outstanding share of Pre-Conversion Stock held by Members and Former Members will be exchanged for Class B Stock as described below, notwithstanding the provisions of Section 9.01(b)(1) of the Capital Plan. Each share of 2008 Activity Shares will be exchanged for one share of Class B-1 Stock and the remaining shares of Pre-Conversion Stock will be exchanged for shares of Class B-2 Stock. Immediately thereafter the Bank will calculate each Member’s membership stock requirement and activity stock requirement and will determine if each Member is in compliance with its minimum investment requirement. The membership stock requirement calculation will be based on Member asset information as of December 31, 2010 and the activity stock requirement calculation will be based on current advances outstanding on the Effective Date. After completion of those calculations, some of the Capital Stock that Members own may be Excess Stock under the Capital Plan and such Excess Stock will be subject to all the terms and conditions of the Capital Plan with respect to Excess Stock.

Because the minimum investment requirement under the Capital Plan will, on the Effective Date, be calculated in the same manner as Members’ current minimum investment requirements, it is expected that most Members will not be required to purchase additional shares of either Class B-1 or Class B-2 Stock as a result of the conversion to the new Capital Plan. However, because the minimum membership stock requirement is increasing from $500 to $10,000, Members owning less than $10,000 of Pre-Conversion Stock will be required to purchase up to an additional $9,500 of Class B-2 Stock on the Effective Date.

The Bank retains the right to suspend the implementation of the Capital Plan if, in the Bank’s good faith judgment, the impact of Member withdrawals would adversely affect the Bank’s ability to successfully implement the Capital Plan, as provided in Section 9.01(a) of the Capital Plan.

Rights and Limitations Regarding Opting Out of Membership Prior to the Effective Date

The Capital Plan provides that each Member will have the right to elect to withdraw from Membership in the Bank prior to the implementation of the Capital Plan by providing written notice to the Bank and the Finance Agency of its intent to withdraw. Such notice should be delivered, on or before 5:00 p.m., Eastern time (4:00 p.m., Central time) on December 2, 2011, to the Bank at 200 East Randolph Drive, Chicago, Illinois 60601, Attention: General Counsel, as well as to the Finance

Agency at Office of the General Counsel, 1700 G Street, N.W., 4th Floor, Washington, D.C. 20552, Attention: Thomas E. Joseph. Members that have previously notified the Bank that they wish to withdraw from Membership do not need to submit a new notice of withdrawal after receipt of the Information Statement. A Member may cancel its notice of withdrawal at any time prior to the Effective Date by providing a written cancellation notice to the Finance Agency and the Bank. The form of Opt-out Notice to be used by Members is attached to this Information Statement as Exhibit B.

The Capital Plan provides, in accordance with the Act and the Regulations, that any Member may opt out of the conversion and have its existing capital stock redeemed. However, the C&D Order provides that the Deputy Director must approve all redemptions and repurchases of the Bank's capital stock. The Deputy Director may approve a written request by the Bank for proposed redemptions or repurchases if the Deputy Director determines that allowing the redemption or repurchase would be consistent with maintaining the capital adequacy of the Bank and its continued safe and sound operation.

After the Effective Date, the Bank will continue to be subject to that portion of the C&D Order that restricts redemptions and repurchases of Capital Stock without the Deputy Director's approval, and the Bank cannot predict when it will be permitted to resume Capital Stock redemptions and repurchases other than permitted repurchases of Class B-1 Stock in excess of a Member's Capital Stock Floor. The Bank intends to file a request with the Finance Agency after the Opt-out Date requesting approval to redeem the existing capital stock not required to support advances of all Former Members, including those opting out of Membership on or before the Opt-out Date. The Bank cannot predict if the Finance Agency will approve its request, but because the Finance Agency has not approved any redemptions or repurchases of existing capital stock since April 24, 2008, it is likely that such request will not be approved. If approval by the Finance Agency for the redemption of existing capital stock not required to support advances is not received prior to the Effective Date, then all shares of existing capital stock of the Bank held by Members and Former Members will be exchanged for Class B Stock on the Effective Date. If a Member chooses to withdraw from Membership, the Member cannot be readmitted to Membership in any FHLB for a period of five years from the date on which its Membership terminated and the Member divested all shares of Capital Stock.

The Capital Plan provides that, if a Member notifies the Finance Agency and the Bank after the Opt-out Date but before the Effective Date, of its intention to withdraw from Membership, the Pre-Conversion Stock of the Member will be subject to the Capital Stock exchange provisions of the Capital Plan on the Effective Date. Such a withdrawing Member will be entitled to all benefits of Membership and also will be subject to all other provisions of the Capital Plan including, without limitation, the minimum investment requirement and the notice and redemption waiting period requirements, as well as all other limits on redemption contained in the Capital Plan. See “DESCRIPTION OF CAPITAL STOCK—Redemption and Repurchase Rights and Limitations” and “DESCRIPTION OF THE BANK’S CAPITAL PLAN—Withdrawal From or Termination of Membership after Conversion to the New Capital Structure.” The effective date of withdrawal for a Member providing a notice of withdrawal after the Opt-out Date but before the Effective Date will be determined in accordance with the Capital Plan, but the applicable Capital Stock redemption period will commence on the date the Member first submitted its written notice of withdrawal to the Finance Agency and the Bank. See “DESCRIPTION OF THE BANK’S CAPITAL PLAN -- Withdrawal from or Termination of Membership after Conversion to the New Capital Structure—Voluntary Withdrawal From Membership in the Bank.”

A Member that wishes to retain the benefits of Membership after the Effective Date while the five-year redemption period for its Capital Stock is running should not notify the Finance Agency and the Bank of its intention to withdraw from Membership until after the Opt-out Date (after which date only the Bank must be notified). Such Member's Pre-Conversion Stock will then be exchanged for Class B Stock on the Effective Date and the Member will continue to be subject to the membership stock requirement and the activity stock requirement, but, until the termination of the Member's Membership, which shall occur five years after the Member's written notification of intention to withdraw from Membership is received by the Bank, the Member will also have access to all of the Bank's services and products that are available to Members. However, the Bank will not be obligated to commit to provide products or services, including advances, which would mature after the effective date of the withdrawal. Members giving a notice of their intent to withdraw from Membership after the Opt-out Date will continue to be Members, and will be entitled to participate in each pro rata purchase of Excess Stock of Members as they occur, but will not be included in the special rules regarding the priority for repurchases of Excess Capital Stock of Former Members described below.

Any repurchases by the Bank pursuant to an approved repurchase plan will be based on, among other things, the Bank's evaluation of whether any conditions and criteria contained in the repurchase plan as approved have been met. The Bank cannot predict whether the Finance Agency will approve the Bank's repurchase plan, the quantities and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval. For a detailed description of the criteria the Bank will consider in connection with potential repurchases pursuant to the proposed plan, as well as details regarding the proposed repurchase priorities, see “DESCRIPTION OF CAPITAL STOCK – Redemption and Repurchase Rights and Limitations –Repurchase – Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.”

The Bank retains the rights to suspend the implementation of the Capital Plan if the Bank determines, in good faith, that its implementation of the Capital Plan will be adversely affected as a result of Members withdrawing from Membership prior to the conversion. In the event of a suspension of the conversion, the withdrawal notice of any Member that elected to withdraw from Membership prior to the conversion will be deemed null and void, unless a Member affirmatively confirms its intent to withdraw. Such Member will be subject to the existing regulatory conditions and requirements for withdrawal and redemption of stock under Applicable Law.

The following chart explains the various options that Members and Former Members of the Bank have and the consequences of either electing or not electing to opt out of Membership in the Bank, assuming that all Members and Former Members will have their Pre-Conversion Stock exchanged for Class B Stock on the Effective Date.

EXAMPLES OF MEMBERSHIP SCENARIOS
Member	Opt-out Status/Date	Membership Status and Benefits	Repurchase of Class B-1 Stock Above Capital Stock Floor*	Repurchase Plan and Priority
Member 1	No opt-out election made— Membership continues.	All benefits of Membership available to Member 1.	Yes.
When the Bank is able to begin repurchases of Excess Stock of Members, Member 1’s Excess Stock will be repurchased pro rata with all other Members and Members whose Membership is scheduled to terminate after the Effective Date.

Repurchases of Member 1’s, Member 4’s and Member 5’s Excess Stock will occur pro rata with each other and will occur simultaneously with repurchases of Excess Stock of Former Members like Member 2 and Member 3, although the MRCS Repurchase Priority applies to Former Members such as Member 2 and Member 3.

Member 2	Elects to opt out of Membership by means of a timely Opt-out Notice filed with Bank and Finance Agency.
Membership terminates as of the Effective Date and benefits of Membership no longer available to Member 2 as of the Effective Date.

Member 2 is not subject to a membership stock requirement. The activity stock requirement applies, but Member 2 is not subject to any increases.
Yes.
When the Bank is able to begin repurchases of Excess Stock of Former Members, Member 2’s Excess Stock, like Member 3's, will be repurchased according to the member-by-member MRCS Repurchase Priority under the Capital Plan. The priority is based upon the earliest date of Membership termination with Members that have no advances outstanding having priority over Members with advances outstanding.

EXAMPLES OF MEMBERSHIP SCENARIOS
Member	Opt-out Status/Date	Membership Status and Benefits	Repurchase of Class B-1 Stock Above Capital Stock Floor*	Repurchase Plan and Priority
Member 3
(a) Membership terminated before Out-out Date for any reason or (b) Membership terminates after Opt-out Date but before Effective Date as a result of an out-of-district merger, involuntary termination, etc.

(a) Membership was either already terminated as of the Opt-out Date or (b) Membership terminates as of date of charter cancellation. Benefits of Membership no longer available to Member 3 as of that date.

Member 3 is not subject to a membership stock requirement. The activity stock requirement applies, but Member 3 is not subject to any increases.
Yes.
When the Bank is able to begin repurchases of Excess Stock of Former Members, Member 3’s Excess Stock, like Member 2's, will be repurchased according to the member-by-member MRCS Repurchase Priority under the Capital Plan. The priority is based upon the earliest date of Membership termination with Members that have no advances outstanding having priority over Members with advances outstanding.

Repurchases of Member 1’s, Member 4’s, and Member 5’s Excess Stock will occur pro rata with each other and will occur simultaneously with repurchases of Excess Stock of Former Members like Member 2 and Member 3, although the MRCS Repurchase Priority applies to Former Members such as Member 2 and Member 3.

EXAMPLES OF MEMBERSHIP SCENARIOS
Member	Opt-out Status/Date	Membership Status and Benefits	Repurchase of Class B-1 Stock Above Capital Stock Floor*	Repurchase Plan and Priority
Member 4
Election to withdraw from Membership made after the Opt-out Date.

Member 4 can elect to cancel its withdrawal notice at any time prior to the end of the 5-year redemption period (subject to cancellation fee).

All benefits of Membership are available to Member 4 until its Membership is terminated five years after the date of its notice of withdrawal.

Bank may choose to limit tenor of credit extensions to not longer than 5-year redemption period.

Member is subject to both the membership stock requirement and activity stock requirement and any increases thereof.
Yes.
When Bank is able to begin repurchases of Excess Stock of Members, Member 4's Excess Stock will be repurchased pro rata with all other Members and Members whose Membership is scheduled to terminate after the Effective Date.

Repurchases of Member 1's, Member 4's, and Member 5's Excess Stock will occur pro rata with each other and will occur simultaneously with repurchases of Excess Stock of Former Members like Member 2 and Member 3, although the MRCS Repurchase Priority applies to Former Members such as Member 2 and Member 3.

EXAMPLES OF MEMBERSHIP SCENARIOS
Member	Opt-out Status/Date	Membership Status and Benefits	Repurchase of Class B-1 Stock Above Capital Stock Floor*	Repurchase Plan and Priority
Member 5	Membership terminates after the Effective Date as the result of an out-of-7th District merger, merger with 7th District non-Member, change of principal place of business, or involuntary termination.
No benefits of Membership after date of Member 5’s charter cancellation or the date Membership is terminated by the Board of Directors, as applicable.

A Member in this category is not subject to increases in the membership stock requirement or activity stock requirement. In the case of Membership terminations resulting from mergers with non-Members, the membership stock requirement will become zero on the next annual recalculation date following termination of the disappearing Member’s charter.

A Member that has a receiver or conservator appointed and its Membership terminated will have a membership stock requirement of zero, but will continue to be subject to an activity stock requirement.
Yes.
Member 5’s Excess Capital Stock is eligible for repurchase on a pro rata basis like the Excess Stock of Member 1 and Member 4 and Members whose Membership is scheduled to terminate after the Effective Date.

Repurchases of Member 1's, Member 4's, and Member 5's Excess Stock will occur pro rata with each other and will occur simultaneously with repurchases of Excess Stock of Former Members like Member 2 and Member 3, although the MRCS Repurchase Priority applies to Former Members such as Member 2 and Member 3.

* If Member or Former Member has Class B-1 Stock that exceeds its Capital Stock Floor, such Class B-1 Stock that is Excess Stock may be repurchased subject to the conditions of the C&D Order and other Applicable Law. These repurchases are expected to occur in addition to the anticipated MRCS Excess Stock repurchases that would occur under the repurchase plan that we expect to submit to the Finance Agency for approval.

A Member that had notified the Finance Agency and the Bank on or before the Opt-out Date that it wished to withdraw its Membership, but then cancels its withdrawal notice prior to the Effective Date, will not be subject to any fee or penalty for doing so. A Member that had notified the Finance Agency and the Bank after the Opt-out Date that it wished to withdraw its Membership, but then cancels its withdrawal notice prior to the expiration of the redemption period for its Capital Stock will be subject to the rules governing the cancellation of withdrawal notices in effect on the date of such cancellation.

Required Minimum Investment in Capital Stock by Members

Periodic Review

The Board of Directors will review the Capital Plan as required, but at least annually, to determine if any component of the minimum investment requirement should be changed.

Minimum Investment Requirement

A Member’s required “minimum investment requirement” at any time will be equal to the greater of the Member’s membership stock requirement or the Member’s activity stock requirement. Each Member must maintain its minimum investment requirement at all times as a condition of Membership. Institutions approved for Membership in the Bank must purchase sufficient Capital Stock to comply with such institution’s minimum investment requirement. A Member’s minimum investment requirement may be satisfied by ownership of Class B-2 Stock, or both Class B-1 and Class B-2 Stock in certain circumstances. See “—Calculation of Membership Stock Requirement and Activity Stock Requirement” below.

•
Membership Stock Requirement. The “membership stock requirement” of a Member is defined as a minimum investment in the Capital Stock of the Bank in an amount equal to the greater of: (1) 1% of such Member’s Mortgage Assets or (2) $10,000, and must be fulfilled with Class B-2 Stock. However, in no event will any Member in any year be required to hold Capital Stock in satisfaction of the membership stock requirement in an amount exceeding 9.9% of the Bank’s total Capital Stock outstanding as of the December 31 immediately -preceding such year. From time to time the Bank may adjust the percentage specified in clause (1) of the first sentence hereof, but such percentage will not be set at less than 0.5% nor at more than 2%. Also, from time to time the Bank may adjust the amount specified in clause (2) above as it may determine, but such amount will not be set at less than $500 or at more than $20,000. Any change in the membership stock requirement will be effective as provided in Section 4.02(e) of the Capital Plan.

•
Activity Stock Requirement. The “activity stock requirement” of a Member is defined as a minimum investment in the Capital Stock of the Bank in an amount equal to 5% multiplied by the principal balance of a Member’s advances outstanding from time to time, and can be fulfilled with Class B-1 Stock, Class B-2 Stock, or a combination of both. The Bank has the right to suspend or stop issuing Class B-1 Stock under the Capital Plan upon written notice to Members, but the Bank has no current plans to do so. From time to time, the Bank may adjust this percentage, but such percentage will not be set at less than 4% or at more than 6%. Any change in the membership stock requirement will be effective as provided in Section 4.02(e) of the Capital Plan.

The Bank will monitor and, as necessary, adjust the membership stock requirement and activity stock requirement within the ranges permitted by the Capital Plan to assure continued compliance by the Bank with its Minimum Regulatory Capital Requirements. Such modifications within the ranges specified in the Capital Plan do not require prior approval by the Finance Agency. From time to time, the Bank may authorize an amendment to the Capital Plan to modify the permitted ranges of adjustment for either stock requirement or to revise the products of the Bank to which the activity stock requirement applies. Any such Capital Plan amendments are subject to approval by the Finance Agency.

Changes to Capital Plan Requirements

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The Bank will attempt to provide Members with at least 30 days’ prior written notice from the Bank prior to the implementation of any adjustment to either the membership stock requirement or the activity stock requirement; however, the Bank has the discretion to provide less than 30 days’ prior notice. It is possible that in some cases an adjustment to the minimum investment requirement could become effective immediately. The notice to Members, in addition to specifying the new requirement, will specify whether such change is to be applied retroactively and/or prospectively, and under what conditions.

•
Each Member will be required to comply with any increases in Members’ membership stock requirements and activity stock requirements, not later than the end of the notice period specified for the change. This could result in a Member being required to purchase additional stock to comply with such new requirements or require that the Member reduce its volume of activity in order to come into compliance with the new requirements. In order to implement any required sales to a Member of additional Capital Stock, the Bank is authorized to issue Capital Stock in the name of the Member. If the Bank does not receive written instructions from a Member regarding the type of stock that the Member wishes to purchase to fulfill an increased activity stock requirement, any required purchase necessary to meet the Member’s activity stock requirement will be fulfilled by the purchase on behalf of the Member of a sufficient number of shares of Class B-2 Stock. All required purchases of Capital Stock to fulfill an increased membership stock requirement will be Class B-2 Stock. The purchase price of such shares will be debited from the Member’s DID Account with the Bank. If the DID Account does not contain sufficient funds to cover the purchase, the Bank may, at its discretion, make an advance to the Member to cover such purchase. See “Risk Factors—Risks Related to the Bank’s New Capital Structure—The Bank may increase the minimum amount of Capital Stock required to be held.”

Refusal by a Member to comply with any increases in the minimum investment requirement within the required time frame, or to otherwise meet its minimum investment requirement, is grounds for the Board of Directors to subject the Member to involuntary termination. See “—Involuntary Termination of Membership in the Bank” below.

Calculation of Membership Stock Requirement and Activity Stock Requirement

The Bank will calculate the membership stock requirement for each Member on an annual basis as of the prior December 31. Each Member’s activity stock requirement will apply on a continuing basis.

•
If a Member’s minimum investment requirement will increase as a result of the Bank’s recalculation of that Member’s membership stock requirement as of the preceding December 31, then the Member will be required to make such purchases of Class B-2 Stock as are required no later than 30 days following the Member’s receipt of notice from the Bank of the additional purchase requirement. If, on the date that a Member is required to purchase additional Class B-2 Stock to fulfill an increased membership stock requirement, the Member owns shares of Class B-1 Stock, the Bank will exchange shares of such Class B-1 Stock for Class B-2 Stock to the extent necessary to fulfill the Member’s stock purchase requirement.

•
If a Member’s minimum investment requirement will increase as a result of the Member’s request for a new advance or other credit product that is subject to the activity stock requirement, then the Member will be required to purchase a sufficient number of shares of either Class B-1 Stock or Class B-2 Stock, or an combination thereof, no later than the date such advance or other credit product is to be provided by the Bank.

Withdrawal from or Termination of Membership after Conversion to the New Capital Structure

Members should note that a redemption of Capital Stock in connection with a voluntary withdrawal from, or termination of, Membership is subject, in all cases, to the limitations on redemption set forth in the Capital Plan and the Regulations. See “DESCRIPTION OF CAPITAL STOCK—Redemption

and Repurchase Rights and Limitations—Limitations on Redemption.”

Voluntary Withdrawal from Membership in the Bank

•
Notice of Withdrawal. On or after the Effective Date, a Member may elect to withdraw from Membership in the Bank by providing the Bank with written notice of its intention to withdraw from Membership. A Member may cancel a notice of withdrawal prior to the effective date of withdrawal by providing the Bank with written notice of such cancellation. Any such cancellation will result in the imposition of a Cancellation Fee as provided in the Capital Plan with respect to the Member’s Capital Stock, unless such fee has been otherwise cancelled or suspended by the Board of Directors with respect to all Members. See “DESCRIPTION OF CAPITAL STOCK—Redemption and Repurchase Rights and Limits—Redemption.”

•
Effective Date of Withdrawal. The Membership of an institution that has submitted a notice of withdrawal and has not otherwise cancelled such notice will terminate on the date that is five years after the date that the Member’s written notification of its intent to withdraw from Membership was received by the Bank.

•
Continuing Membership Benefits. A Member electing to withdraw voluntarily will be entitled to continuing access to Membership benefits until the withdrawal is effective. However, the Bank will not be obligated to commit to provide products or services, including advances, which would mature after the effective date of the withdrawal. Such a Member will continue to receive any dividends declared on the Capital Stock it holds until all of the Member’s Class B Stock is redeemed or repurchased.

•
Redemption Periods. The redemption period for the Capital Stock of a withdrawing Member, to the extent not already subject to a redemption request, will commence on the date of receipt by the Bank of the notice of withdrawal. If a withdrawing Member already has one or more redemption requests outstanding, the redemption period(s) for the Capital Stock subject to those requests will expire when they otherwise would have. If, after having given the Bank a notice of withdrawal, a Member is required to purchase additional Capital Stock to fulfill an increased membership stock requirement or activity stock requirement, or if such Member receives additional Capital Stock as the result of a stock dividend or otherwise, the redemption period for such newly-acquired Capital Stock will commence automatically on the date of acquisition.

•
Disposition of Claims. The Bank will determine an orderly manner for the disposition of advances and other transactions with a withdrawing Member. If a Member has advances or other transactions subject to an activity stock requirement outstanding on the effective date of the termination of the Member’s Membership, the Bank will only redeem as much of the Member’s Capital Stock as exceeds the amount of the Member’s continuing activity stock requirement for such advances and other transactions. Such Capital Stock shall become Excess Stock as the activity stock requirement is reduced and may be repurchased by the Bank in accordance with the Capital Plan. After the effective date of a Member’s withdrawal from Membership, the Member will not be subject to a membership stock requirement and will not be subject to any subsequent increases in the activity stock requirement.

•
Continuing Lien on Bank Stock. If a withdrawing Member has any outstanding obligations to the Bank that are not subject to a continuing activity stock requirement pursuant to the Capital Plan, or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the redemption period, the Bank will redeem the remaining Capital Stock of that Member, but will retain its statutory lien on the proceeds thereof, and the Bank will be entitled to all of the benefits of its status as a secured creditor with respect to those proceeds, including the right to apply the proceeds to the payment of outstanding obligations. However, the Bank will retain the proceeds of the redemption of Capital Stock only if the Bank has reasonably determined that there is an existing or anticipated likelihood that payment of such withdrawing Member’s obligations to the Bank will not be otherwise adequately provided for.

Involuntary Termination of Membership in the Bank

•
General. The Bank may terminate the Membership of any institution that: (1) fails to comply with any requirement of the Act, the Regulations implementing the Act, or any requirement of the Capital Plan; (2) becomes insolvent or otherwise subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law; or (3) would jeopardize the safety or soundness of the Bank if it were to remain a Member.

•
Termination of Membership Rights. An institution whose Membership is terminated involuntarily pursuant to the Capital Plan will cease being a Member as of the date on which the Board of Directors of the Bank acts to terminate the Membership, and the institution will have no right to any of the benefits of Membership after that date, but will be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the Bank.

•
Redemption Periods. The redemption period for the Capital Stock of a terminated Member, to the extent not already subject to a redemption request, will commence on the date on which the Bank terminates the Membership. If a terminated Member already has one or more redemption requests outstanding, the redemption period(s) for the Capital Stock subject to those requests will expire when they otherwise would have. If after having its Membership terminated, a Member receives additional Capital Stock as the result of a stock dividend or otherwise, the redemption period for such newly-acquired Capital Stock will commence automatically on the date of acquisition.

•
Disposition of Claims. The Bank will determine an orderly manner for the disposition of advances and other transactions with a terminated Member. If a Member has advances or other transactions subject to an activity stock requirement remaining outstanding after the five-year redemption period on the Member’s Capital Stock has expired, the Bank will only redeem as much of the Former Member’s Capital Stock as exceeds the amount of the Former Member’s continuing activity stock requirement for such advances and other transactions. Such Capital Stock shall become Excess Stock as the activity stock requirement is reduced and may be repurchased by the Bank in accordance with the Capital Plan. Effective upon the expiration of the five-year redemption period that commences on the date the Former Member’s Membership is terminated, the Former Member’s membership stock requirement shall be deemed to be zero. After the effective date of the termination of Membership, the Former Member will not be subject to any increases in the membership stock requirement or the activity stock requirement. Notwithstanding the foregoing, if a receiver or conservator has been appointed for a terminated Member and the receiver or conservator retains the Former Member’s Capital Stock, then that institution’s membership stock requirement shall be zero.

•
Continuing Lien on Bank Stock. If a terminated Member has any outstanding obligations to the Bank that are not subject to a continuing activity stock requirement pursuant to the Capital Plan, or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the redemption period the Bank will redeem the remaining Capital Stock of that Member, but will retain its statutory lien on the proceeds thereof, and the Bank will be entitled to all of the benefits of its status as a secured creditor with respect to those proceeds, including the right to apply the proceeds to the payment of outstanding obligations. However, the Bank will retain the proceeds of the redemption of Capital Stock only if the Bank has reasonably determined that there is an existing or anticipated likelihood that payment of such terminated Member’s obligations to the Bank will not be otherwise adequately provided for.

Merger or Consolidation of Members

•
Termination of Charter and Stock Redemption Rights. If a Member’s Membership is terminated as a result of the Member’s merger or consolidation with or into another Member, the Membership shall terminate upon the cancellation of the disappearing Member’s charter. On that date, the Capital Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving Member. The redemption period for Capital Stock previously held by the disappearing Member shall not be deemed to commence on the date on which the disappearing Member’s charter is cancelled, but shall commence only upon (i) the Bank’s receipt of a redemption notice from the surviving Member; (ii) the Bank’s receipt of the surviving Member’s written notice of its intent to withdraw from Membership; (iii) the surviving Member’s termination of Membership as a result of merger or consolidation into a Member of another FHLB or into a non-Member, (iv) the surviving Member’s termination from Membership as a result of the relocation of its principal place of business, or (v) the involuntary termination of the surviving Member’s Membership. Redemption periods applicable to any redemption notices received by the Bank from the disappearing Member prior to the effective date of the cancellation of the disappearing Member’s charter shall continue to run with respect to the surviving Member from the date such redemption notice was received by the Bank.

•
Stock Requirement of the Surviving Member. As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s membership stock requirement shall be immediately increased by the amount of the disappearing Member’s membership stock requirement immediately prior to the cancellation. Future calculations of the surviving Member’s membership stock requirement shall be as determined in accordance with the Capital Plan. If the most recently available financial data of the surviving Member do not include the assets of the disappearing Member, then the membership stock requirement for the surviving Member will be calculated by adding together the most recently-available regulatory report data for the disappearing Member and for the surviving Member. As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s activity stock requirement will be calculated based on its current advances and other items subject to an activity stock requirement, including those acquired from the disappearing Member.

Merger or Consolidation of a Member into a Member of Another Federal Home Loan Bank or into a Non-Member

•
Termination of Membership Rights. If a Member’s Membership is terminated as a result of the Member’s merger or consolidation with or into a Member of another FHLB or a non-Member, the Membership shall terminate upon the cancellation of the disappearing Member’s charter. On that date, the Capital Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving institution. After that date neither the disappearing Member or its successor shall have any right to obtain any of the benefits of Membership including access to any of the Bank’s products or services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the Bank.

•
Redemption Periods. The redemption period for the Capital Stock of a terminated Member, to the extent not already subject to a redemption request, will commence on the date on which the Member’s charter is cancelled. If a terminated Member already has one or more redemption requests outstanding, the redemption period(s) for the Capital Stock subject to those requests will expire when they otherwise would have. If, after having its Membership terminated, a Former Member receives additional Capital Stock as the result of a stock dividend or otherwise, the redemption period for such newly-acquired Capital Stock will commence automatically on the date of acquisition.

•
Disposition of Claims. The Bank will determine an orderly manner for the disposition of advances and other transactions with a terminated Member. If a Member has advances or other transactions subject to an activity stock requirement outstanding after the five-year redemption period on the Member’s Capital Stock has expired, the Bank will only redeem as much of the Former Member’s Capital Stock as exceeds the amount of the Former Member’s continuing activity stock requirement for such advances and other transactions. Such Capital Stock shall become Excess Stock as the activity stock requirement is reduced and may be repurchased by the Bank in accordance with the Capital Plan. The membership stock requirement of a Former Member would become zero at the time of the first annual recalculation of the Member’s minimum investment requirement following the termination of Membership. After the effective date of the termination of Membership, the Former Member will not be subject to any increases in the membership stock requirement or the activity stock requirement.

•
Continuing Lien on Bank Stock. If a terminated Member has any outstanding obligations to the Bank that are not subject to a continuing activity stock requirement pursuant to the Capital Plan, or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the redemption period the Bank will redeem the remaining Capital Stock of that Member, but will retain its statutory lien on the proceeds thereof, and the Bank will be entitled to all of the benefits of its status as a secured creditor with respect to those proceeds, including the right to apply the proceeds to the payment of outstanding obligations. However, the Bank will retain the proceeds of the redemption of Capital Stock only if the Bank has reasonably determined that there is an existing or anticipated likelihood that payment of such terminated Member’s obligations to the Bank will not be otherwise adequately provided for.

•
Application for Membership. If the terminated Member merges or consolidates with or into an institution that is eligible for Membership and such institution wishes to become a Member of the Bank, the consolidated institution must provide written notification to the Bank of its intent to apply for Membership within 60 days of the cancellation of the charter of the terminated Member.

Relocation of Principal Place of Business

•
Termination of Membership Rights. If a Member’s Membership is terminated as a result of the relocation of the Member’s principal place of business, as defined in the Regulations, the Membership shall terminate on the date on which the relocation becomes effective. After that date the terminated Member shall have no right to obtain any of the benefits of Membership, including access to any of the Bank’s products or services, and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the Bank.

•
Redemption Periods. The redemption period for the Capital Stock of a terminated Member, to the extent not already subject to a redemption request, will commence on the date on which the relocation became effective. If a terminated Member already has one or more redemption requests outstanding, the redemption period(s) for the Capital Stock subject to those requests will expire when they otherwise would have. If after having its Membership terminated a Former Member receives additional Capital Stock as the result of a stock dividend or otherwise, the redemption period for such newly-acquired Capital Stock will commence automatically on the date of acquisition.

•
Disposition of Claims. The Bank will determine an orderly manner for the disposition of advances and other transactions with a terminated Member. If a Member has advances or other transactions subject to an activity stock requirement outstanding after the five-year redemption period on the Member’s Capital Stock has expired, the Bank will only redeem as much of the Former Member’s Stock as exceeds the amount of the Former Member’s continuing activity stock requirement for such advances and other transactions. Such Capital Stock shall become Excess Stock as the activity stock requirement is reduced and may be repurchased by the Bank in accordance with the Capital Plan. The membership stock requirement of a Former Member would become zero at the time of the first annual recalculation of the Member's minimum investment requirement following the termination of Membership. After the effective date of the termination of Membership, the Former Member will not be subject to any increases in the membership stock requirement or the activity stock requirement.

•
Continuing Lien on Bank Stock. If a terminated Member has any outstanding obligations to the Bank that are not subject to a continuing activity stock requirement pursuant to the Capital Plan, or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the redemption period the Bank will redeem the remaining Capital Stock of that Member but will retain its statutory lien on the proceeds thereof, and the Bank will be entitled to all of the benefits of its status as a secured creditor with respect to those proceeds, including the right to apply the proceeds to the payment of outstanding obligations. However, the Bank will retain the proceeds of the redemption of Capital Stock only if the Bank has reasonably determined that there is an existing or anticipated likelihood that payment of such terminated Member’s obligations to the Bank will not be otherwise adequately provided for.

Amendments to the Capital Plan

Any amendment to the Capital Plan must be approved by the Bank’s Board of Directors and submitted to the Finance Agency in accordance with Finance Agency guidelines. The Bank will request an effective date for any proposed amendment that is submitted to the Finance Agency. However, in order to become effective, the Finance Agency must approve any amendment to the Capital Plan. The Bank will provide Members with notice in writing and/or electronically at least 30 days prior to the effective date of any amendment to the Capital Plan.

Notices to the Bank

Notices given to the Bank in accordance with the provisions of the Capital Plan must be in writing, addressed to the Bank, Attention: General Counsel, and delivered to 200 East Randolph Drive, Chicago, Illinois 60601, or sent via fax to 312-565-6912, or delivered electronically to #CapitalStock@fhlbc.com, and shall be deemed to have been received by the Bank in each case upon actual receipt by the Bank. The Bank may from time to time change the address or fax number at which it will receive such written notices.

Effect of Capital Plan on Bank Governance

In anticipation of the implementation of the Capital Plan, the Board of Directors will adopt certain amendments to the Bank's bylaws prior to the Effective Date in order to fully reflect the Bank's capital structure, including the issuance of Class B Stock. At this time, the Bank does not anticipate any other significant changes to its corporate governance documents as a result of the implementation of the Capital Plan.

XI. DESCRIPTION OF CAPITAL STOCK

Classes of Stock - General

Under the Capital Plan, the Bank will issue two subclasses of Class B Stock, Class B-1 and Class B-2 Stock, each of which will have a par value of $100 per share. Class B Stock may only be purchased by Members of the Bank and may only be transferred to other Members of the Bank and to institutions approved for Membership in the Bank, and only in accordance with the Capital Plan and as otherwise permitted by law. The C&D Order currently prohibits the Bank from approving transfers of Capital Stock. Class B Stock may only be held by Members of the Bank and Former Members that have a continuing obligation to hold Capital Stock as a result of continuing use of the Bank’s credit products, or because they have not yet had their Capital Stock redeemed or repurchased. Capital Stock may only be traded between the Bank and its Members. All subclasses of Capital Stock of the Bank will be issued, transferred, redeemed, and repurchased only at its stated par value of $100 per share. All subclasses of the Bank's Capital Stock will be issued in book-entry form only, and the Bank will act as the transfer agent for all transactions in Bank Capital Stock.

Dividends

Class B-1 Stock Dividends

Until the C&D Order has been terminated, any payment of dividends by the Bank must have the prior approval of the Finance Agency.

•	Dividends on Class B-1 Stock will be paid when and as declared by the Bank’s Board of Directors.

•
Class B-1 Stock will not carry a stated dividend, but will have a target dividend rate equal to the 3-month LIBOR rate plus a designated spread. The Board of Directors will have the option, in its discretion, to declare a dividend on Class B-1 Stock that is less than or greater than the target dividend rate.

•
Class B-1 Stock dividends will be non-cumulative and will have a rate equal to or higher than the dividend rate on Class B-2 Stock. Any dividend declared on Class B-1 Stock must be greater than or equal to the dividend declared on Class B-2 Stock for the same quarter. Payment of dividends on all Capital Stock will be conditioned on, and subject to, approval and declaration by the Bank’s Board of Directors. Dividends on Class B-1 Stock may be payable in cash, as a stock dividend in shares of Class B-2 Stock, or any combination thereof, as the Board of Directors determines from time to time. All dividends on Class B-1 Stock that the Board of Directors have declared and approved for payment will be paid as provided for in such declaration and approval.

•	Dividends on Class B-1 Stock will be paid from the sum of the Bank’s current earnings in that quarter, plus available retained earnings.

Class B-2 Stock Dividends

•	Dividends on Class B-2 Stock will be paid when and as declared by the Bank’s Board of Directors.

•
Class B-2 Stock dividends will be non-cumulative. Payment of dividends on all Capital Stock will be conditioned on, and subject to, approval and declaration by the Bank’s Board of Directors. Dividends on Class B-2 Stock may be payable in cash, as a stock dividend in shares of Class B-2 Stock, or any combination thereof, as the Board of Directors determines from time to time. All dividends on Class B-2 Stock that the Board of Directors have declared and approved for payment will be paid as provided for in such declaration and approval.

Voting Rights and Preferences

Class B Stock Voting Rights and Election of Directors

Voting rights in regard to the election of directors are set forth in 12 C.F.R. Part 1261. The Bank will annually calculate each Member’s minimum investment requirement for purposes of determining its voting shares based on its preceding December 31 (record date) balance sheet, outstanding advances, and any other activity or product that requires a Capital Stock purchase (if applicable). Members should understand that the number of votes that each Member will have for purposes of voting for directors in 2012 will be based on each Member's capital stock holdings as of December 31, 2011. This means that a Member that was required to purchase additional Capital Stock upon conversion to the Capital Plan, because it needed to increase its membership stock requirement, will only have the number of votes equal to its 2011 minimum investment requirement.

For each open member directorship and independent directorship, a Member shall be entitled to cast one vote for each share of Capital Stock that the Member was required to hold as of the record date; except that the number of votes that a Member may cast for any one directorship may not exceed the average number of shares of Capital Stock required to be held by all Members located in the same state as of the record date. A Member’s Capital Stock that is “required to be held” shall consist of Capital Stock that is used to satisfy the Member’s minimum investment requirement as that term is defined in the Capital Plan. Member directors are elected based on the votes of the Members whose principal place of business is located in a particular state. Independent directors are elected based on votes of the Members at large.

Par Value

The par value of all Capital Stock, regardless of subclass, is $100 per share. Capital Stock will be issued, transferred, redeemed, and repurchased at par value.

Limitations on Ownership of Capital Stock

The Bank may issue Capital Stock only in accordance with the terms of the Capital Plan and the Regulations. The Bank may issue Capital Stock only to Members. Only Members are permitted to purchase Capital Stock and only Members and Former Members having a continuing obligation to hold Capital Stock as a result of continuing use of Bank credit products or because they have not yet had their Capital Stock redeemed or repurchased after the Effective Date are otherwise permitted to hold Capital Stock.

Transfer of Capital Stock

After the C&D Order has been terminated, and subject to the limitations in Section 4.06(b) of the Capital Plan, a Member or Former Member may transfer any of its Excess Stock only to another Member of the Bank or to an institution that has been approved for Membership in the Bank and that has satisfied all conditions for becoming a Member other than the purchase of the minimum amount of Capital Stock that it is required to hold. In addition, Class B-1 Stock may only be transferred to another Member needing to satisfy an activity stock requirement or, if needed to satisfy a membership stock requirement, then such transferred Capital Stock will be converted into Class B-2 Stock upon transfer. No other transfers of Capital Stock are permitted under the Capital Plan. Any such transfer of Excess Stock will be at par value and will be effective upon being recorded on the appropriate books and records of the Bank. There may be accounting issues involved in the transfer of Excess Stock between Members, and accordingly, any Member or Former Member considering receiving or transferring Excess Stock in such a manner should consult with its own accounting and tax advisors. The Bank must consent to any transfer of Excess Stock between Members and Former Members.

Retained Earnings

The retained earnings, surplus, paid-in surplus, undivided profits, and equity reserves, if any, of the Bank are owned by the holders of both subclasses of Class B Stock proportionate to their ownership of all outstanding shares of Class B Stock. The holders of Class B Stock will have no right to receive any portion of these items, however, except through the declaration of a dividend or capital distribution approved by the Bank's Board of Directors or through liquidation of the Bank. In addition, a portion of the retained earnings of the Bank will not be available for the payment of dividends to Members because of the terms of the Joint Capital Enhancement Agreement to which the Bank is a party, together with the other 11 FHLBs. See “– Restricted Retained Earnings Account” below.

Restricted Retained Earnings Account

Effective February 28, 2011, the 12 FHLBs, including the Bank, entered into the Joint Agreement, which is intended to enhance the capital position of each FHLB. The intent of the Joint Agreement is to allocate that portion of each FHLB's earnings historically paid to satisfy its REFCORP obligation to a separate retained earnings account at that FHLB.

The substantive provisions of the Joint Agreement are incorporated in the Capital Plan in Sections 12.01 through 12.04. The rights of the holders of the Bank’s Class B Capital Stock are affected by the terms of the Joint Agreement, as implemented by the Capital Plan, because the Bank will be required to allocate some of its earnings to the restricted retained earnings account (as that term is defined in the Joint Agreement) that otherwise might have been available to pay dividends to holders of the Bank’s Capital Stock.

In accordance with the Joint Agreement, starting in the third quarter of 2011, each FHLB is required to allocate 20% of its net income to a separate restricted retained earnings account until the balance of the account equals at least 1% of that FHLB's average balance of outstanding consolidated obligations for the previous quarter.

Although restricted retained earnings under the Joint Agreement are included in determining whether the Bank has attained the retained earnings target under its retained earnings and dividend policy, these restricted retained earnings will not be available to pay dividends.  The Bank does not believe that the requirement to contribute 20% of its future net income to a restricted retained earnings account under the Joint Agreement will have an impact on its ability to pay dividends except in the most extreme circumstances.  There is a provision in the Joint Agreement that if, at any time, the Bank’s restricted retained earnings are below the required level under the Joint Agreement, it would only be permitted to pay dividends out of (1) current net income not required to be added to its restricted retained earnings and (2) retained earnings that are not restricted. For additional discussion of restrictions on retained earnings that impact the amount of retained earnings available for future dividend payments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity, Funding & Capital Resources – Retained Earnings and Dividends” in the Bank’s Form 10-K and Form 10-Q filed on August 9, 2011.

The Joint Agreement provides that any quarterly net losses of an FHLB may be netted against its net income for other quarters during the same calendar year so that the minimum required year-to-date or annual allocation to its separate restricted retained earnings account is attained. In the event an FHLB incurs a net loss for a cumulative year-to-date or annual period that results in a decrease to the balance of its separate restricted retained earnings account compared to the balance at the beginning of that calendar year, such FHLB’s quarterly allocation requirement will thereafter increase to 50 percent of quarterly net income until the cumulative difference between the allocations made at the 50 percent rate and the allocations that would have been made at the regular 20 percent rate is equal to the amount of the decrease beyond the balance of its separate restricted retained earnings account at the beginning of that calendar year. Any year-to-date or annual losses beyond losses that decrease the separate restricted retained earnings account to its balance as of the beginning of the calendar year shall first reduce retained earnings that are not restricted retained earnings to a zero balance, and then may reduce the balance of the FHLB’s separate restricted retained earnings account, but not below a zero balance.

The Joint Agreement provides that if an FHLB’s separate restricted retained earnings account exceeds 1.5 percent of its total consolidated obligations, such FHLB may transfer amounts from its separate restricted retained earnings account to another retained earnings account, but only to the extent that the balance of its separate restricted retained earnings account remains at least equal to 1.5 percent of the FHLB’s total consolidated obligations immediately following such transfer.

The Joint Agreement provides that during the Dividend Restriction Period (as such term is defined in Section 12.01(b) of the Capital Plan), an FHLB may pay dividends only from retained earnings that are not restricted retained earnings or the portion of quarterly net income that exceeds the amount required to be allocated to the separate restricted retained earnings account. The Joint Agreement expressly provides that it will not affect the rights of an FHLB’s Class B stock holders in the retained earnings of an FHLB, including those held in the separate restricted retained earnings account of an FHLB, as granted under Section 6(h) (12 U.S.C. Sec. 1426(h)) of the Act.

Consistent with applicable law, the Agreement further provides that during the Dividend Restriction Period (as such term is defined in Section 12.01(b) of the Capital Plan), an FHLB shall redeem or repurchase capital stock only at par value, and shall not engage in such redemption or repurchase if, following such transaction, the FHLB’s regulatory Total Capital falls below its aggregate paid-in amount of Capital Stock.

The Joint Agreement will terminate by an affirmative vote of two-thirds of the boards of directors of the then -existing FHLBs or upon the occurrence of an Automatic Termination Event.

“Automatic Termination Event” means (i) a change in the Act, or another applicable statute, that will have the effect of creating a new, or higher, assessment or taxation on the net income or capital of the FHLBs, or (ii) a change in the Act, another applicable statute, or the rules and regulations of the Finance Agency that will result in a higher mandatory allocation of an FHLB’s quarterly net income to any retained earnings account.

The Joint Agreement provides additional procedures for determining whether an Automatic Termination Event has occurred. In general, an FHLB may assert that an Automatic Termination Event has occurred by providing written notice to all other FHLBs and to the Finance Agency. If at least two-thirds of the FHLBs agree that an Automatic Termination Event has occurred, then a Declaration of Automatic Termination (as such term is defined in Section 12.01(b) of the Capital Plan) will be signed by those FHLBs and delivered to the Finance Agency and if all requirements are met, an “Automatic Termination Event Declaration Date” will then be deemed to occur after 60 calendar days. If the asserting FHLB does not obtain the concurrence of at least two-thirds of the FHLBs, the asserting FHLB may request a determination from the Finance Agency. If the Finance Agency concurs that an Automatic Termination Event has occurred, or if the Finance Agency fails to make a determination within 60 days after the request is delivered to the Finance Agency (and such period has not been otherwise tolled), then an Automatic Termination Event Declaration Date will be deemed to occur 60 days after the request was delivered to the Finance Agency.

An FHLB’s obligation to make allocations to the restricted retained earnings account is terminated on the date written notice of termination of the Joint Agreement is delivered to the Finance Agency, and restrictions on paying dividends out of the restricted retained earnings account, or otherwise reallocating funds from the restricted retained earnings account, terminate one year thereafter.

Liquidation; Merger or Consolidation

In the event the Bank is liquidated, all outstanding liabilities of the Bank to its creditors shall be paid in full prior to the payment of any amounts with respect to Capital Stock. After payment in full of all such liabilities, then all shares of Class B Stock shall be redeemed at par value, subject to the following sentences. If sufficient funds are not available to accomplish the redemption in full of both subclasses of Class B Stock, then such redemption shall occur on a pro rata basis among all holders of both subclasses of Class B Stock. Upon the liquidation of the Bank, and following the payment of all outstanding liabilities of the Bank to its creditors, and the redemption in full of all Capital Stock, any remaining assets will be distributed on a pro rata basis to those Members that were holders of Class B Stock immediately prior to such liquidation. Although the Capital Plan includes provisions for the redemption of Class B Stock and the distribution of Bank assets in connection with a liquidation of the Bank, the Finance Agency has the authority to prescribe rules, regulations, and orders governing the liquidation of the Bank that may modify, restrict, or eliminate any of these rights.

In the event the Bank merges or consolidates with another FHLB, each Member will be entitled to the rights and benefits set forth in the plan of merger and/or terms established or approved by the Finance Agency. In the event another FHLB is merged or consolidated into the Bank, the holders of the capital stock of the other FHLB will be subject to the terms and conditions set forth in any applicable plan of merger and/or terms established or approved by the Finance Agency.

Redemption and Repurchase Rights and Limitations

Redemption

The Bank will only be obligated to redeem a Member’s Capital Stock in accordance with the terms of the Capital Plan. Redemption requests and the provisions of the Capital Plan governing redemption requests are applicable to both Members intending to continue Membership in the Bank and Members seeking to withdraw from Membership in the Bank. The Capital Plan provides that a Member may request that the Bank redeem shares of the Capital Stock of the Bank by providing five years’ prior written notice for either subclass of Class B Stock. The notice must indicate the class and number of shares of Capital Stock to be redeemed and may specify the specific shares of Capital Stock to be redeemed by date of acquisition and amount. If the notice fails to identify the particular shares of Capital Stock to be redeemed, the Member will be deemed to have requested redemption of those shares of Capital Stock of the specified subclass that are the most recently-acquired shares of the specified subclass that are not already subject to a pending redemption request. A Member may not have more than one redemption notice outstanding with respect to the same shares of Capital Stock. Any redemption notice may be cancelled by a written notice to the Bank from the Member at any time prior to the expiration of the redemption waiting period. However, under the Capital Plan a Member’s cancellation is subject to a cancellation fee (the “Cancellation Fee”) equal to the applicable amount set forth in the following table with respect to a notice of cancellation received by the Bank during the period commencing on the date of notice of redemption and ending on the date of notice of cancellation of such redemption:

Cancellation Notice Received:	Cancellation Fee Payable:
Within one year of redemption notice	1% of par value of Capital Stock subject to cancellation notice
At least one year and less than two years after redemption notice	2% of par value of Capital Stock subject to cancellation notice
At least two years and less than three years after redemption notice	3% of par value of Capital Stock subject to cancellation notice
At least three years and less than four years after redemption notice	4% of par value of Capital Stock subject to cancellation notice
Four years or more after redemption notice	5% of par value of Capital Stock subject to cancellation notice

A Cancellation Fee may be cancelled, waived, or suspended at the discretion of the Board of Directors. In addition, these Cancellation Fees may be adjusted by the Board of Directors, but they shall not be set at less than zero percent (0%) or at more than the levels set forth in the table above.

After the expiration of the applicable notice period, and subject to the satisfaction of all outstanding indebtedness of the Member to the Bank (except in cases of redemption of Excess Stock of a continuing Member or Former Member), the Bank, pursuant to the Act and the Regulations then in effect, and subject to any applicable prohibitions, will redeem the Capital Stock by making a cash payment to the Member equal to the stated par value of such Capital Stock. A request from a Member (the Membership of which has not been terminated) to redeem specific shares of Capital Stock will automatically be cancelled within five business days from the end of the expiration of the applicable redemption notice period if such redemption would cause the Member to be out of compliance with its minimum investment requirement. The automatic cancellation of a Member’s redemption request will be treated as a voluntary cancellation and will be subject to the Cancellation Fee.

Any redemption of Capital Stock will be subject, at all times, to certain limitations and conditions. Accordingly, there can be no assurance that a Member’s shares of Capital Stock subject to a redemption notice will, in fact, be redeemed upon the expiration of the applicable redemption period. See “—Limitations on Redemption” below.

Limitations on Redemption

The Bank’s ability to redeem Capital Stock is subject to Applicable Law and the following limitations and conditions. Accordingly, there can be no assurance that a Member’s shares subject to a redemption request will, in fact, be redeemed by the Bank.

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Under the terms of the C&D Order, the Bank is not able to redeem its capital stock without the prior consent of the Finance Agency. This restriction in the C&D Order will continue to apply to the Bank on and after the Effective Date. The Bank does not know, and cannot predict, when the Finance Agency might approve redemption requests or when the C&D Order will be lifted.

•	The Bank will not redeem any of its Capital Stock if, following such redemption, the Bank would not be in compliance with any of its Minimum Regulatory Capital Requirements.

•	The Bank will not redeem Capital Stock if, following such redemption, the Member would not be in compliance with its minimum investment requirement.

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If the Finance Agency or the Bank’s Board of Directors has determined that the Bank has incurred or is likely to incur losses that result in, or are likely to result in, charges against the capital of the Bank, the Bank will not redeem any Capital Stock of a Member without the prior written approval of the

Finance Agency. This prohibition will apply even if the Bank is in compliance with its Minimum Regulatory Capital Requirements under the Capital Plan, and will remain in effect for as long as the Bank continues to incur such charges or until the Finance Agency determines that such charges are not expected to continue. Such charges against the capital of the Bank will not occur for so long as the Bank has any current earnings or retained earnings.

•
Upon the approval of the Board of Directors, the Bank may suspend redemptions of Capital Stock if the Bank reasonably believes that continued redemptions of Capital Stock (1) would cause the Bank to fail to meet any of its Minimum Regulatory Capital Requirements, (2) would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in its Minimum Regulatory Capital Requirements, or (3) would otherwise prevent the Bank from operating in a safe and sound manner. If the Bank does suspend redemptions, it will be required to notify the Finance Agency within two business days of the suspension decision. The Finance Agency may require the Bank to re-institute the redemption of Capital Stock.

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If at any time more than one Member has outstanding one or more redemption requests for which the respective notice periods have run, and if the redemption by the Bank of all shares of Capital Stock subject to such redemption requests would cause the Bank to fail to be in compliance with any of its requirements described in the second or fourth bullet points above, then the Bank only will fulfill such redemption requests on a reduced, pro rata, basis to the extent that the Bank is legally able to do so. Such unfulfilled redemption requests will have priority, in the order originally received by the Bank, over new redemption requests and repurchases.

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The Bank may not redeem shares of Capital Stock if the principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or under certain circumstances, if the Bank is not expected, or fails, to satisfy liquidity requirements or meet its current obligations under the Regulations and applicable Finance Agency policies.

Repurchase

In General. Notwithstanding the provisions of the Capital Plan regarding redemption described above, the Bank, in its discretion, may, without regard to the applicable redemption periods, repurchase from any Member, including those Members whose Membership is scheduled to terminate after the Effective Date, any outstanding Class B Stock that is Excess Stock by providing three business days’ prior written notice to such Member or Former Member of such repurchase; provided that if such Member or Former Member has both Class B-1 Stock and Class B-2 Stock that is Excess Stock, the Bank will repurchase all Class B-1 Stock that is Excess Stock prior to any repurchase of Class B-2 Stock; and provided, further, that such Bank-initiated repurchases shall be executed pro rata for all Excess Stock of all such Members and Former Members, except as provided for in the special repurchase provisions explained below. The Bank may issue such a notice to such a Member at any time. After the expiration of the three-day notice period, the Bank will repurchase the Excess Stock by making a cash payment equal to the stated par value of such Excess Stock (including fractional shares, if applicable) to the Member. Subject to the priority given to repurchases of Class B-1 Stock described above, if such a Member or Former Member has one or more redemption requests outstanding at a time when the Bank chooses to repurchase Excess Stock, the Bank will first repurchase those shares of Excess Stock that are subject to one or more redemption requests, beginning with shares subject to the redemption request that has been outstanding for the longest period of time, then followed by shares of the most recently acquired Excess Stock that are not subject to a request for redemption, to the extent necessary, until all Excess Stock of the Member or Former Member has been repurchased, or the Bank has repurchased all of the shares of the Member’s or Former Member’s Excess Stock that it determines, in its discretion, to repurchase. To the extent that the Bank repurchases shares of Excess Stock that are subject to an existing request for redemption, such redemption notice will be deemed to have been reduced by an equal number of shares of Capital Stock. To the extent that the Bank repurchases shares of Capital Stock from such a Member or Former Member that are not subject to any pending redemption requests, such shares shall be deemed to be the most recently acquired shares of the specified subclass repurchased. Member-initiated or Former Member-initiated requests for repurchase may be fulfilled by the Bank in the Bank’s sole and absolute discretion. A request for repurchase of Excess Stock by a Member or Former Member may be cancelled at any time prior to repurchase without penalty.

Special Repurchase Provision for Excess Stock that Exceeds a Member’s Capital Stock Floor. Subject to the limitations on repurchases set forth below, upon request by a Member, including a Member or a Former Member whose Membership terminated after the Effective Date, the Bank will repurchase any shares of Excess Stock that exceeds such Member's or Former Member’s Capital Stock Floor. See “—Limitations on Repurchase” below.

Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.

In the Finance Agency Approval Notice, the Finance Agency has requested that the Bank submit a plan for repurchasing MRCS following the implementation of the Capital Plan. The Bank intends to submit such a plan requesting approval to begin repurchasing MRCS that is Excess Stock of Former Members and Excess Stock of Members, including those Members whose Membership is scheduled to terminate after the Effective Date, in limited amounts beginning approximately six months after the Effective Date. The Bank cannot predict whether the Finance Agency will approve the repurchase plan, the quantities and timing for such repurchases, or whether the Finance Agency might require changes to the proposed plan as a condition for approval. If and when the Finance Agency approves the Bank’s plan for repurchasing Excess Stock of Members and Former Members, the Bank intends to evaluate whether it will begin repurchases pursuant to such plan. Repurchases under the repurchase plan also will be subject to satisfaction of any conditions and criteria contained in the Finance Agency's approval of the repurchase plan and the Bank’s review of certain criteria, including, but not limited to, its financial condition. However, after conversions to the new capital structure, the Bank will continue to repurchase Capital Stock that exceeds a Member’s Capital Stock Floor in accordance with the C&D Order. For a further description of limitations on Capital Stock repurchases and redemptions see "DESCRIPTION OF CAPITAL STOCK - Redemption and Repurchase Rights and Limitations."

Some of the criteria that the Bank will consider in evaluating whether a particular repurchase will be made are:

•	The number of Members that elected to withdraw from Membership on or before the Opt-out Date;

•	The ratio of the Bank’s market value of equity to book value of equity before and after such repurchase; and

•	Other factors and conditions that the Bank determines are relevant, including its financial condition.

Such repurchases also will be subject to the condition that the Bank remains in compliance with all of its Minimum Regulatory Capital Requirements following each repurchase, as well as all other regulatory limitations on repurchases. See “– Limitations on Repurchase” below.

If and when the Bank begins repurchases of Excess Stock pursuant to an approved repurchase plan, it intends to simultaneously repurchase Excess Stock from both Members and Former Members, although the aggregate amount of Capital Stock being repurchased by the Bank at any point in time is not likely to be the same for Members and Former Members. The Capital Plan sets forth the respective terms and conditions of the Bank’s repurchases of Excess Stock for Members and Former Members, respectively. The repurchase of Excess Stock of Former Members whose Membership terminated on or before the Effective Date will occur according to the member-by-member MRCS Repurchase Priority established by Section 9.01(b)(ii) of the Capital Plan. The repurchase of Excess Stock of Members, including those Members whose Membership in the Bank terminates after the Effective Date, on the other hand, will be made pro rata among all such Members and Former Members pursuant to Section 4.07(b)(ii) of the Capital Plan.

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The Excess Stock of those institutions that are Former Members of the Bank as of the Effective Date, including those that opted out of Membership on or before the Opt-out Date, may be repurchased periodically at the Bank’s discretion, when (and if) the Bank determines that it will repurchase Excess Stock, according to the MRCS Repurchase Priority:

◦
Excess Stock owned by Former Members whose voluntary Membership termination (that is, those Membership terminations initiated by the Former Member and not occurring as a result of a merger or consolidation with a non-Member of the Bank, or from a change of principal place of business, or as a result of an involuntary termination of Membership) had become effective prior to the Opt-out Date, in order of the date of Membership termination, earliest first; then

◦
Excess Stock of other Former Members (that is, those Membership terminations resulting from (1) opting out of the exchange of Capital Stock contemplated by the Capital Plan by the submission of a timely Opt-out Notice, (2) merger or consolidation with a non-Member or from a change of principal place of business, or (3) as a result of an involuntary termination of Membership) that have no outstanding activity stock requirement, in order of the date of Membership termination, earliest first; and finally

◦	Excess stock of all other Former Members with a continuing activity stock requirement, in order of the date of Membership termination, earliest first.

Limitations on Repurchase

The Bank's ability to repurchase Class B Stock that is Excess Stock will be subject, at all times, to Applicable Law and to the following limitations and conditions. Accordingly, there can be no assurance that a Member’s shares of Excess Stock will, in fact, be repurchased by the Bank.

•
Under the terms of the C&D Order, the Bank is not able to repurchase capital stock without the prior consent of the Deputy Director other than repurchases of Class B-1 Stock that exceed a Member’s Capital Stock Floor. This restriction in the C&D Order will continue to apply to the Bank on and after the Effective Date. The Bank does not know and cannot predict when the Finance Agency might approve repurchase requests or when the C&D Order will be lifted.

•	The Bank will not repurchase any shares of Excess Stock if, following such repurchase, the Bank would not be in compliance with any of its Minimum Regulatory Capital Requirements.

•
If the Finance Agency or the Bank’s Board of Directors has determined that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the capital of the Bank, the Bank will not repurchase any Excess Stock of a Member without the prior written approval of the Finance Agency. This prohibition will apply even if the Bank is in compliance with its Minimum Regulatory Capital Requirements under the Capital Plan, and will remain in effect for as long as the Bank continues to incur such charges, or until the Finance Agency determines that such charges are not expected to continue. Such charges against the capital of the Bank will not occur for so long as the Bank has any current earnings or retained earnings.

•	The Bank will not repurchase any Capital Stock during any period during which the Bank has suspended redemptions of Capital Stock without the prior approval of the Finance Agency.

•
The Bank may not repurchase shares of Capital Stock if the principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank is not expected, or fails, to satisfy liquidity requirements or meet its current obligations under the Regulations and applicable Finance Agency policies.

Disposition of Redeemed and Repurchased Stock

All shares of Capital Stock that are reacquired by the Bank pursuant to a redemption or repurchase will be retired.

Material Differences Between Class B Stock and the Existing Capital Stock of the Bank

The table that follows sets out a brief overview of the material differences between the capital stock of the Bank as it exists today and Capital Stock under the new Capital Plan. The following is only a summary of the Capital Plan and is qualified in its entirety by reference to the Capital Plan attached hereto as Exhibit A and incorporated by reference herein.

Where Class B-1 Stock and Class B-2 Stock are themselves different, those differences are also described.

ATTRIBUTE	CURRENT BANK STOCK	NEW CAPITAL STOCK
Par Value	$100 per share.	$100 per share.
Dividends	As declared by Board of Directors.
As declared by Board of Directors. Targeted dividend for Class B-1 Stock is the 3-month LIBOR rate. Dividend rate on Class B-1 Stock must equal or exceed rate on Class B-2 Stock to the extent both are declared.

Dividends on all Class B Stock are non-cumulative.
	No dividends may be paid if the Bank is not in compliance with its capital requirements or if payment would result in the Bank’s non-compliance with any of them.	No dividends may be paid if the Bank is not in compliance with its Minimum Regulatory Capital Requirements or if payment would result in the Bank’s non-compliance with any of them.
	The Bank may not declare or pay a dividend if the par value of the Bank's stock is impaired or is projected to become impaired after paying such dividend.	The Bank may not declare or pay a dividend if the par value of the Bank's stock is impaired or is projected to become impaired after paying such dividend.

ATTRIBUTE	CURRENT BANK STOCK	NEW CAPITAL STOCK
Voting Rights	One vote for each share required to be held on the determination date, up to a maximum equal to the state average number of votes.	Class B Stock – Both Subclasses: Same as for Pre-Conversion Stock.
Redemption	Members have no right to have shares redeemed except upon voluntary withdrawal from Membership, in which case six months’ prior notice required, or upon other termination of Membership.
Class B Stock – Both Subclasses: five years’ prior notice required for both Members and Former Members. Withdrawal from Membership not required for redemption of Excess Stock held by continuing Members.

Redemptions are subject to a number of requirements, including continued Bank compliance with its minimum regulatory capital requirements and approval of the Deputy Director in accordance with the C&D Order.

Redemptions are subject to a number of requirements, including continued Bank compliance with its Minimum Regulatory Capital Requirements and approval of the Deputy Director in accordance with the C&D Order.

ATTRIBUTE	CURRENT BANK STOCK	NEW CAPITAL STOCK
Repurchase
Repurchase of excess stock is not legally required, but historically the Bank has done so at the request of a Member. However, with certain exceptions, such Member-initiated repurchases of excess stock have been suspended since 2005 and are currently restricted under the C&D Order.
The Bank may repurchase any subclass of Excess Stock of Members whose Membership terminated on or prior to the Effective Date with a specified order of priority.

The Capital Plan also contains a mechanism for the Bank in its discretion to initiate repurchases of Excess Stock (both subclasses, with Class B-1 being repurchased before Class B-2 for each Member), pro rata for all Members with Excess Stock.

	A Member with shares of capital stock that exceed the Member’s Capital Stock Floor may request that the Bank repurchase such shares.	The Capital Plan also allows a Member with shares of Class B-1 Stock that exceed the Member’s Capital Stock Floor to request that the Bank repurchase such shares.

Members may otherwise individually request that the Bank repurchase their excess Class B-1 Stock or Class B-2 Stock, which the Bank may do in its discretion. The Bank does not anticipate honoring such requests in the near term.

Repurchases are subject to a number of requirements, including continued Bank compliance with its Minimum Regulatory Capital Requirements and the approval of the Deputy Director in accordance with the C&D Order.

Rights upon Liquidation of the Bank	The Finance Agency has broad powers in conducting the liquidation of an FHLB. There is no provision in the Act that shareholders would share in the Bank’s residual assets upon liquidation.	Class B Stock – Both Subclasses: redemption, in full, or pro rata if less than in full. Any excess value after payment of all liabilities payable to Class B Stock holders pro rata.
Any liquidation remains subject to rules, regulations, and orders of the Finance Agency.

ATTRIBUTE	CURRENT BANK STOCK	NEW CAPITAL STOCK
Transfer of Stock
Currently, transfers of Bank stock may only occur in connection with a Member’s merger or consolidation with another entity. Stock may only be transferred to another Member or to an institution that has been approved for Membership and has satisfied all conditions for Membership other than stock purchase. All transfers are at par value. However, no transfers are permitted while the Bank remains subject to the stock redemption and repurchase restrictions under the C&D Order.

After the restrictions on Capital Stock redemptions and repurchases under the C&D Order have been terminated, and with the consent of the Bank, a Member or Former Member may transfer any Excess Stock to another Member or to an institution that has been approved for Membership and has satisfied all conditions for Membership other than stock purchase. Class B-1 Stock may only be transferred in fulfillment of the transferee’s activity stock requirement or, if transferred to fulfill a membership stock requirement, such shares must be re-designated as Class B-2 Stock. All such transfers will be at par value. No other transfers of Capital Stock are permitted.

Call for Additional Capital	As a matter of practice, the Bank has not historically increased any required minimum stock investment requirements.
The Bank has the right to adjust the membership stock requirement and/or the activity stock requirement within the ranges specified in the Capital Plan, or outside those ranges through an amendment to the Capital Plan with the approval of the Finance Agency. A Capital Plan amendment requires the approval of the Bank’s Board of Directors, the majority of which is comprised of “member directors” who serve as executive officers or directors of the Bank’s Members.

Minimum Investment Requirement	The greater of: (1) $500, (2) 1% of the outstanding residential mortgage loan assets on a Member’s balance sheet, and (3) 5% of a Member’s outstanding advances from the Bank.
The greater of: (1) a Member’s membership stock requirement (which is the greater of 1% of outstanding residential mortgage loan assets or $10,000), subject to a cap equal to 9.9% of the Bank’s outstanding Capital Stock as of the most recent year end financial statements; or (2) a Member's activity stock requirement (which is 5% of a Member's outstanding advances).

XII. MATERIAL FEDERAL INCOME TAX IMPLICATIONS

The following is a general summary of the anticipated U.S. federal income tax implications for Bank shareholders (“Shareholders”) regarding the exchange of shares of the Pre-Conversion Stock for newly issued shares of Class B Stock pursuant to the conversion to be effected under Section 4.01(a) of the Capital Plan (the “Conversion”) and certain other transactions. This discussion assumes that such shares of Bank Capital Stock are held as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular Shareholders in light of their individual circumstances.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings, and decisions in effect as of the date of the Information Statement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local, and foreign laws are not addressed. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) as to the U.S. federal income tax implications of the exchange, and the following discussion is not binding on the IRS or the courts. Furthermore, no assurance can be given that the IRS will not successfully challenge any of the conclusions set forth below. This discussion does not address tax consequences of the purchase, ownership, or disposition of the Class B Stock by holders of the Class B Stock other than those Shareholders who acquired their Class B Stock pursuant to the Conversion.

This summary does not constitute, and should not be considered as, legal or tax advice to Shareholders. The tax implications for each Shareholder of the Conversion and certain other transactions discussed herein will depend on the particular facts and circumstances of each such Shareholder. Shareholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the Conversion, including the application of federal, state, local, and foreign income and other tax laws based on each Shareholder’s particular facts and circumstances.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, SHAREHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY THE SHAREHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE SHAREHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE BANK IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSCTIONS DESCRIBED IN THIS INFORMATION STATEMENT (WITHIN THE MEANING OF CIRCULAR 230); AND (C) THE SHAREHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Taxation of the Exchange

The Bank intends that the Conversion will constitute a recapitalization that is a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, Shareholders should not recognize any gain or loss upon the receipt of Class B Stock solely in exchange for their Pre-Conversion Stock (whether such Class B Stock consists of Class B-1 Stock or Class B-2 Stock, or a combination of both subclasses of Class B Stock).

The receipt of “nonqualified preferred stock” in an otherwise tax-free reorganization may be taxable to the recipient in certain circumstances as if cash had been received in an amount equal to the fair market value of the nonqualified preferred stock. However, nonqualified preferred stock is generally defined as stock that is limited and preferred as to dividends and does not participate in corporate growth to any significant, extent and certain other conditions are generally met. These conditions include that the stock is either redeemable by the stockholder within a specific period after issuance or callable by the issuer, and it is more likely than not that the issuer will exercise its call right within a specified period. Stock will be treated as not participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the stockholder actually participating in the earnings and growth of the corporation. In addition, analogous authority under Section 305 of the Code defines “preferred” stock as stock that, in relation to other classes of stock, enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation preferences), but does not participate in corporate growth to any significant extent. Stock that meaningfully participates with common stock in dividends and liquidation proceeds is treated as stock that is not preferred for purposes of Section 305. Under this authority, the Bank believes that the Class B Stock should be treated as common stock, not preferred stock. The holders of Class B Stock are deemed to “own” the retained earnings, surplus, undivided profits and equity reserves of the Bank, and the Class B Stock is the only class that participates in such items of growth. The Class B Stock participates in dividends and on liquidation without preference or limitation. Moreover, under the GLB Act, shares in any FHLB can only participate in the growth of the FHLB through dividends and liquidation proceeds, and therefore the Bank believes that the Class B Stock should be viewed as stock that participates in corporate growth to a significant extent. Accordingly, the Bank believes that the Class B Stock should not be viewed as nonqualified preferred stock, so that its receipt in the Conversion should not cause recognition of taxable income.

A Shareholder that timely chooses to withdraw from Membership prior to the Effective Date will nevertheless have its Pre-Conversion Stock exchanged for Class B Stock pursuant to the Conversion and thereafter such Class B Stock will be subject to redemption following the expiration of the five-year redemption period.

Such shares of Class B Stock would be subject to possible redemption or repurchase after the Conversion as further described in “DESCRIPTION OF CAPITAL STOCK – Redemption and Repurchase Rights and Limitations –Repurchase – Special Provisions Regarding Repurchase of Excess Stock Following Implementation of the Capital Plan.” Although not free from doubt, the tax treatment of a Shareholder who receives Class B Stock issued in the Conversion and later receives cash in exchange for some or all of such Class B Stock in a redemption or repurchase may depend on whether the later redemption or repurchase is properly viewed as an integrated transaction with the Conversion. If the Conversion and the later redemption or repurchase are integrated, the cash may be treated as additional consideration received in the reorganization under Section 368(a)(1)(E) of the Code, rather than being analyzed under the rules applicable to redemptions and repurchases as described below. In such a case, the amount that might otherwise be treated as a dividend under principles applicable to redemptions and repurchases (described below) may instead be limited to the amount of gain (if any) realized by the Shareholder in the Conversion. A Shareholder would be considered to realize gain in the Conversion only if the fair market value of Class B Stock received in the Conversion exceeds the Shareholder’s tax basis in its Pre-Conversion Stock.

Taxation of Stock Redemptions and Repurchases

As discussed herein, under the pre-GLB Act version of the Act, the Pre-Conversion Stock held by a Shareholder that was in excess of a Shareholder’s stock requirement was redeemable only upon the voluntary withdrawal from Membership following six months' prior notice or upon other termination of Membership, or could be repurchased at the Bank’s discretion, subject to the limitations on repurchases and redemptions, including under the C&D Order. The GLB Act amended the Act to, among other things, replace the existing subscription capital stock structure with a new structure that is being implemented under the Capital Plan by issuance of Class B Stock. Pursuant to the GLB Act and the Regulations, Class B Stock will be redeemed (at par value, payable in cash) five years after the receipt by the Bank of a written notice from the Shareholder of a request to redeem such shares or withdraw from Membership, or the date of its termination of Membership, assuming a redemption request is not subsequently withdrawn by the Shareholder, and provided that certain conditions are met at the expiration of the five - year redemption period. These conditions include that (i) following the redemption, the Shareholder would continue to meet its minimum investment requirement and the Bank would continue to meet its Minimum Regulatory Capital Requirements, as applicable, (ii) the Bank has not decided, based on certain circumstances, to suspend redemptions, (iii) there has not been any default on the payment of principal or interest due on any consolidated obligation issued through the Office of Finance, and (iv) at any time that Finance Agency consent to the redemption is required, such consent has been obtained.

If redemptions of more than one Shareholder pursuant to redemption requests, withdrawal notices, or terminations of Memberships would cause the Bank to fail to be in compliance with its Minimum Regulatory Capital Requirements, the Bank will effect redemptions as it is able, beginning with the redemptions as to which the five-year redemption period has expired in the order in which the redemption requests were received (earliest first) until all such redemption requests as to which the redemption period has expired have been fulfilled. In addition, pursuant to the Finance Agency regulations, in the event all pending redemption requests have been fulfilled, the Bank, at its discretion, may repurchase from a Shareholder any outstanding Capital Stock that is in excess of the Shareholder’s minimum investment requirement, subject to certain restrictions.

If redemption or repurchase transactions are properly treated as transactions that are independent from the Conversion, a Shareholder’s receipt of cash in exchange for Class B Stock will be taxed under the rules of Section 302 of the Code. In that case, the receipt of cash in a redemption or repurchase will be taxed either as a sale of such stock (generally subject to capital gain treatment) or as a distribution with respect to Class B Stock (which may be taxable), depending on the Shareholder’s particular facts and circumstances. A redemption or repurchase transaction will be treated as a sale of stock (rather than as a distribution that may be taxable as a dividend) if the transaction: (i) is “not essentially equivalent to a dividend,” (ii) is “substantially disproportionate” with respect to the Shareholder, or (iii) results in a “complete termination” of the Shareholder’s stock in the Bank (each as described below). In the case of Class B Stock received in the Conversion, these tests would be applied as follows:

(i)    Not Essentially Equivalent to a Dividend. The receipt of cash by a Shareholder in exchange for Class B Stock pursuant to a redemption or repurchase of such stock will generally be “not essentially equivalent to a dividend” within the meaning of Section 302(b)(1) of the Code if the sale of Class B Stock results in a “meaningful reduction” of the Shareholder’s interest in the Bank. This test is applied on a facts and circumstances basis. In one published ruling involving a widely held corporation, the IRS held that dividend treatment will not apply if, taking into account the constructive ownership rules set forth in Section 318 of the Code (described below), (a) the stockholder’s relative stock interest in the corporation is minimal, (b) the stockholder exercises no control over the corporation’s affairs, and (c) there is a reduction in the stockholder’s proportionate interest in the corporation.

(ii)    A Substantially Disproportionate Redemption or Repurchase. The receipt of cash by a Shareholder for Class B Stock pursuant to a redemption or repurchase of such stock generally will be “substantially disproportionate” with respect to such Shareholder within the meaning of Section 302(b)(2) of the Code if the percentage of the then -outstanding Class B Stock actually and constructively owned by the Shareholder immediately following the transfer of Class B Stock pursuant to the redemption or repurchase is less than 80% of the percentage of the outstanding Class B Stock actually and constructively owned by such Shareholder immediately before such transfer.

(iii)    A Complete Termination of Interest. The receipt of cash by a Shareholder for Class B Stock pursuant to a redemption or repurchase of such stock will result in a “complete termination of interest” in the Bank by the Shareholder within the meaning of Section 302(b)(3) of the Code if all of the Class B Stock actually and constructively owned by the Shareholder is sold pursuant to the redemption or repurchase.

In determining whether any of the foregoing tests are satisfied with respect to a redemption or repurchase, a Shareholder must take into account Class B Stock actually owned by such Shareholder and any Class B Stock constructively owned by such Shareholder by reason of rules set forth in Section 318 of the Code. Under these rules, a Shareholder generally will be considered to own Class B Stock that such Shareholder has the right to acquire by the exercise of an option and Class B Stock actually owned (and, in some cases, constructively owned) by certain entities (such as corporations, partnership, trusts and estates) in which such Shareholder, or a related entity, has an interest. In addition, the effect of other acquisitions or redemptions of Class B Stock by any person that are otherwise part of the same plan or arrangement will be taken into account in determining whether any of the tests described above are satisfied as to any particular redemption or repurchase. The Bank believes that, in view of the constraints on redemptions and repurchases, including required Finance Agency approval for such transactions and the five-year waiting period for redemptions, whether subsequent redemptions and repurchases would be considered to be integrated with other redemption or repurchase transactions for this purpose is uncertain, even if such other redemption or repurchase is effected pursuant to a request for redemption or notice of repurchase that was given before the specific redemption or repurchase being tested.

If any redemption or repurchase transaction is viewed as independent from the Conversion, satisfaction of any one of the three tests above with respect to such redemption or repurchase would cause the tendering Shareholder to recognize capital gain (or loss) if and to the extent the amount of cash received in the redemption or repurchase exceeds (or is less than) the tax basis in the transferred Class B Stock. Failure to satisfy any of the three tests above would cause such Shareholder to be treated as having received a distribution with respect to its Class B Stock equal to the amount of cash received. Such a distribution would generally be taxable as ordinary dividend income to the extent of the Bank’s available current or accumulated earnings and profits (without reduction for the tax basis of the Class B Stock sold to the Bank pursuant to the redemption or repurchase). Any cash received in excess of such earnings and profits will be treated, next, as a non-taxable return of capital to the extent of the Shareholder’s basis in its Class B Stock and, thereafter, as a capital gain to the extent it exceeds the Shareholder’s basis in its Class B Stock. The Bank anticipates that its available earnings and profits will be such that all amounts paid in redemptions and repurchases that are treated as a distribution which do not meet any of the three tests described above will be taxed entirely as ordinary dividend income. In the event that the distribution is treated as dividend income, under current Treasury regulations a Shareholder’s basis in the Class B Stock sold pursuant to the redemption or repurchase will be added to the Shareholder’s basis in its remaining Class B Stock. In general, dividends paid by the Bank to its corporate Shareholders will not be subject to the dividends received deduction of Section 243.

Share Identification

As noted above, a Shareholder may obtain redemption of Excess Stock by providing written notice to the Bank requesting redemption of such stock. The notice must identify the particular shares to be redeemed by reference to the subclass and the number of shares and may identify them by the date of acquisition, and the shares may not be the subject of an outstanding request for redemption. If the redemption notice fails to identify the particular shares to be redeemed, the shares to be redeemed will be identified using a last acquired, first redeemed method of identification within the specified subclass of Class B Stock. If, at the time of a repurchase, the Shareholder has an outstanding redemption request applicable to the subclass of Class B Stock to be repurchased, the Bank shall repurchase (i) the Excess Stock that is subject to a redemption request that has been outstanding the longest length of time, followed by (ii) the Excess Stock that is subject to a redemption request that has been outstanding the next longest period of time, until there are no remaining outstanding redemption requests, and (iii) then by using a last acquired, first repurchased method of identification. If a Shareholder does not have an outstanding redemption request applicable to the subclass of Class B Stock to be repurchased as of the date that the Bank is to repurchase shares of Class B Stock, the shares to be repurchased shall be determined by the Bank using a last acquired, first repurchased method of identification. In the case of either a redemption or repurchase that is treated as a taxable sale, the amount of a Shareholder’s gain or loss may be affected by the specific shares and their adjusted tax basis that are treated as being redeemed or repurchased. Similarly, in the case of an actual sale or transfer of shares to another Shareholder, the amount of gain or loss could be affected by the specific shares that are identified or deemed identified as being sold. In general, a Shareholder’s basis in Class B Stock may differ from its par value in various cases, such as where the Shareholder has received prior tax-free stock dividends or, under current Treasury regulations, where previous redemption or repurchase transactions were taxed as ordinary dividend income or treated as basis recovery distributions.

Future Distributions on the Class B Stock

Following the exchange, the Bank may pay dividends on the Class B Stock in the form of cash or additional Class B Stock from time to time, but only in accordance with the Bank’s then-current dividend policy. While the Bank is authorized under the Capital Plan to pay dividends in the form of additional Class B Stock and may do so in the future, the Bank currently expects only to pay cash dividends. The treatment of cash and stock dividends is discussed below. Stockholders will be entitled to receive all dividends declared on Class B Stock during the period between a request for redemption on such stock and the completion of the redemption.

Cash Distributions

If a dividend distribution is paid in cash, the distribution is first treated as ordinary dividend income to the extent of the Bank’s current or accumulated earnings and profits. The amount of the distribution received in excess of such earnings and profits will be treated, next, as a non-taxable return of capital to the extent of the Shareholder’s basis in its Class B Stock and, thereafter, as a capital gain to the extent it exceeds the Shareholder’s basis in its Class B Stock. The Bank anticipates that its available earnings and profits will be sufficient so that such cash distributions will be taxed entirely as ordinary dividend income. In general, dividends paid by the Bank that are treated as ordinary income dividends to its Shareholders will not be subject to the dividends received deduction of Section 243.

Stock Distributions

As noted above, the holders of Class B Stock are deemed to own the retained earnings, surplus, undivided profits, and equity reserves of the Bank, and the Class B Stock is the only class that participates in such items of growth. The Class B Stock participates in dividends and liquidations, without preference or limitation. Accordingly, the Bank believes that the Class B Stock should be viewed as common stock for purposes of Section 305. Therefore, if the Bank were to decide in the future to pay a stock dividend on the Class B Stock, the dividend would be a distribution of common stock on outstanding common stock. Such a distribution would generally be tax-deferred to the recipient under Section 305(a) of the Code. However, the IRS in the past (prior to the GLB Act) attempted to treat stock dividends paid by an FHLB as taxable under a special exception contained in Section 305(b)(1), which provides that a distribution by a corporation of its stock will be treated as a potentially taxable distribution under Section 301 if, at the “election” of any of the stockholders, the distribution is payable either in the corporation’s stock or in cash or other property. Accordingly, under this IRS position, in the case of the Bank, if any one Shareholder has such an “election” between the receipt of a distribution payable in stock or in cash, the distribution of Class B Stock would be potentially taxable to all the recipient Shareholders, regardless of whether the election is actually exercised, to the same extent as if a cash dividend had been made in an amount equal to the fair market value of the stock that was distributed. However, several courts held, and ultimately, the IRS ruled, that a pattern exhibited by an FHLB in granting shareholder requests to have

Excess Stock redeemed did not confer upon the shareholder an “election” under Section 305(b)(1) to receive a dividend in the form of stock or cash, given the discretion vested in the FHLB in honoring such requests under applicable laws and regulations (prior to the GLB Act).

In the case of a dividend payable in Class B Stock after the Conversion, the Shareholders are responsible for maintaining records and procedures to identify the particular shares of Class B Stock distributed. The Capital Plan permits a Shareholder to identify particular shares to be redeemed, and in the absence of specific identification, the Shareholder will be deemed to have identified shares as shares to be redeemed on a last acquired, first redeemed basis. Assuming these identification procedures are considered adequate, the Bank does not believe that the receipt of such a Class B Stock dividend should be currently taxable under Section 305(b)(1) of the Code merely because, under the Regulations, shares of such stock may be redeemed if certain conditions are met. In particular, the Shareholder must first submit its written redemption notice, which must specify the particular shares subject to the redemption request by reference to the subclass and may identify them by the date of acquisition (if particular shares are not identified, the notice will be deemed to request redemption of the last acquired shares that are not already subject to a pending redemption request), and then such shares may be redeemed following the expiration of a five-year period, assuming the notice is not subsequently withdrawn by the Shareholder, and provided certain conditions are met at that subsequent time, including that, following the redemption, the Shareholder continues to meet its minimum investment requirement, that the Bank continues to meet its Minimum Regulatory Capital Requirements, that the Bank has not decided, based on certain circumstances, to suspend redemptions, that no principal or interest due on any consolidated obligation issued through the Office of Finance has not been paid in full, and at any time that Finance Agency consent to the redemptions is required, such consent has been obtained.

Moreover, while the matter is not free from doubt, the Bank believes that its right to repurchase Excess Stock held by a Shareholder does not render taxable a Class B Stock dividend payable on outstanding Class B Stock under Section 305(b)(1), because such right, as under pre-GLB Act law, is within the Bank’s discretion. While the Capital Plan provides that the Bank may repurchase Excess Stock from time to time, the Bank’s ability to make such repurchases is subject to a number of limitations in the Capital Plan that involve the discretion of the Bank and/or the Finance Agency, and the continuing discretion of the Bank to amend this provision subject to Finance Agency approval, and thus it is not intended, nor should a Shareholder conclude, that any such provision in the Capital Plan confers any right or guaranty, or any obligation on the part of the Bank, to have Excess Stock repurchased. Accordingly, although no assurance can be given, the Bank believes that pre-GLB Act tax authorities continue to apply to prevent the application of Section 305(b)(1). However, a dividend payable in Class B Stock on outstanding Class B Stock conceivably could be currently taxable under other provisions of the Code, including other provisions contained in Section 305(b). Accordingly, Shareholders should consult their tax advisors regarding the treatment of any stock dividends.

To the extent that the receipt of a stock dividend paid in Class B Stock is tax-deferred, the basis in the Class B Stock with respect to which the stock dividend was issued is generally allocated between the old and new stock in proportion to the fair market value of each on the date of distribution, and the holding period of the new shares of Class B Stock received will generally include the period for which the Shareholder held the Class B Stock on which such distribution was made. If the stock distribution is taxable, the fair market value of the stock distributed would be treated by the Shareholder in the same manner as a cash distribution, as described above, and the shares received in the distribution would have a fair market value basis, and a new holding period for the new shares will begin as of the day following the acquisition of such shares by the Shareholder.

Possible Characterization of the Class B Stock as “Section 306 stock”

Special treatment applies under Section 306 of the Code when a stockholder sells, redeems, or otherwise disposes of so-called “Section 306 stock.” In general, Section 306 is designed to prevent the receipt of ordinary corporate earnings at capital gains rates, without dilution in the stockholder’s rights to participate in the equity growth of the corporation. Preferred stock that is received as a tax-deferred stock dividend, or in certain tax-deferred reorganizations, may be Section 306 stock if the transaction has substantially the same effect as a stock dividend, or the stock was received in exchange for outstanding Section 306 stock. While common stock distributed on outstanding common stock is expressly excluded from Section 306 stock, neither Section 306 nor the regulations thereunder contain guidance for determining whether a particular class of stock should be treated as common or preferred stock. On some occasions, the IRS has followed the definition of preferred stock contained in the Section 305 regulations. On other occasions, the IRS has examined whether a class of stock can achieve the prohibited bail-out effect.

As noted above, the characterization of Class B Stock for U.S. federal income tax purposes is not entirely clear. Since Class B Stock is neither limited nor preferred as to dividends and is considered to “own” the retained earnings and surplus of the Bank, the Bank believes that the Class B Stock should be viewed as common stock for purposes of Section 306. In addition, it is doubtful that the Class B Stock could be used to achieve the prohibited distribution of corporate earnings at capital gains rates in a manner that Section 306 is designed to prevent. However, because the Class B Stock is redeemable at a fixed price, the IRS may assert that the Class B Stock should be treated as if it were preferred stock for Section 306 purposes. If the IRS were to successfully make this assertion, then Class B Stock could be viewed as Section 306 stock if received as a stock dividend to the extent that (i) receipt of cash in lieu of Class B Stock would be viewed as a dividend or (ii) such stock was received in exchange for outstanding Section 306 stock. Shares of Class B Stock that are exchanged for Pre-Conversion Stock might also be Section 306 stock to the extent that any shares of Pre-Conversion Stock are considered Section 306 stock.

In general, the Bank anticipates that its available earnings and profits will be sufficient at the relevant times such that, unless a special exception applies, if a Shareholder disposes of Section 306 stock by means of a repurchase, redemption, or other disposition, the amount realized may be treated as ordinary income without any offset for the tax basis in the transferred shares. No loss on a sale or other disposition of Section 306 stock is generally allowed; any unrecovered basis would be allocable to other shares retained, but if the Shareholder has no other retained shares, it conceivably may lose such basis entirely. For these purposes, a disposition of Section 306 stock includes a pledge of such stock under certain circumstances, particularly where the pledgee can look only to the stock itself as its security.

The preceding discussion does not constitute, and should not be considered as, legal or tax advice to Shareholders. The preceding discussion is general in nature and does not consider any particular Shareholder’s individual facts and circumstances. Since the tax consequences of the exchange to Shareholders and certain other transactions discussed herein will depend on their particular facts and circumstances, Shareholders are strongly urged to consult their tax advisors as to the tax implications to them of the exchange and other transactions discussed herein.

XIII. ACCOUNTING CONSIDERATIONS

The following is a general discussion of Member’s anticipated accounting treatment of the Capital Plan implementation based upon applicable accounting standards as of the date of this Information Statement. However, Members should note that the discussion is general in nature, may not address the particular facts and circumstances of a Member’s individual accounting situation, and is not intended as accounting advice. For these reasons, the Bank strongly recommends that all Members consult with their own accountants regarding the anticipated accounting treatment for (1) receipt of Class B Stock in exchange for shares of existing Pre-Conversion Stock and (2) redemption or repurchase of any of the Class B Stock received upon or after the implementation of the Capital Plan.

The receipt of Class B Stock in exchange for Pre-Conversion Stock will probably not cause Members to realize any gain or loss for accounting purposes. This conclusion is supported by accounting principles and precedents. First, in order to realize a gain (or loss) on the exchange of Pre-Conversion Stock for Class B Stock, Members would have to receive (or lose) something of “value” that they do not already directly or indirectly have. It is the Bank’s position that, from an accounting perspective, there is no incremental value received or forfeited by Members at the time of the exchange of Pre-Conversion Stock for Class B Stock.

Second, for accounting purposes, the receipt of Class B Stock in exchange for Pre-Conversion Stock is a non-monetary, or non-cash, transaction. In general, accounting guidance [Accounting Standards Codification (ASC) 845-10-30-1] requires that the accounting for non-monetary transactions should be based on the fair values of the assets involved in the exchange. If the asset received has a higher (or lower) fair value than the asset relinquished, a gain (or loss) is recognized on the transaction. There are exceptions to using fair value as the basis of valuation of a non-monetary transaction. Specifically, if the fair value of neither the asset(s) received nor the asset(s) relinquished is determinable within reasonable limits [ASC-845-10-30-3-a.], then the nonmonetary exchange is measured based on the recorded amount of the nonmonetary asset(s) relinquished, and not on the fair values of the exchanged assets. In this regard, AICPA Audit and Accounting Guide – Depository and Lending Institutions, paragraph 12.27, states the following:

“Although FHLB (or FRB) stock is an equity interest in a FHLB (or FRB), it does not have a readily determinable fair value [emphasis added] for purposes of FASB ASC 320 because its ownership is restricted and it lacks a market, as stated in FASB ASC 942-325-05-2. FHLB (or FRB) stock can be sold back only at its par value of $100 per share and only to the FHLBs (or FRBs) or to another member institution. In addition, the equity ownership rights represented by FHLB (or FRB) stock are more limited than would be the case for a public company.

Consistent with the above accounting guidance, the Bank believes that the exchange of Pre-Conversion Stock for Class B Stock should be valued at the recorded cost of the asset relinquished. Since both Pre-Conversion Stock and Class B Stock are valued at their $100 per share par value, there should be no accounting realization of gain or loss at the time of, or immediately following, the Conversion.

As noted above, the Bank strongly recommends that all Members consult with their own accountants as to the potential impact of redemption of any of the Class B Stock received upon or after implementation of the Capital Plan.

XIV. DIRECTORS AND EXECUTIVE OFFICERS INFORMATION

General information about the Bank’s Directors and Executive Officers can be found in “Part III—Item 10—Directors, Executive Officers, and Corporate Governance,” starting on page 83 of the Bank's Form 10-K.

XV. FINANCIAL STATEMENTS

The financial statements starting on page F-1 of “Part IV − Item 15 − Exhibits, Financial Statements Schedules” of the Bank’s Form 10-K and on page F-1 of “Part I – Item 1 – Financial Statements” of the Bank’s Form 10-Q are hereby incorporated by reference into this Information Statement. Also incorporated herein are the financial statements in Periodic Reports filed with the SEC after the date of this Information Statement.

GLOSSARY OF TERMS

“Act” means the Federal Home Loan Bank Act, as amended from time to time, 12 U.S.C. Sec. 1421 et seq.

“Activity stock requirement” means an amount of Capital Stock equal to 5% of the Member’s outstanding advances.

“Bank” means the Federal Home Loan Bank of Chicago.

“Applicable Law” means, collectively, the Act, the Regulations, the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, 12 U.S.C. Sec. 4501 et seq., and all orders including, without limitation the C&D Order, written agreements, advisory bulletins, and regulatory interpretations of the Finance Agency as may be applicable to the Bank from time to time.

“Board of Directors” means the board of directors of the Bank.

“Cancellation Fee” has the meaning given to such term on page 50 of this Information Statement.

“Capital Plan” means the Capital Plan of the Federal Home Loan Bank of Chicago, as amended, modified, or supplemented from time to time.

“Capital Stock” means, collectively, Class B-1 Stock and Class B-2 Stock.

“Capital Stock Floor” means the number of shares of the Bank’s capital stock outstanding and issued to a Member as of the close of business on July 23, 2008, plus any increase resulting from the Bank’s annual capital stock recalculation so that the Capital Stock Floor is at no time less than the Member’s membership stock requirement. For any Member that became a Member of the Bank after July 23, 2008, its Capital Stock Floor is equal to its membership stock requirement.

“C&D Order” means the Bank’s Consent Cease and Desist Order with the Finance Agency dated October 10, 2007, as amended.

“Class B Stock” means Capital Stock issued by the Bank that has the characteristics specified in Sections 3.01, 3.02 and 3.03 of the Capital Plan.

“Class B-1 Stock” means Capital Stock issued by the Bank that has the characteristics specified in Section 3.02 of the Capital Plan.

“Class B-2 Stock” means Capital Stock issued by the Bank that has the characteristics specified in Section 3.03 of the Capital Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conversion” means the exchange of shares of Pre-Conversion Stock for newly-issued shares of Class B Stock pursuant to the conversion to be effected under Section 4.01(a) of the Capital Plan.

“Deputy Director” means the Deputy Director, Division of FHLB Regulation of the Finance Agency.

“DID Account” means a Member's or Former Member's daily investment deposit account with the Bank.

“Effective Date” means January 1, 2012.

“Excess Stock” means that amount of Capital Stock held by a Member or Former Member in excess of the minimum investment in Capital Stock required by the Bank from time to time in accordance with the Capital Plan.

“FHLB” means a Federal Home Loan Bank.

“FHLBs” means the 12 Federal Home Loan Banks or a subset thereof.

“Finance Agency” means the Federal Housing Finance Agency.

“Finance Agency Approval Notice” means the letter issued by the Finance Agency on September 30, 2011 approving the Bank’s Capital Plan subject to the satisfaction of certain conditions.

“Form 10-K” means the Bank’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2010.

“Form 10-Q” means the Bank’s Quarterly Reports on Form 10-Q.

“Former Member” means an institution, other than a Member, that owns Pre-Conversion Stock, and includes, without limitation, (i) a former Member that has withdrawn voluntarily from Membership, (ii) a former Member whose Membership has been terminated as a result of a merger or consolidation into a nonmember, (iii) a former Member whose Membership has been terminated as a result of the relocation of its principal place of business, (iv) a former Member whose Membership has been terminated involuntarily, (v) a former Member that has become subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law and had its charter terminated, (vi) any other successor in interest to a Member or Former Member, and (vii) a newly chartered nonmember institution under the control of a conservator, or deposit insurance agency, that has acquired some or all of the assets and liabilities of a Member or Former Member.

“GAAP” means accounting principles generally accepted in the United States.

“GLB Act” means the Gramm-Leach-Bliley Act of 1999, as amended from time to time.

“Joint Agreement” means the Joint Capital Enhancement Agreement entered into by all 12 FHLBs, effective February 28, 2011, as amended, which is intended to enhance the capital position of each FHLB. The intent of the Joint Agreement is to allocate that portion of each FHLB’s earnings historically paid to satisfy its REFCORP obligation to a separate retained earnings account at that FHLB.

“IRS” means the Internal Revenue Service.

“Member” means an institution that has been approved for Membership in the Bank and that has fulfilled its capital stock purchase requirements for Membership.

“Membership” means all of the rights, privileges, and obligations associated with being a Member of the Bank.

“Membership stock requirement” means an amount of Capital Stock equal to the greater of (i) 1% of the Member’s Mortgage Assets or (ii) $10,000, subject to a cap equal to 9.9% of the Bank’s total Capital Stock outstanding.

“Minimum investment requirement” means an amount of Capital Stock equal to the greater of: a Member’s membership stock requirement or its activity stock requirement.

“Minimum Regulatory Capital Requirements” means the minimum regulatory capital requirements, including a Total Capital to Total Assets ratio, a leverage capital ratio, and a risk-based capital requirement, applicable to the Bank from time to time pursuant to Applicable Law.

“Mortgage Assets” means, with respect to a Member, the sum of the aggregate unpaid principal balance of the following types of the Member’s home mortgage loan assets:
(1) Loans, whether or not fully amortizing, or interests in such loans, which are each secured by a mortgage, deed of trust, or other security agreement that creates a first, second, or other junior lien on one of the following interests in property:
(i) one-to-four family property or multifamily property, in fee simple; or
(ii) a leasehold on one-to-four family property or multifamily property under a lease of not less than 99 years that is renewable, or under a lease having a period of not less than 50 years to run from the date the mortgage was executed; and
(2) Mortgage pass-through securities that represent an undivided ownership interest in:
(i) long-term loans, provided that, at the time of issuance of the security, all of the loans meet the requirements of paragraph (1) of this definition; or
(ii) a security that represents an undivided ownership interest in long-term loans, provided that, at the time of issuance of the security, all of the loans meet the requirements of paragraph (1) of this definition.

“MRCS” means mandatorily redeemable capital stock under GAAP.

“MRCS Repurchase Priority” has the meaning given to such term on page 7 of this Information Statement.

“Opt-out Date” means December 2, 2011.

“Periodic Reports” means, collectively, the Bank’s Form 10-K and Forms 10-Q.

“Permanent Capital” means the sum of (1) the retained earnings of the Bank, determined in accordance with GAAP, plus (2) the amount paid in for the Bank's Class B Stock (including Class B Stock classified as MRCS).

“Pre-Conversion Stock” means those shares of capital stock of the Bank outstanding prior to the Effective Date that are not 2008 Activity Shares and 2008 Activity Shares owned by a Member or Former Member.

“Redemption” means the acquisition by the Bank of outstanding Capital Stock from a Member or Former Member at par value pursuant to 12 C.F.R. Section 931.7(a).

“Regulations” means regulations issued by the Finance Agency or its predecessor, the Federal Housing Finance Board.

“Repurchase” means the acquisition by the Bank of outstanding Excess Stock from a Member or Former Member at par value pursuant to 12 C.F.R. Section 931.7(b), without regard to the expiration of any redemption period.

“Restricted retained earnings account” means the separate account that the Bank established for the Bank’s retained earnings restricted under the Joint Agreement as further defined in Section 12.01(b) of the Capital Plan.

“SEC” means the Securities and Exchange Commission.

“Section 1270.5 Leverage Limit” has the meaning given to such term on page 25 of this Information

Statement.

“Shareholder” means Members and Former Members of the Bank that hold capital stock issued by the Bank.

“Total Assets” means the total assets of the Bank determined in accordance with GAAP.

“Total Capital” means the sum of (1) the Bank’s Permanent Capital plus (2) any general allowance for losses.

“2008 Activity Shares” means shares of capital stock that were issued to a Member to support new advances after July 23, 2008, but before the Effective Date, and that exceed the Member’s Capital Stock Floor.

EXHIBIT A: CAPITAL PLAN

CAPITAL PLAN

OF THE

FEDERAL HOME LOAN BANK OF CHICAGO

SEPTEMBER 20, 2011

T-1

T-2

CAPITAL PLAN
OF THE
FEDERAL HOME LOAN BANK OF CHICAGO

I. INTRODUCTION

This Capital Plan of the Federal Home Loan Bank of Chicago is being implemented to comply with the requirements of the Bank Act and the Capital Rule (as those terms are defined below).

II. DEFINITIONS

The following terms, when used in this Plan, shall have their respective meanings as set forth below:

“Activity Stock Requirement” has the meaning given to such term in Section 4.02(c) of this Plan.

“Advance” has the meaning given to that term in Section 900.2 of the Regulations and shall include obligations of insurance company Members to the Bank under funding agreements or any similar or equivalent arrangement and shall also include loans from the Bank to Former Members that remain outstanding.

“Applicable Law” means, collectively, the Bank Act, the Regulations, the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, 12 U.S.C. Sec. 4501 et seq., and all orders including, without limitation the C&D Order, written agreements, advisory bulletins, and regulatory interpretations of the Finance Agency as may be applicable to the Bank from time to time.

“Bank” means the Federal Home Loan Bank of Chicago.

“Bank Act” means the Federal Home Loan Bank Act, as amended from time to time, 12 U.S.C. Sec. 1421 et seq.

“Board of Directors” means the board of directors of the Bank.

“C&D Order” means the Consent Order to Cease and Desist issued by the Finance Agency on October 10, 2007 with respect to the Bank, as amended from time to time including, without limitation, the Amendment to Consent Order to Cease and Desist issued by the Finance Agency on July 23, 2008.

“Capital Rule” means Parts 930 through 933 of the Regulations, as amended from time to time.

“Capital Stock Floor” means the number of shares of the Bank's capital stock outstanding and issued to a Member as of the close of business on July 23, 2008 plus any adjustment thereto as part of the Bank's annual capital stock recalculation so that the Capital Stock Floor is at no time less than the Member's Membership Stock Requirement (including the membership stock requirement in effect prior to the Effective Date). The Capital Stock Floor for any Member that became a Member of the Bank after July 23, 2008 shall be equal to such Member's Membership Stock Requirement in effect from time to time.

“Class B Stock” means capital stock issued by the Bank, including subclasses, if any, that has the characteristics specified in Section 3.01 of this Plan.

“Class B-1 Stock” means the subclass of Class B Stock that has the characteristics specified in Section 3.02 of this Plan.

“Class B-2 Stock” means the subclass of Class B Stock that has the characteristics specified in Section 3.03 of this Plan.

“DID Account” means, with respect to a Member, such Member's Daily Investment Deposit Account with the Bank or any similar successor transactions account.

“Effective Date” has the meaning given to such term in Section 9.01(a) of this Plan.

"Excess Stock", or “Excess” when used as a modifier of any reference to the capital stock of the Bank, means "excess stock" as defined in Section 900.2 of the Regulations.

“Finance Agency” means the Federal Housing Finance Agency and shall include the Finance Agency's predecessor, the Federal Housing Finance Board.

“Former Member” means an institution, other than a Member, that owns Stock, and includes without limitation, (i) a former Member that has withdrawn voluntarily from Membership, (ii) a former Member whose Membership has been terminated as a result of a merger or consolidation into a nonmember, (iii) a former Member whose Membership has been terminated as a result of the relocation of its principal place of business, (iv) a former Member whose Membership has been terminated involuntarily, (v) a former Member that has become subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law, (vi) any other successor in interest to a Member or Former Member, and (vii) a newly chartered nonmember institution under the control of a conservator, or deposit insurance agency, that has acquired some or all of the assets and liabilities of a Member or Former Member.

“GAAP” means accounting principles generally accepted in the United States.

“Member” means an institution that has been approved for Membership in the Bank and that has fulfilled its stock purchase requirements for Membership.

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“Membership” means all of the rights, privileges, and obligations associated with being a Member of the Bank.

“Membership Stock Requirement” has the meaning given to such term in Section 4.02(b) of this Plan.

“Minimum Investment Requirement” means, for any Member on a date of determination, such Member's Membership Stock Requirement or its Activity Stock Requirement on such date, whichever is greater.

“Minimum Regulatory Capital Requirements” means the minimum regulatory capital requirements applicable to the Bank from time to time pursuant to Applicable Law .

“Mortgage Assets” means, with respect to a Member, the sum of the aggregate unpaid principal balance of the following types of the Member's home mortgage loan assets:
(1) Loans, whether or not fully amortizing, or interests in such loans, which are each secured by a mortgage, deed of trust, or other security agreement that creates a first, second, or other junior lien on one of the following interests in property:
(i) one-to-four family property or multifamily property, in fee simple; or
(ii) a leasehold on one-to-four family property or multifamily property under a lease of not less than 99 years that is renewable, or under a lease having a period of not less than 50 years to run from the date the mortgage was executed; and
(2) Mortgage pass-through securities that represent an undivided ownership interest in:
(i) long-term loans, provided that, at the time of issuance of the security, all of the loans meet the requirements of paragraph (1) of this definition; or
(ii) a security that represents an undivided ownership interest in long-term loans, provided that, at the time of issuance of the security, all of the loans meet the requirements of paragraph (1) of this definition.

“Old Stock” means those shares of capital stock of the Bank outstanding prior to the Effective Date that are not 2008 Activity Shares.

“Opt-out Date” has the meaning given to such term in Section 9.01(b)(i).

“Outstanding Stock” means all Stock, both required Stock and Excess Stock, owned by a Member on or after the Effective Date.

“Plan” means this Capital Plan of the Federal Home Loan Bank of Chicago, as amended, modified, or supplemented from time to time.

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“Pre-Conversion Stock” means all Old Stock and 2008 Activity Shares owned by a Member or a Former Member.

“Redemption” means the acquisition by the Bank of Outstanding Stock from a Member or Former Member at par value pursuant to Section 931.7(a) of the Regulations.

“Regulations” means the regulations promulgated by the Finance Agency, 12 C.F.R. Chapters IX and XII, as amended from time to time. Any reference in this Plan to a section, part, or chapter of the Regulations shall mean such section, part, or chapter of Title 12 of the Code of Federal Regulations as in effect from time to time.

“Repurchase” means the acquisition by the Bank of outstanding Excess Stock from a Member or Former Member at par value pursuant to Section 931.7(b) of the Regulations without regard to the expiration of any Redemption period.

“Stock” means, collectively, Class B-1 Stock and Class B-2 Stock.

“Subordinated Debt” means such portion of the aggregate principal amount of the outstanding subordinated notes issued by the Bank on June 13, 2006 as the Bank is permitted to include in determining the Bank's compliance with its applicable capital requirements, as specified under the terms of the Resolution and Order No. 2006-06 issued by the Finance Agency on April 18, 2006.

“Total Assets” has the meaning given to such term in Section 930.1 of the Regulations.

“2008 Activity Shares” means, with respect to a Member, those shares of capital stock of the Bank outstanding prior to the Effective Date that (i) were issued to such Member after July 23, 2008 to support Advances pursuant to the Amendment to the Consent Order to Cease and Desist dated July 23, 2008 and (ii) exceed a Member's Capital Stock Floor.

III. NEW CAPITAL STOCK

The Bank is hereby authorized to issue two subclasses of stock, Class B-1 Stock and Class B-2 Stock on the Effective Date. The Board of Directors may, at its discretion and with the prior approval of the Finance Agency, by an amendment to this Plan, authorize the issuance of another class of stock or other subclasses of Class B Stock, but the authorization granted hereby does not require the Bank to issue any other class or subclass of Stock.

3.01    Class B Stock - All Subclasses

(a) General. All subclasses of Class B Stock shall have a par value of $100.00 per share.

(b) Issuance, Etc. at Par. Class B Stock shall be issued, transferred, redeemed, and repurchased only at its stated par value.

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(c) Dividends on Class B Stock.

(i) Dividends on Class B Stock may be paid only when and as declared by the Bank's Board of Directors.

(ii) Dividends on Class B Stock shall be non-cumulative. Payment of dividends on Class B Stock shall always be conditioned on and subject to approval and declaration by the Bank's Board of Directors. Dividends on Class B Stock may be payable in cash, as a stock dividend of Class B-2 Stock, or any combination thereof, as the Board of Directors shall determine from time to time in accordance with this Plan. Any declared dividends on Class B Stock that the Board of Directors approves for payment shall be paid as provided for in such declaration and approval. Any dividend on a subclass of Stock shall be paid equally on all shares of such subclass. To the extent that the Board of Directors declares a dividend on Class B-2 Stock, the dividend rate declared on Class B-1 Stock shall be equal to or greater than the dividend rate declared on Class B-2 Stock. Dividends shall be paid to a Member and Former Member based on the weighted average number of shares owned during the calculation period, taking into consideration both the number of shares owned during the quarter and the length of time such shares were owned during such period for which the dividend has been declared.

(iii) No dividend shall be declared or paid except out of previously retained earnings or current net earnings, as determined in accordance with GAAP, and in accordance with Applicable Law. For purposes of this Section 3.01(c)(iii), net earnings shall equal net income under GAAP.

(d) Redemption. Each subclass of Class B Stock shall be redeemable in cash following receipt of five (5) years' prior written notice to the Bank from the Member wishing to redeem such Stock; provided, however, that any such Redemption is subject to the limitations on Redemption set forth in Sections 4.07(c), (d), and (e) of this Plan and under Applicable Law.

(e) Ownership of Retained Earnings. The retained earnings, paid-in surplus, undivided profits, and equity reserves, if any, of the Bank are owned by the holders of Class B Stock (including all subclasses of Class B Stock). No Member or Former Member shall have a right to receive any portion of such items except by means of a dividend or capital distribution authorized by the Board of Directors or upon liquidation of the Bank, subject to the provisions of Sections 4.04 and 4.05 of this Plan.

(f) Voting Rights. The voting rights of all subclasses of Class B Stock shall be governed by Article VIII of this Plan.

3.02    Class B-1 Stock. In addition to the characteristics applicable to all subclasses of Class B Stock, Class B-1 Stock shall have the following characteristics:

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(a) Dividends on Class B-1 Stock. Class B-1 Stock will have a target dividend rate equal to the three-month LIBOR plus a designated spread, provided, that the Board of Directors may declare a dividend on Class B-1 Stock that is less than or greater than such target. Class B-1 Stock may carry a dividend rate preference over Class B-2 Stock, such that in any calendar quarter, to the extent that a dividend on Class B Stock is declared by the Board of Directors, the dividend rate on Class B-1 Stock will equal or exceed the dividend rate that is declared on Class B-2 Stock.

(b) Repurchase of Excess Stock. Excess Class B-1 Stock owned by a Member may be repurchased by the Bank in its discretion pursuant to Section 4.07(b) of this Plan. To the extent that the Bank elects to repurchase any Excess Stock of a Member, Class B-1 Stock will have repurchase priority over Class B-2 Stock of such Member, as more fully described in Section 4.07(b).

(c) Purchase Eligibility. Class B-1 Stock may be purchased by Members only to satisfy an Activity Stock Requirement and shall be continuously available for that purpose. Notwithstanding the foregoing, the Board of Directors may suspend or eliminate the issuance of Class B-1 Stock in its discretion upon written notice to Members. In such case, Members may satisfy any Activity Stock Requirements only through the purchase of Class B-2 Stock.

3.03    Class B-2 Stock. In addition to the characteristics applicable to all subclasses of Class B Stock, Class B-2 Stock shall have the following characteristics:

(a) Dividends on Class B-2 Stock. In any calendar quarter, to the extent that a dividend on Class B Stock is declared by the Board of Directors, the dividend rate on Class B-2 Stock will not exceed that on Class B-1 Stock.

(b) Repurchase of Excess Stock. Excess Class B-2 Stock owned by a Member or Former Member may be repurchased by the Bank in its discretion pursuant to Section 4.07(b) of this Plan. To the extent that the Bank elects to repurchase any Excess Stock of a Member or Former Member, the Repurchase of Excess Class B-2 Stock of such Member or Former Member will not be made until all shares of its Excess Class B-1 Stock have been repurchased, as more fully described in Section 4.07(b).

(c) Purchase Eligibility. Class B-2 Stock may be purchased by Members for any purpose as permitted under this Plan and shall be continuously available for those purposes.

IV. CAPITAL STOCK ISSUANCE AND PURCHASE REQUIREMENTS

4.01    Issuance of New Classes of Stock. The following actions, which are governed by this Section 4.01(a) and by Article IX, which constitute the Bank's Plan of Reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, are to be taken to implement this Plan.

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(a) Exchange of Shares. On the Effective Date, each share of Old Stock outstanding on such date shall be exchanged on a one-for-one basis for shares of Class B-2 Stock. In addition, each outstanding share of 2008 Activity Shares shall be exchanged on a one-for-one basis for shares of Class B-1 Stock. Immediately following the exchange, all shares of Pre-Conversion Stock will be retired.

(b) Issuance of Class B-1 Stock. Commencing on the Effective Date immediately following the conversion of shares to Class B-1 and B-2 Stock as set forth in Section 4.01(a), shares of Class B-1 Stock shall be available for purchase by any Member only for the purpose of fulfilling such Member's Activity Stock Requirement.

4.02    Required Minimum Investment by Members in Stock. The Board of Directors will review this Plan on not less than an annual basis to determine if any component of the Minimum Investment Requirement should be modified. The Board of Directors will monitor and, as necessary, adjust any of the components of the Minimum Investment Requirement to assure continued compliance by the Bank with its Minimum Regulatory Capital Requirements.

(a) Minimum Investment Requirement. A Member's required Minimum Investment Requirement at any time shall be equal to the greater of (i) such Member's Membership Stock Requirement or (ii) such Member's Activity Stock Requirement. Each Member shall maintain its Minimum Investment Requirement at all times as a condition of Membership and for transacting business with the Bank and obtaining Advances and other products and services from the Bank. Institutions approved for membership in the Bank shall purchase sufficient Stock to comply with such institution's Minimum Investment Requirement. The purchase price of all such shares will be debited from such Member's
DID Account at the Bank. If the DID Account does not contain sufficient funds to cover such purchase, the Bank may, at its discretion, make an Advance to the Member to cover such purchase.

(b) Membership Stock Requirement. The “Membership Stock Requirement” of a Member is defined as a minimum investment in the Stock of the Bank in an amount equal to the greatest of:

(i) one percent (1%) of such Member's Mortgage Assets set forth in such Member's most recently available regulatory financial report. The Board of Directors may adjust such percentage periodically, but it shall not be set at less than one-half of one percent (0.5%) nor at more than two percent (2%); or

(ii) $10,000. The Board of Directors may adjust such amount periodically, but it shall not be set at less than $500 nor at more than $20,000.

Each Member must satisfy its Membership Stock Requirement by holding the requisite number of shares of Class B-2 Stock. For example, if a Member's Activity Stock Requirement is greater than its Membership Stock Requirement, the Member must still hold Class B-2 Stock shares sufficient to meet the Membership Stock Requirement. The

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Bank will convert a sufficient number of the Member's Class B-1 Stock shares into Class B-2 Stock shares in order to fulfill its requirement to hold Class B-2 Stock pursuant to this paragraph. In no event in any calendar year will any Member be required to hold Stock in satisfaction of the Membership Stock Requirement in an amount exceeding nine and nine-tenths percent (9.9%) of the Bank's aggregate Stock outstanding as calculated as of the December 31 immediately preceding such year.

(c) Activity Stock Requirement. The “Activity Stock Requirement” for a Member is defined as a continuous minimum investment in the Stock of the Bank in an aggregate amount equal to five percent (5%) multiplied by the then-outstanding principal balance of such Member's Advances. The Board of Directors may adjust such percentage periodically, but it may not be set at less than four percent (4%) nor at more than six percent (6%).

Each Member must satisfy its Activity Stock Requirement, if applicable, by holding a sufficient number of shares of Class B-1 and Class B-2 Stock. Except as provided in Section 3.02(c), additional Activity Stock Requirements arising after the Effective Date may be fulfilled by purchasing Class B-1 Stock.

(d) Changes to Activity Stock Requirement. From time to time, the Board of Directors may authorize an amendment to this Plan to revise the products of the Bank to which the Activity Stock Requirement applies. Any such amendment to this Plan must be approved by the Finance Agency prior to implementation. Any change in the Activity Stock Requirement shall be effective as provided in the notice referred to in Section 4.02(e), as the Board of Directors shall determine in its discretion.

(e) Changes to Plan Requirements.

(i) The Bank shall attempt to provide at least 30 days' prior written or electronic notice to its Members prior to implementing any change in or adjustment to the Membership Stock Requirement or the Activity Stock Requirement, provided that the Bank shall have the discretion to provide less than thirty (30) days' prior notice of any such changes or adjustments as determined by the Board in its discretion. Such notice, in addition to specifying the new requirement, will specify whether such change is to be applied retroactively and/or prospectively and under what conditions.

(ii) Each Member shall be required to comply with any changes made to the Plan, including amendments in Members' Membership Stock Requirements and Activity Stock Requirements not later than the end of the notice period specified for such change. It is possible that a change may take effect immediately. In order to implement any required sales of additional Stock, the Bank is authorized to issue Stock in the name of a Member. Any required increased purchase requirement necessary to meet such Member's adjusted Membership Stock Requirement shall be fulfilled by the purchase on behalf of such Member of a sufficient number of shares of Class B-2 Stock. Any increased requirements in such Member's Activity

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Stock Requirement shall be fulfilled by the purchase of a sufficient number of shares of Class B-1 Stock, except as provided in Section 3.02(c). The purchase price of such shares will be debited from such Member's DID Account with the Bank. If the DID Account does not contain sufficient funds to cover such purchase, the Bank may, at its discretion, make an Advance to the Member to cover such purchase. Refusal by a Member to comply with any changes made to the Plan will subject the Member to involuntary termination pursuant to Section 7.02.

(f) Calculation of Membership Stock Requirement; Compliance with Minimum Investment Requirement. The Bank will calculate the Membership Stock Requirement for each Member on an annual basis as of the prior December 31. Each Member's Activity Stock Requirement will apply on a continuing basis.

(i) If a Member's Minimum Investment Requirement will increase as a result of the Bank's recalculation of a Member's Membership Stock Requirement using the Member's regulatory financial report as of the preceding December 31, then the Bank will notify the Member of the amount of the increase and such Member will be required to make the required purchase of Class B-2 Stock no later than thirty (30) days following such Member's receipt of such notice from the Bank of such purchase requirement; provided, however, that if on the date that the Member is required to purchase additional Class B-2 Stock, the Member has outstanding Class B-1 Stock, then shares of Class B-1 Stock shall be converted by the Bank into Class B-2 Stock to the extent necessary to satisfy such Member's Membership Stock Requirement. If the Member does not own sufficient shares of Class B-1 Stock, then the Member will be required to purchase the balance of the required Class B-2 Stock shares.

(ii) If a Member's Minimum Investment Requirement will increase as a result of the Member's request for a new Advance or other credit product that may be subject to the Activity Stock Requirement, then such Member will be required to make such purchases of Stock as are required no later than the date on which such Advance or other product is to be provided by the Bank or on which such other activity is to be engaged in with the Bank.

4.03    Ownership of Bank Stock.

Except for any Former Member subject to a Minimum Investment Requirement, the Bank shall issue Stock, and Stock may be transferred to, or held by, only its Members and institutions approved for membership in the Bank, only in accordance with this Plan and as otherwise permitted by Applicable Law. Stock only may be traded or transferred as set forth in Section 4.06. Stock of the Bank shall be issued in book-entry form only and the Bank shall act as the transfer agent for all transactions in its Stock.

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4.04    Declaration and Payment of Dividends.

(a) General. The Board of Directors of the Bank shall declare and the Bank shall pay dividends on its Stock only as provided in this Plan, in accordance with its then-applicable Retained Earnings and Dividend Policy, and as permitted by Applicable Law. If the Board of Directors declares a dividend with respect to a class of Stock, such declaration shall apply to all subclasses of such class, although the amount of such dividend with respect to each subclass of Stock shall be determined in accordance with this Plan and the Bank's Retained Earnings and Dividend Policy.

(b) Entitlement to Dividends. Each Member, including a Member that has notified the Bank of its intent to withdraw from Membership, and Former Members, shall be entitled to receive any dividends declared by the Bank on shares of the Bank's Stock that were owned by such Member or Former Member during the quarter covered by the declaration; provided, however, that the calculation of dividend payments shall be made on a proportionate basis for each Member and Former Member, taking into consideration both the number of shares owned during the quarter and the length of time such shares were owned during the quarter.

(c) Limitation on Dividends. On or after the Effective Date, the Board of Directors shall not declare, nor shall the Bank pay, any dividend on its Stock at any time (i) that the Bank is not in compliance with any of its Minimum Regulatory Capital Requirements, (ii) if after doing so the Bank would fail to meet any of its Minimum Regulatory Capital Requirements, or (iii) that such declaration or payment is prohibited by Applicable Law.

4.05    Liquidation of the Bank; Merger or Consolidation of the Bank.

(a) Redemption of Stock Upon Liquidation. In the event of the liquidation of the Bank, all outstanding liabilities of the Bank to its creditors shall be paid in full prior to the payment of any amounts with respect to Stock. After payment in full of all such liabilities, all Class B-1 Stock and Class B-2 Stock shall be redeemed at par value, subject to the next succeeding sentences. If sufficient funds are not available to accomplish the Redemption in full of Class B Stock, then such Redemption shall occur on a pro rata basis among all holders of both subclasses of Class B Stock. Upon the liquidation of the Bank, and following the payment of all outstanding liabilities of the Bank to its creditors, and the Redemption in full of all Stock, any remaining assets shall be distributed on a pro rata basis among all holders of both subclasses of Class B Stock immediately prior to such liquidation.

(b) Merger or Consolidation of the Bank. In the event the Bank is merged or consolidated into another Federal Home Loan Bank, the holders of the outstanding Class B Stock of the Bank will be subject to the terms and conditions set forth in any applicable plan of merger and/or terms established or approved by the Finance Agency. In the event another Federal Home Loan Bank is merged or consolidated into the Bank, the holders of the outstanding capital stock of the other Federal Home Loan Bank will be subject to the terms and conditions set forth in any applicable plan of merger and/or terms established or approved

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by the Finance Agency. Voting rights of Members and Former Members in connection with any merger or consolidation decisions will be governed by the Applicable Law in existence at the time of such merger or consolidation.

(c) Limitations Imposed by Applicable Law. The provisions of Section 4.05(a) or 4.05(b) shall not be construed to limit the authority granted to the Finance Agency to prescribe rules, regulations, or orders governing the liquidation, reorganization, or merger of a Federal Home Loan Bank.

4.06    Trading In and Transfer of Stock.

(a) Trading in Bank Stock. The Bank's Stock only may be traded between the Bank and its Members.

(b) Transfer of Stock. The following provisions regarding the transfer of Excess Stock will become effective only after the Bank is no longer subject to the C&D Order. A Member or Former Member of the Bank may transfer any Excess Stock to another Member of the Bank or to an institution approved for Membership in the Bank and that has satisfied all conditions for becoming a Member, other than its Stock purchase requirements; provided that (i) Class B-1 Stock may only be transferred to another Member seeking to satisfy an Activity Stock Requirement or (ii) if a Member or Former Member wishes to transfer Class B-1 Stock to another Member which needs the Stock to fulfill a Membership Stock Requirement, then the transferred Class B-1 Stock must be converted into Class B-2 Stock immediately upon transfer. Any such transfer (i) shall require the prior consent of the Bank, (ii) shall be at stated par value for such Stock, (iii) shall be effective upon being recorded in the appropriate books and records of the Bank, and (iv) shall not be subject to an administrative fee unless otherwise determined by the Board of Directors; provided that if the Board of Directors imposes an administrative fee in the future, such a fee shall apply to all future transfers of Stock pursuant to this Section. Shares of Stock that are subject to a redemption notice pursuant to Section 4.07(a) may be transferred in accordance with the provisions of this Section, but the redemption notice covering such shares of Stock shall be deemed to have been cancelled with respect to such shares and the cancellation fee referred to in Section 4.07(a) shall be paid by the transferring Member. Shares of Stock covered by the same Redemption notice that are not transferred pursuant to this Section shall remain subject to the provisions of Section 4.07. Transfers of Stock occurring pursuant to Section 7.03 and Section 7.04 shall be deemed to be approved by the Bank as of the cancellation of the disappearing Member's charter for purposes of this Section 4.06.

4.07    Redemption and Repurchase of Stock.

(a) Redemption. The Bank shall not be obligated to redeem a Member's Stock other than in accordance with this Plan. A Member of the Bank may request that the Bank redeem shares of the Stock of the Bank by providing five years' prior written notice. The notice shall indicate the subclass and number of shares of Stock to be redeemed and may specify the specific shares of Stock to be redeemed by date of acquisition and amount. If the

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notice fails to identify with particularity the shares of Stock to be redeemed, the Member will be deemed to have requested Redemption of those shares of Stock of the specified subclass that are the most-recently-acquired shares of the specified subclass that are not already subject to a pending Redemption request. The Member may not have more than one Redemption notice outstanding with respect to the same shares of Stock. Any such notice may be cancelled in a written notice to the Bank from the Member at any time; provided, however, that any cancellation shall be subject to the payment by the Member of a cancellation fee equal to the applicable amount set forth in the following table with respect to a notice of cancellation received by the Bank during the period commencing on the date of notice of Redemption and ending on the date of notice of cancellation of such Redemption:

Cancellation Notice Received:	Cancellation Fee Payable:
Within one year of redemption notice	1% of par value of Stock subject to cancellation notice
At least one year & less than two years after redemption notice	2% of par value of Stock subject to cancellation notice
At least two years & less than three years after redemption notice	3% of par value of Stock subject to cancellation notice
At least three years & less than four years after redemption notice	4% of par value of Stock subject to cancellation notice
Four years or more after redemption notice	5% of par value of Stock subject to cancellation notice

A cancellation fee may be cancelled, waived, or suspended at the discretion of the Board of Directors. In addition, these cancellation fees may be adjusted by the Board of Directors, but they shall not be set at less than zero percent (0%) or at more than the levels set forth in the table above.

Subject to Sections 4.07(c), (d), and (e) below, and subject to the repayment of all outstanding indebtedness of the Member to the Bank (except in cases of Redemption of Excess Stock), after the expiration of the applicable notice period, the Bank, pursuant to the Applicable Law then in effect, shall redeem the Stock by depositing a cash payment equal to the stated par value of such Stock (including fractional shares, if applicable) into the Member's DID Account. Notwithstanding the foregoing, a request from a Member (the membership of which has not been terminated) to redeem shares of Stock shall automatically be cancelled within five business days from the end of the expiration of the applicable Redemption notice period if such Redemption would cause the Member to be out of compliance with its Minimum Investment Requirement. The automatic cancellation of a Member's Redemption request shall be treated as a voluntary cancellation and will be subject to the cancellation fee set forth in this Section.

(b) Repurchase.

(i) For all purposes under this Plan, at any time that a Member owns both Class
B-1 Stock and Class B-2 Stock and, whether by reason of a decrease in the Minimum Investment Requirement of such Member or otherwise, some of the Member's shares of Stock become Excess Stock, the Member's Class B-1 shares shall always be deemed to be Excess prior to any shares of Class B-2 being deemed to be Excess.

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(ii) This Section 4.07(b)(ii) shall apply only to Members and those Former Members whose Membership terminated after the Effective Date. The repurchase of Excess Stock from Former Members whose membership terminated on or prior to the Effective Date will be governed by Section 9.01(b)(ii)(B).

Subject to Sections 4.07(c) and (d), the Bank in its sole discretion, upon not less than three (3) days' prior notice, may repurchase Excess Stock from time to time without regard to the five-year Redemption notice period. Excess Stock Repurchases may be initiated by the Bank pursuant to the Bank's Redemption and Repurchase Guidelines, as may be amended from time to time, or requested by a Member or Former Member, provided that Bank-initiated Repurchases shall be executed pro rata for all Excess Stock of all Members and Former Members. Whether initiated by the Bank or requested by a Member or Former Member, Excess Class B-1 Stock will be repurchased before its Excess Class B-2 Stock. The decision to repurchase Excess Stock will rest with the Bank and cannot be required by a Member or Former Member. While the C&D Order continues in effect, Repurchases of Excess Stock shall be governed by the terms and conditions of the C&D Order.

(iii) This Section 4.07(b)(iii) shall apply only to those shares of Excess Class B-1 Stock that also exceed a Member's or Former Member's Capital Stock Floor. Notwithstanding anything else to the contrary in this Plan, upon request by a Member or a Former Member whose Membership terminated after the Effective Date, the Bank will repurchase such Member's or Former Member's shares of Excess Class B-1 Stock that also exceed such Member's Capital Stock Floor under the following terms and conditions: (A) subsequent to such Repurchase, the Bank remains in compliance with its Minimum Regulatory Capital Requirements; and (B) the Repurchase of such shares will not cause the Bank to violate any provision of the Bank Act, including 12 U.S.C. § 1426(f).

(iv) If a Member has one or more Redemption requests outstanding at a time when the Bank chooses to repurchase Excess Stock, the Bank shall first repurchase all shares of Excess Class B-1 Stock, whether or not such shares are subject to a request for Redemption, but shall repurchase all Excess Class B-1 Stock that is subject to a Redemption request first. After all shares of Excess Class B-1 Stock have been repurchased, then the Bank shall then repurchase those shares of Excess Class B-2 Stock that are subject to a Redemption request first. To the extent that the Bank will be repurchasing any shares of Excess Stock that are subject to a request for Redemption, the Bank will repurchase those shares subject to a request that has been outstanding for the longest period of time and continuing in a like manner, to the extent necessary, until all Excess Stock of the Member has been repurchased or the Bank has repurchased all of the shares of the Member's Excess Stock that it determines, in its discretion, to repurchase. To the extent that the Bank repurchases shares of Stock that are subject to an existing request for Redemption, such Redemption notice will be deemed to have been reduced by an

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equal number of shares of Stock. To the extent that the Bank repurchases shares of Stock pursuant to this Section 4.07(b)(iv) that are not subject to any pending Redemption requests, such repurchased shares shall be deemed to be the most-recently-acquired shares of the specified subclass. A Repurchase of Stock pursuant to this section will not be subject to a cancellation fee.

(c) Limitation on Redemption and Repurchase. On or after the Effective Date, the Bank shall not redeem or repurchase any of its Stock if, following such Redemption or Repurchase, the Bank would not to be in compliance with any of its Minimum Regulatory Capital Requirements, if such Redemption or Repurchase is prohibited by Applicable Law, or if the Member would not be in compliance with its Minimum Investment Requirement.

(d) Capital Impairment; Capital Adequacy.

(i) The Bank shall not redeem or repurchase any Stock without the prior written approval of the Finance Agency if the Finance Agency or the Bank's Board of Directors has determined that the Bank has incurred or is likely to incur losses that result in or are likely to result in charges against the capital of the Bank (as that phrase is defined in Section 930.1 of the Regulations and which, pursuant to such Section 930.1, would not apply to a charge against the current earnings or retained earnings of the Bank). This prohibition shall apply even if the Bank is in compliance with its Minimum Regulatory Capital Requirements under this Plan, and shall remain in effect for as long as the Bank continues to incur such charges or until the Finance Agency determines that such charges are not expected to continue.

(ii) Upon the approval of the Board of Directors (or a committee thereof), the Bank may suspend Redemption of Stock if the Bank reasonably believes that continued redemption of Stock (A) would cause the Bank to fail to meet its Minimum Regulatory Capital Requirements, (B) would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in its Minimum Regulatory Capital Requirements, or (C) would otherwise prevent the Bank from operating in a safe and sound manner. In any such case, the Bank will comply with the requirements of Section 931.8(b) of the Regulations.

(e) Pro Rata Allocation. If at any time more than one Member has outstanding one or more Redemption requests for which the respective notice periods have run, and if the Redemption by the Bank of all shares of Stock subject to such Redemption requests would cause the Bank to fail to be in compliance with Section 4.07(c) or (d), then the Bank shall fulfill such Redemption requests on a reduced, pro rata basis to the extent that the Bank is legally able to do so. Unfulfilled Redemption requests shall have priority in order of the earliest date of the applicable Redemption request over more recent Redemption requests and Repurchases.

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(f) Redeemed and Repurchased Stock. All shares of Stock that are reacquired by the Bank pursuant to a Redemption or Repurchase shall be retired.

4.08    Transition Rules.

(a) Bank. The Bank expects to be in compliance with Sections 932.2 through 932.6 of the Regulations with respect to its Minimum Regulatory Capital Requirements thereunder on the Effective Date. However, if the Bank is not in compliance therewith on the Effective Date, the Bank shall take such steps as may be necessary to achieve such compliance as promptly as practicable.

(b) Members. Each Member shall be in compliance with its Minimum Investment Requirement on the Effective Date except as provided below.

(i) Any Member which was a Member of the Bank on November 12, 1999 and which is not in compliance with its Minimum Investment Requirement on the Effective Date shall not be required to complete its purchase of such Class B-2 Stock as is necessary for compliance until the Bank's next annual recalculation of Members' Membership Stock Requirements, which is done in the first quarter of each calendar year using such Member's regulatory financial report as of the preceding December 31.

(ii) Notwithstanding Section 4.08(b)(i) above, any Member seeking an Advance or other service from the Bank that is subject to an Activity Stock Requirement shall purchase Stock sufficient to comply with the Activity Stock Requirement for such Advance or service to the extent such purchase is otherwise required by Section 4.02(c).

V. BANK'S CAPITAL REQUIREMENTS

5.01    Capital Requirements - General. The Bank shall at all times maintain capital in such amounts as are at least equal to the requirements of Sections 932.2 through 932.6 of the Regulations and shall comply with all reporting requirements with respect thereto as are required by Section 932.7 of the Regulations. In determining the Bank's compliance with such capital requirements, the Bank will not include the Subordinated Debt.

5.02    Liquidity Requirements. The Bank shall comply with the minimum liquidity requirements of Section 932.8 of the Regulations.

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VI. INDEPENDENT REVIEWS OF CAPITAL PLAN

6.01    Accounting Review.

The Bank has submitted this Plan to PricewaterhouseCoopers LLP for an independent review to obtain an opinion of that firm confirming, to the extent possible, that the implementation of the Plan will not result in any write-down of the Bank's redeemable Stock. A copy of that opinion will be provided to the Finance Agency prior to the Effective Date of this Plan.

6.02    NRSRO Review.

The Bank has submitted this Plan to Moody's Investors Service for an independent review to obtain an opinion of that firm confirming, to the extent possible, that the implementation of this Plan would not have a material adverse effect on the credit rating of the Bank. A copy of that opinion will be provided to the Finance Agency prior to the Effective Date of this Plan.

VII. WITHDRAWAL FROM OR TERMINATION OF MEMBERSHIP

7.01    Voluntary Withdrawal from Membership in the Bank.

(a) Notice of Withdrawal. A Member may withdraw from Membership in the Bank by providing the Bank with written notice of its intention to withdraw from Membership. Such a Member shall be entitled to continued access to Membership benefits until the withdrawal is effective; provided, however, that the Bank shall not be obligated to commit to provide services, including Advances, that would mature after the effective date of the withdrawal. A Member may cancel a notice of withdrawal prior to its effective date by providing the Bank with written notice of such cancellation and any such cancellation will result in the imposition of the fee set forth in Section 4.07(a) with respect to the Member's Stock.

(b) Notice to Finance Agency; Certification by Finance Agency. The Bank shall comply with the notification requirements of Section 1263.26(a)(2) of the Regulations. No Member may withdraw from Membership unless, on the date that the Membership is to terminate, there is in effect a certification from the Finance Agency that the withdrawal of the Member will not cause the Federal Home Loan Bank System to fail to satisfy its requirements under 12 U.S.C. § 1441b(f)(2)(c) to contribute toward the interest payments owed on obligations issued by the Resolution Funding Corporation.

(c) Effective Date of Withdrawal. The membership of an institution that has submitted a notice of withdrawal and has not otherwise cancelled such notice, shall terminate on the date that is five (5) years after the date that the Member's written notification of its intent to withdraw from Membership was received by the Bank.

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(d) Disposition of Claims and Redemption Periods. The Bank shall determine an orderly manner for the disposition of Advances and other transactions with the withdrawing Member. The Redemption periods for the Stock of a withdrawing Member that is not already subject to a Redemption notice shall commence on the date of receipt by the Bank of the notice of withdrawal. If after having given the Bank a notice of withdrawal, a Member receives or acquires additional Stock, the Redemption period for such newly-acquired Stock shall commence automatically on the date of receipt or acquisition. If Advances or other credit products which are subject to an Activity Stock Requirement remain outstanding beyond the effective date of the termination of Membership, the Bank will not redeem Stock to the extent that the Former Member's Outstanding Stock would fall below the Activity Stock Requirement corresponding to such Advances and/or other credit products. Stock held by the Member shall not be deemed to be Excess Stock solely by virtue of the submission of its intent to withdraw from Membership or the termination of its Membership in any other manner. Upon the effective date of a Member's withdrawal from Membership, such a terminated Member shall not be deemed to be subject to the Membership Stock Requirement. On and after the effective date of a Member's withdrawal, the Bank may repurchase Stock held by the terminated Member in excess of the Activity Stock Requirement as of the effective date of withdrawal (which shall not be subject to any increases in the Activity Stock Requirement that may occur after the effective date of withdrawal) as the withdrawn Member's Activity Stock Requirement is reduced. The provisions of this Section are subject, in all cases, to the limitations on Redemption and Repurchase set forth in Sections 4.07(c), (d) and (e) of this Plan.

(e) Continuing Lien on Bank Stock. If a withdrawing Member has any outstanding obligations to the Bank that are not subject to a continuing Activity Stock Requirement pursuant to Section 4.02(c), or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the Redemption period the Bank shall redeem the remaining Stock of that Member, but the Bank shall retain possession of the proceeds, retain its statutory lien on such proceeds, and shall be entitled to all of the benefits of its status as a secured creditor with respect to such proceeds until such time as the Bank has determined that such withdrawing Member's obligations to the Bank otherwise have been adequately provided for. The provisions of this Section are subject, in all cases, to the limitations on Redemption and Repurchase set forth in Sections 4.07(c), (d) and (e) of this Plan.

7.02    Involuntary Termination of Membership in the Bank.

(a) General. The Board of Directors of the Bank may terminate the membership of any institution that: (1) fails to comply with any requirement of the Bank Act, the Regulations, or any requirement of this Plan; (2) becomes insolvent or otherwise subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law; or (3) would jeopardize the safety or soundness of the Bank if it were to remain a Member. The Bank will notify a Member in writing of any such involuntary termination of membership.

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(b) Termination of Membership Rights. An institution whose Membership is terminated involuntarily under this Section shall cease being a Member as of the date on which the Board of Directors of the Bank acts to terminate the Membership, and the institution shall have no right to obtain any of the benefits of Membership after that date and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Stock until the Stock is redeemed or repurchased by the Bank.

(c) Disposition of Claims and Redemption Periods. The disposition of Advances and other transactions with the Former Member and the Redemption of Outstanding Stock will be determined in accordance with the provisions of Section 7.06(b).

(d) Continuing Lien on Bank Stock. The Bank may have the right to retain the proceeds of the Redemption of Stock pursuant to the provisions of Section 7.06(c).

7.03    Merger or Consolidation of Members.

(a) Termination of Charter and Stock Redemption Periods. If a Member's Membership is terminated as a result of the Member's merger or consolidation into another Member, the Membership shall terminate upon the cancellation of the disappearing Member's charter. On that date, the Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving Member. The Redemption period for Stock previously held by the disappearing Member shall not be deemed to commence on the date on which the disappearing Member's charter is cancelled, but shall commence only upon (i) the Bank's receipt of a Redemption notice from the surviving Member; (ii) the Bank's receipt of the surviving Member's written notice of its intent to withdraw from Membership; (iii) the surviving Member's termination of Membership as a result of merger or consolidation into a member of another Federal Home Loan Bank or into a nonmember, (iv) the surviving Member's termination from Membership as a result of the relocation of its principal place of business, or (v) the involuntary termination of the surviving Member's Membership. Redemption periods applicable to any Redemption notices received by the Bank from the disappearing Member prior to the effective date of the cancellation of the disappearing Member's charter shall continue to run with respect to the surviving Member from the date such Redemption notice was received by the Bank subject to the provisions of Section 4.07.

(b) Stock Requirement of the Surviving Member. As of the effective date of the cancellation of the disappearing Member's charter, the surviving Member's Membership Stock Requirement shall be immediately increased by the amount of the disappearing Member's Membership Stock Requirement immediately prior to the cancellation of its charter. Future calculations of the surviving Member's Membership Stock Requirement shall be as determined in accordance with Section 4.02(f) provided that if the most recently available data from the surviving Member's regulatory financial reports do not include the assets of the disappearing Member, then the Membership Stock Requirement for the surviving Member will be calculated by adding together the most recently-available regulatory report data for the disappearing Member and for the surviving

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Member. As of the effective date of the cancellation of the disappearing Member's charter, the surviving Member's Activity Stock Requirement will be calculated based on its current Advances and other credit products subject to an Activity Stock Requirement including those acquired from the disappearing Member.

7.04	Merger or Consolidation of a Member into a Member of another Federal Home Loan Bank or into a Nonmember.

(a) General; Termination of Membership Rights. If a Member's Membership is terminated as a result of the Member's merger or consolidation into a member of another Federal Home Loan Bank or a nonmember, the Membership shall terminate as of the date on which the Member's charter is cancelled. As of that date, the Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving institution. After that date the terminated Member (or its successor) shall have no right to obtain any of the benefits of Membership including access to any of the Bank's products or services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Stock until the Stock is redeemed or repurchased by the Bank.

(b) Disposition of Claims and Redemption Periods. The disposition of Advances and other transactions with the Former Member and the Redemption of Outstanding Stock will be determined in accordance with the provisions of Section 7.06(b).

(c) Acquiring Institution Applies for Bank Membership. If the institution into which the Member merges or is consolidated is eligible for Membership and intends to become a Member of the Bank, it must provide written notification to the Bank of its intention to apply for Membership within sixty (60) calendar days of the cancellation of the charter of the Member. Following the submission of this notification, the application must be submitted within sixty (60) calendar days. If the institution is approved for Membership, then it must purchase the appropriate amounts, if any, of the Stock to comply with its Minimum Investment Requirement. If the institution does not provide the required notification and application for Membership within the respective notification and application for Membership within the respective required time periods, or is disapproved for Membership, the provisions of Section 7.04(b) will apply with respect to the Redemption and Repurchase of Stock.

(d) Continuing Lien on Bank Stock. The Bank may have the right to retain the proceeds of the Redemption of Stock pursuant to the provisions of Section 7.06(c).

7.05    Relocation of Principal Place of Business.

(a) General; Termination of Membership Rights. If a Member's Membership is terminated as a result of the relocation of the Member's principal place of business, as defined in the Regulations, the Membership shall terminate on the date on which the transfer of Membership under the Regulations becomes effective. After that date the terminated Member shall have no right to obtain any of the benefits of Membership

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including access to any of the Bank's products or services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Stock until the Stock is redeemed or repurchased by the Bank.

(b) Disposition of Claims and Redemption Periods. The disposition of Advances and other transactions with the Former Member and the Redemption of Outstanding Stock will be determined in accordance with the provisions of Section 7.06(b).

(c) Continuing Lien on Bank Stock. The Bank may have the right to retain the proceeds of the Redemption of Stock pursuant to the provisions of Section 7.06(c).

7.06	Certain Provisions Applicable to Members Terminated Involuntarily or as a Result of Consolidation and Merger or Relocation.

(a) Membership Requirement of Involuntarily Terminated Member. Notwithstanding any other provision of this Plan, in the event that (a) a receiver or conservator has been appointed for a Member, and (b) the Bank has terminated the Member's Membership, then that Member's Membership Stock Requirement shall be zero.

(b) Disposition of Claims and Stock Redemption Periods. The Bank shall determine an orderly manner for the disposition of Advances and other transactions with a Member whose Membership has been terminated pursuant to Section 7.02, 7.04, or 7.05. The applicable five-year Redemption period for all of the Class B Stock owned by a Member as of the date its Membership is terminated that is not already subject to a pending request for Redemption shall commence on the date that the institution's Membership terminates or its charter is cancelled, as the case may be. The Redemption period for Stock that is received or acquired by a Member after the date of termination of its Membership shall commence on the date of such acquisition or receipt. If Advances or other credit products that are subject to an Activity Stock Requirement remain outstanding beyond the effective date of termination of Membership, the Bank will not redeem Stock to the extent that the Member's Outstanding Stock will fall below the Activity Stock Requirement corresponding to such Advances or other credit products. Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be Excess Stock solely by virtue of the termination of the Member's Membership. On and after the effective date of termination, any Stock that is not required to meet the Former Member's Minimum Investment Requirement (including the Membership Stock Requirement) as of the effective date of its termination (including any Stock that has not otherwise been redeemed by the Bank upon the expiration of the applicable Redemption period) (which Minimum Investment Requirement shall not be subject to any increases in the Membership Stock Requirement or the Activity Stock Requirement that may occur after the effective date of termination), shall be Excess Stock that shall be subject to Repurchase by the Bank; provided that, effective upon the expiration of the Redemption period that commences on the date that the Former Member's Membership is terminated, such Former Member's Membership Stock Requirement shall be deemed to be zero. The provisions of this Section are subject, in all cases, to the limitations on Redemption set forth in Sections 4.07(c), (d) and (e) of this Plan.

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(c) Continuing Lien on Stock Proceeds in Certain Circumstances. If an institution whose Membership is terminated pursuant to Section 7.02, 7.04, or 7.05 has any outstanding obligations to the Bank that are not subject to a continuing Membership Stock Requirement, an Activity Stock Requirement, or other claims of the Bank against the Member that have not been paid in full, extinguished, or otherwise settled, then upon the expiration of the applicable Redemption periods, the Bank shall redeem the remaining Stock of such Former Member, but the Bank shall retain possession of the proceeds, retain its statutory lien on such proceeds, and shall be entitled to all of the benefits of its status as a secured creditor with respect to such proceeds until such time as the Bank has determined that such terminated Member's obligations to the Bank otherwise have been adequately provided for. The provisions of this Section are subject, in all cases, to the limitations on Redemption set forth in Sections 4.07(c), (d) and (e) of this Plan.

VIII. VOTING RULES

8.01    Voting Pursuant to Part 1261 of the Regulations.

(a) Members Which May Vote. Members shall be entitled to vote for directors of the Bank in accordance with Part 1261 of the Regulations. For purposes of Sections 8.01 and 8.02 only, the term “Member” used therein shall not include Members whose membership has been involuntarily terminated pursuant to Section 7.02, but shall include other Former Members to the extent permitted to vote pursuant to Part 1261 of the Regulations.

(b) Share Voting Determinations. For purposes of applying Part 1261 of the Regulations, a Member's Stock that is "required to be held" shall consist of Stock used to satisfy the Member's Minimum Investment Requirement and any other Stock held by a Member shall be Excess Stock.

8.02    Voting Rights.

(a) Class B Stock. Members shall be entitled to vote their Class B shares, as calculated pursuant to Part 1261 of the Regulations, for as many directorships as may be subject to election in any election being held for directorships in such Member's state or in the Seventh District of the Federal Home Loan Bank System.

(b) Calculations. For purposes of Section 1261.6 of the Regulations, the determination of the “average number of shares of Stock required to be held by all of the Members in its voting state as of the record date” shall be determined by the Bank, including, in the numerator of the ratio the total number of shares of such Stock required to be held by the Members in the state in question and including, in the denominator of the ratio, the total number of Members in the state.

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IX. EFFECTIVE DATE

9.01    Effective Date of Plan.

(a) General. This Plan shall be implemented on a date determined and announced by the Board of Directors, which shall occur not more than six (6) months after receipt of final written approval by the Finance Agency of this Plan. Such implementation shall occur by means of the exchange of shares described in Section 4.01(a) and shall thereupon become effective (the “Effective Date”). The Effective Date shall be conditioned upon the occurrence of the following: not less than forty-five (45) and not more than sixty (60) days prior to the Opt-out Date (as defined below), the Bank shall have transmitted or sent to Members and Former Members in writing (which may be by electronic mail) (i) notice of the Finance Agency approval of this Plan and the Effective Date and (ii) the disclosures required by Section 933.5 of the Regulations. Notwithstanding anything to the contrary in the preceding sentences of this Section 9.01(a), the Bank may suspend implementation of the Plan if in the Bank's good faith judgment the impact of Member withdrawals pursuant to Section 9.01(b)(i) would adversely affect the Bank's ability to successfully implement the Plan. In that circumstance, any outstanding notice of withdrawal given by a Member pursuant to Section 9.01(b)(i) (other than those notices of withdrawal that were given to the Bank prior to the Bank's notice to Members described above) shall be deemed to be cancelled unless the Member confirms in writing within 20 days of the announcement of the suspension that it still wishes to withdraw. If the member confirms its intent to withdraw, the six-month waiting period for withdrawal will run from the date that the original notice of intent to withdraw was received by the Finance Agency and the Bank. Any redemption of Pre-Conversion Stock upon termination of the six-month waiting period will be subject to all restrictions under Applicable Law, including any applicable restrictions imposed by the C&D Order.

(b) Members Submitting Withdrawal Notices Prior to Effective Date; Former Members.

(i) Each Member shall have the right to elect to withdraw from Membership in the Bank prior to the implementation of this Plan by providing written notice to the Finance Agency and the Bank of its intent to withdraw. Such notice must be delivered to the Finance Agency and the Bank not later than the business day (the “Opt-out Date”) that is 30 calendar days prior to the Effective Date; provided that any Member which has previously notified the Bank that it was withdrawing from Membership in the Bank but for which the six-month waiting period for termination of its Membership will not have expired as of the Effective Date (including any Member which submitted a notice of withdrawal prior to the Bank's notice to Members described in Section 9.01(a)) shall be deemed to have submitted a timely notice of its intent to withdraw from Membership pursuant to this Section 9.01(b)(i). Any Member which has submitted a timely notice of withdrawal pursuant to this Section 9.01(b)(i) shall have its Membership terminated as of the Effective Date and its Pre-Conversion Stock redeemed at par value on the Effective Date, subject, however, to the provisions of Section 9.01(b)(ii).

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(ii) (A) Under the terms of the C&D Order, the Bank is prohibited from redeeming any Stock or Pre-Conversion Stock, including any Pre-Conversion Stock of a Member that would otherwise be redeemed pursuant to Section 9.01(b)(i), or any Pre-Conversion Stock otherwise held by a Former Member as of the Effective Date, unless the Finance Agency approves a written request from the Bank to allow the Redemption. If Finance Agency approval for the Redemption of any Pre-Conversion Stock is not received prior to the Effective Date, such Pre-Conversion Stock will be subject to the Stock exchange provisions of Section 4.01(a). The institution holding such Stock will also be subject to all other provisions of this Plan, including without limitation, Sections 4.02 and, as relevant, Section 7.01 or Section 7.06. However, a Former Member, on and after the Effective Date, shall not be subject to a Membership Stock Requirement, nor to any increases in the Activity Stock Requirement that may occur after the Effective Date. The five-year Stock Redemption period for Stock held on the Effective Date upon the exchange of Pre-Conversion Stock pursuant to Section 4.01(a) determined under Section 7.01(c) or 7.06(b) shall, as applicable, commence on the date that that is the later of when the Former Member's written notice of withdrawal is received by the Finance Agency and the Bank, or in a circumstance not involving a voluntary withdrawal, the date on which the Former Member's membership terminated with respect to shares of Pre-Conversion Stock held as of such date. With respect to shares of Pre-Conversion Stock received or acquired after such date the five-year Stock Redemption period shall commence on the date of such receipt or acquisition.

(B) Only those institutions that are Former Members as of the Effective Date, including those Members which terminated their Membership by opting out pursuant to paragraph (b)(i) above, will be subject to the special repurchase provisions of this subsection (B). At such time following the Effective Date that the Bank determines in its sole discretion that it will repurchase Excess Stock of Former Members, the Bank will repurchase such Excess Stock in the following order of priority: (1) first, Excess Stock owned by Former Members which had completed their voluntary membership terminations (which shall not include terminations resulting from a merger or consolidation with a non-Member of the Bank or from a change of principal place of business, or as a result of an involuntary termination of Membership) prior to the Opt-out Date, in order of the effective date of such Former Members' membership terminations, beginning with the earliest first; (2) next, Excess Stock owned by such other Former Members (whether as a result of opting out of membership pursuant to paragraph (b)(i) above, pursuant to a membership termination resulting from a merger or consolidation with a non-Member of the Bank or from a change of principal place of business, or as a result of an involuntary termination of Membership) only if such Former Members do not have any Advances outstanding at the time of repurchase, in order of the effective date of such Former Members' membership terminations, beginning with the earliest first; and (3) finally, Excess Stock of any other Former Members, in order of the effective date of such Former Members' membership terminations, beginning with the earliest first.

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All repurchases under this subsection (B) shall be subject to all limitations on repurchases set forth in Sections 4.07(c) and (d).

(iii) The Stock of a Member that notifies the Finance Agency and the Bank after the Opt-out Date but before the Effective Date of its intention to withdraw nevertheless will be subject to the Stock exchange provisions of Section 4.01(a). Such a withdrawing Member also will be subject to all other provisions of this Plan including, without limitation, Sections 4.02 and 7.01. The effective date of withdrawal for such Member shall be established in accordance with Section 7.01; provided, however, that the five-year Stock Redemption period for Stock held on the Effective Date upon the exchange of Pre-Conversion Stock pursuant to Section 4.01(a) determined under Section 7.01(d) shall commence on the date the Member first submitted its written notice of withdrawal to the Finance Agency and the Bank with respect to shares of Pre-Conversion Stock held as of such date. With respect to shares of Pre-Conversion Stock received or acquired after such date the Stock Redemption period shall commence on the date of receipt or acquisition. A Member may cancel a notice of withdrawal prior to its effective date by providing the Bank with written notice of such cancellation. Any such cancellation that occurs after the Effective Date shall be subject to the rules regarding cancellation fees provided in Section 4.07(a).

X. DETERMINATION OF EFFECTIVENESS

10.01    Good Faith Determination of Plan Effectiveness.

The management of the Bank has made a good faith determination that the Bank will be able to implement this Plan and that the Bank will be in compliance with its Minimum Regulatory Capital Requirements following implementation of the Plan.

XI. AMENDMENT OF PLAN

11.01    Requirements for Amendment.
Upon a simple majority vote of the Board of Directors at a duly called meeting, any proposed amendment to this Plan may be submitted to the Finance Agency for approval. The effective date(s) for any proposed changes shall be set forth in the proposed amendment submitted to the Finance Agency. Pursuant to the Capital Rule, any amendment to this Plan must be approved by the Finance Agency prior to its implementation. It shall not require an amendment of this Plan for the Board of Directors to (a) suspend or eliminate the availability of Class B-1 Stock pursuant to Section 3.02(c), (b) modify any Stock investment requirement level within the ranges specified in Section 4.02, or (c) cancel, waive, or suspend any Redemption cancellation fee, or modify any Redemption cancellation fee within the ranges specified in Section 4.07(a).

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11.02    Member Notification.

The Bank will notify its Members and Former Members in writing at least 30 days prior to the effective date of any amendment to the Plan that will be implemented.

11.03    Successor Statutes and Regulations.

Any reference in this Plan to a statute or regulation shall be deemed to also refer to any statutes or regulations succeeding thereto.

XII. SPECIAL PROVISIONS REGARDING RESTRICTED
RETAINED EARNINGS ACCOUNT

12.01    Implementation of and Definitions Specific to Restricted Retained Earnings Account.

(a) Implementation. The provisions of Sections 12.01 through 12.04 shall become effective upon, and only upon, the occurrence of the Interim Plan Amendment Implementation Date. Until the Restriction Termination Date, in the event of any conflict between Sections 12.01 through 12.04 and the remainder of this Plan, the applicable terms of Sections 12.01 through 12.04 shall govern, and shall be interpreted in a manner such that the restrictions set forth therein are supplementary to, and not in lieu of, the requirements of the remainder of this Plan.

(b) Definitions applicable to Sections 12.01 through 12.04 of this Plan. As used in these Sections 12.01 through 12.04, the following capitalized terms shall have the following meanings. Other capitalized terms used but not defined in these Section 12.01 through 12.04 shall have the meanings set forth in Article II of this Plan.

“Act” means the Federal Home Loan Bank Act, as amended, as of the Effective Date.

“Adjustment to Prior Net Income” means either an increase, or a decrease, to a prior calendar quarter's Quarterly Net Income subsequent to the date on which any allocation to Restricted Retained Earnings for such calendar quarter was made.

“Agreement” means the Joint Capital Enhancement Agreement adopted by the FHLBanks on the Effective Date and amended on the date on which the FHFA has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.

“Allocation Termination Date” means the date the Bank's obligation to make allocations to the Restricted Retained Earnings account is terminated permanently pursuant to Section 12.04 of this Plan. That date is determined pursuant to Section 12.04 of this Plan.

“Automatic Termination Event” means (i) a change in the Act, or another applicable statute, occurring subsequent to the Effective Date, that will have the effect of creating a new, or

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higher, assessment or taxation on net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the Regulations, occurring subsequent to the Effective Date, that will result in a higher mandatory allocation of an FHLBank's Quarterly Net Income to any Retained Earnings account than the annual amount, or total amount, specified in an FHLBank's capital plan as in effect immediately prior to the Automatic Termination Event.

“Automatic Termination Event Declaration Date” means the date specified in Section 12.04(a)(i) or 12.04(a)(ii) of this Plan.

“Bank's Total Consolidated Obligations” means the daily average carrying value for the calendar quarter, excluding the impact of fair value adjustments (i.e., fair value option and hedging adjustments), of the Bank's portion of outstanding System Consolidated Obligations for which it is the primary obligor.

“Declaration of Automatic Termination” means a signed statement, executed by officers authorized to sign on behalf of each FHLBanks that is a signatory to the statement, in which at least 2/3 of the then-existing FHLBanks declare their concurrence that a specific statutory or regulatory change meets the definition of an Automatic Termination Event.

“Dividend” means a distribution of cash, other property, or stock to a Stockholder with respect to its holdings of capital stock.

“Dividend Restriction Period” means any calendar quarter: (i) that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date; (ii) that occurs prior to an Allocation Termination Date; and (iii) during which the amount of the Bank's Restricted Retained Earnings is less than the amount of the Bank's RREM. If the amount of the Bank's Restricted Retained Earnings is at least equal to the amount of the Bank's RREM, and subsequently the Bank's Restricted Retained Earnings becomes less than its RREM, the Bank shall be deemed to be in a Dividend Restriction Period (unless an Allocation Termination Date has occurred).

“Effective Date” means February 28, 2011.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.

“FHFA” means the Federal Housing Finance Agency, or any successor thereto.

“FHLBank” means a Federal Home Loan Bank chartered under the Act.

“Interim Capital Plan Amendment Implementation Date” means 31 days after the date by which the FHFA has approved a capital plan amendment substantially the same as the Retained Earnings Plan Provisions for all of the FHLBanks that have issued capital stock pursuant to a Plan as of the Effective Date.

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“Net Loss” means that the Quarterly Net Income of the Bank is negative, or that the annual net income of the Bank calculated on the same basis is negative.

“Quarterly Net Income” means the amount of net income of an FHLBank for a calendar quarter calculated in accordance with GAAP, after deducting the FHLBank's required contributions for that quarter to the Affordable Housing Program under Section 10(j) of the Act, as reported in the FHLBank's quarterly and annual financial statements filed with the Securities and Exchange Commission.

“REFCORP Termination Date” means the last day of the calendar quarter in which the FHLBanks' final regular payments are made on obligations to REFCORP in accordance with Section 997.5 of the Regulations and Section 21B(f) of the Act.

“Regular Contribution Amount” means the result of (i) 20% of Quarterly Net Income; plus (ii) 20% of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 20% of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter.

“Regulations” mean: (i) the rules and regulations of the Federal Housing Finance Board (except to the extent that they may be modified, terminated, set aside or superseded by the Director of the FHFA) in effect on the Effective Date; and (ii) the rules and regulations of the FHFA, as amended from time to time.

“Restricted Retained Earnings” means the cumulative amount of Quarterly Net Income and Adjustments to Prior Net Income allocated to the Bank's Retained Earnings account restricted pursuant to the Retained Earnings Plan Provisions, and does not include amounts retained in: (i) any accounts currently in existence at the Bank on the Effective Date; or (ii) any other Retained Earnings accounts subject to restrictions that are not part of the terms of the Retained Earnings Plan Provisions.

“Restricted Retained Earnings Minimum” (“RREM”) means a level of Restricted Retained Earnings calculated as of the last day of each calendar quarter equal to one percent of the Bank's Total Consolidated Obligations.

“Restriction Termination Date” means the date the restriction on the Bank paying Dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, is terminated permanently. That date is determined pursuant to Section 12.04 of this Plan.

“Retained Earnings” means the retained earnings of an FHLBank calculated pursuant to GAAP.

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“Retained Earnings Plan Provisions” means Sections 12.01 through 12.04 of the Plan, which have been adopted effective as of the Interim Capital Plan Amendment Implementation Date.

“Special Contribution Amount” means the result of: (i) 50% of Quarterly Net Income; plus (ii) 50% of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 50% of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made by the current calendar quarter.

“Stockholder” means: (i) an institution that has been approved for membership in the Bank, and has purchased capital stock in accordance with the Regulations; (ii) a former member of the Bank that continues to own capital stock; or (iii) a successor to an entity that was a member of the Bank that continues to own capital stock.

“System Consolidated Obligation” means any bond, debenture, or note authorized under the Regulations to be issued jointly by the FHLBanks pursuant to Section 11(a) of the Act, as amended, or any bond or note previously issued by the Federal Housing Finance Board on behalf of all FHLBanks pursuant to Section 11(c) of the Act, on which the FHLBanks are jointly and severally liable, or any other instrument issued through the Office of Finance, or any successor thereto, under the Act, that is a joint and several liability of all the FHLBanks.

“Total Capital” means Retained Earnings, the amount paid-in for capital stock, the amount of any general allowance for losses, and the amount of other instruments that the FHFA has determined to be available to absorb losses incurred by the Bank.

12.02. Establishment of Restricted Retained Earnings.

(a) Segregation of Account. No later than the REFCORP Termination Date, the Bank shall establish an account in its official books and records in which to allocate its Restricted Retained Earnings, with such account being segregated on its books and records from the Bank's Retained Earnings that are not Restricted Retained Earnings for purposes of tracking the accumulation of Restricted Retained Earnings and enforcing the restrictions on the use of the Restricted Retained Earnings imposed in the Retained Earnings Plan Provisions.

(b) Funding of Account.

(i) Date on which Allocation Begins. The Bank shall allocate to its Restricted Retained Earnings account an amount at least equal to the Regular Contribution Amount beginning on the REFCORP Termination Date. The Bank shall allocate amounts to the Restricted Retained Earnings account only through contributions from its Quarterly Net Income or positive Adjustment to Prior Net Income occurring on or after the REFCORP Termination Date, but nothing in the Retained Earnings Plan Provisions shall prevent the Bank from

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allocating a greater percentage of its Quarterly Net Income or Adjustments to Prior Net Income to its Restricted Retained Earnings account than the percentages set forth in the Retained Earnings Plan Provisions.

(ii) Ongoing Allocation. During any Dividend Restriction Period that occurs before the Allocation Termination Date, the Bank shall continue to allocate its Regular Contribution Amount (or when and if required under subsection 12.02(b)(iv) below, its Special Contribution Amount) to its Restricted Retained Earnings account.

(iii) Treatment of Quarterly Net Losses and Annual Net Losses. In the event the Bank sustains a Net Loss for a calendar quarter, the following shall apply: (A) to the extent that its cumulative calendar year-to-date net income is positive at the end of such quarter, the Bank may decrease the amount of its Restricted Retained Earnings such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date at the end of such quarter is equal to 20% of the amount of such cumulative calendar year-to-date net income; (B) to the extent that its cumulative calendar year-to-date net income is negative at the end of such quarter (1) the Bank may decrease the amount of its Restricted Retained Earnings account such that the cumulative addition calendar year-to-date to the Restricted Retained Earnings at the end of such quarter is zero, and (2) the Bank shall apply any remaining portion of the Net Loss for the calendar quarter first to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar quarter to reduce Restricted Retained Earnings; and (C) for any subsequent calendar quarter in the same calendar year, the Bank may decrease the amount of its quarterly allocation to its Restricted Retained Earnings account in that subsequent calendar quarter such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date is equal to 20% of the amount of such cumulative calendar year-to-date net income.

In the event the Bank sustains a Net Loss for a calendar year, any such Net Loss first shall be applied to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar year to may be applied reduce Restricted Retained Earnings.

(iv) Funding at the Special Contribution Amount. If during a Dividend Restriction Period, the amount of the Bank's Restricted Retained Earnings decreases in any calendar quarter, except as provided in subsections 12.02(b)(iii)(A) and 12.02(b)(iii)(B)(1) above, the Bank shall allocate the Special Contribution Amount to its Restricted Retained Earnings account beginning at the following calendar quarter-end (except as provided in the last sentence of this subsection). Thereafter, the Bank shall continue to allocate the Special Contribution Amount to its Restricted Retained Earnings account until the cumulative difference between: (A) the allocations made using the Special Contribution Amount; and (B) the allocations that would have been made if the Regular Contribution Amount applied, is equal to the amount of the prior decrease in the amount of its Restricted Retained Earnings account arising from the application of subsection

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12.02(b)(iii)(B)(2). If at any calendar quarter-end the allocation of the Special Contribution Amount would result in a cumulative allocation in excess of such prior decrease in the amount of Restricted Retained Earnings: (C) the Bank may allocate such percentage of Quarterly Net Income to the Restricted Retained Earnings account that shall exactly restore the amount of the prior decrease, plus the amount of the Regular Contribution Amount for that quarter; and (D) the Bank in subsequent quarters shall revert to paying at least the Regular Contribution Amount.

(v) Release of Restricted Retained Earnings. If the Bank's RREM decreases from time to time due to fluctuations in the Bank's Total Consolidated Obligations, amounts in the Restricted Retained Earnings account in excess of 150 percent of the RREM may be released by the Bank from the restrictions otherwise imposed on such amounts pursuant to the provisions of the Retained Earnings Plan Provisions, and reallocated to its Retained Earnings that are not Restricted Retained Earnings. Until the Restriction Termination Date, the Bank may not otherwise reallocate amounts in its Restricted Retained Earnings account (provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to subsection 12.02(b)(iii) is not a reallocation).

(vi) No Effect on Rights of Shareholders as Owners of Retained Earnings. In the event of the liquidation of the Bank, or a taking of the Bank's Retained Earnings by any future federal action, nothing in the Retained Earnings Plan Provisions shall change the rights of the holders of the Bank's Class B stock that confer ownership of Retained Earnings, including Restricted Retained Earnings, as granted under Section 6(h) of the Act.

12.03. Limitation on Dividends; Stock Repurchase and Stock Redemption.

(a) General Rule on Dividends. From the REFCORP Termination Date through the Restriction Termination Date, the Bank may not pay Dividends, or otherwise reallocate funds (except as expressly provided in 12.02(b)(v), and further provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to Section 12.02(b)(iii) is not a reallocation), out of Restricted Retained Earnings. During a Dividend Restriction Period, the Bank may not pay Dividends out of the amount of Quarterly Net Income required to be allocated to Restricted Retained Earnings.

(b) Limitations on Repurchase and Redemption. From the REFCORP Termination Date through the Restriction Termination Date, the Bank shall not engage in a Repurchase or Redemption transaction if following such transaction the Bank's Total Capital as reported to the FHFA falls below the Bank's aggregate paid-in amount of capital stock.

12.04. Termination of Retained Earnings Plan Provisions Obligations.

(a) Notice of Automatic Termination Event.

(i) Action by FHLBanks. If the Bank desires to assert that an Automatic Termination Event has occurred (or will occur on the effective date of a change in a statute or the Regulations), the Bank shall provide prompt written notice to all of the other FHLBanks

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(and provide a copy to the FHFA) identifying the specific statutory or regulatory change that is the basis for the assertion. For the purposes of this section, 'prompt written notice' means notice delivered no later than 90 calendar days subsequent to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

If within 60 calendar days of transmission of such written notice to all of the other FHLBanks, at least 2/3 of the then existing FHLBanks (including the Bank) execute a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event, then the Declaration of Automatic Termination shall be delivered by the Bank to the FHFA within 10 calendar days of the date that the Declaration of Automatic Termination is executed. After the expiration of a 60 calendar day period that begins when the Declaration of Automatic Termination is delivered to the FHFA, or is delivered to the FHFA by another FHLBank pursuant to the terms of its capital plan, an Automatic Termination Event Declaration Date shall be deemed to occur (except as provided in subsection 12.04(a)(iii).

If a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event has not been executed by at least the required 2/3 of the then existing FHLBanks within 60 calendar days of transmission of such notice to all of the other FHLBanks, the Bank may request a determination from the FHFA that the specific statutory or regulatory change constitutes an Automatic Termination Event. Such request must be filed with the FHFA within 10 calendar days after the expiration of the 60 calendar day period that begins upon transmission of the written notice of the basis of the assertion to all of the other FHLBanks.

(ii) Action by FHFA. The Bank may request a determination from the FHFA that a specific statutory or regulatory change constitutes an Automatic Termination Event, and may claim that an Automatic Termination Event has occurred, or will occur, with respect to a specific statutory or regulatory change only if the Bank has complied with the time limitations and procedures of subsection 12.04(a)(i).

If within 60 calendar days after the Bank delivers such a request to the FHFA or another FHLBank delivers such a request pursuant to its capital plan, the FHFA provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is an Automatic Termination Event, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the expiration of such 60 calendar day period (except as provided in subsection 12.04(a)(iii). The date of the Automatic termination Event Declaration Date shall be as of the expiration of such 60-day calendar period (except as provided in subsection 12.04(a)(iii)) no matter on which day prior to the expiration of the 60-day calendar period the FHFA has provided its written determination.

If the FHFA fails to make a determination within 60 calendar days after an FHLBank delivers such request to the FHFA, then an Automatic Termination Event Declaration

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Date shall be deemed to occur as of the date of the expiration of such 60 calendar day period (except as provided in subsection 12.04(a)(iii); provided, however, that the FHFA may make a written request for information from the requesting FHLBank, and toll such 60 calendar day period from the date that the FHFA transmits its request until that FHLBank delivers to the FHFA information responsive to its request.

If within 60 calendar days after an FHLBank delivers to the FHFA a request for determination that a specific statutory or regulatory change constitutes an Automatic Termination Event (or such longer period if the 60 calendar day period is tolled pursuant to the preceding sentence), the FHFA provides that FHLBank with a written determination that a specific statutory or regulatory change is not an Automatic Termination Event, then an Automatic Termination Event shall not have occurred with respect to such change.

(iii) Proviso as to Occurrence of Automatic Termination Event Declaration Date. In no case under this subsection 12.04(a) may an Automatic Termination Event Declaration Date be deemed to occur prior to: (A) the date the specific statutory change takes effect; or (B) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

(iv) Notice of Voluntary Termination. If the FHLBanks terminate the Agreement, then the FHLBanks shall provide written notice to the FHFA that the FHLBanks have voted to terminate the Agreement.

(c) Consequences of an Automatic Termination Event or Vote to Terminate the Agreement.

(i) Consequences of Voluntary Termination. In the event the FHLBanks deliver written notice to the FHFA that the FHLBanks have voted to terminate the Agreement, then without any further action by the Bank or the FHFA: (A) the date of delivery of such notice shall be an Allocation Termination Date; and (B) the date that is one year from the date of delivery of such notice shall be a Restriction Termination Date.

(ii) Consequences of an Automatic Termination Event Declaration Date. If an Automatic Termination Event Declaration Date has occurred, then without further action by the Bank or the FHFA: (i) the date of the Automatic Termination Event Declaration Date shall be an Allocation Termination Date; and (ii) one year from the date of the Automatic Termination Event Declaration Date shall be a Restriction Termination Date.

(iii) Deletion of Operative Provisions of Retained Earnings Plan Provisions. Without any further action by the Bank or the FHFA, on the Restriction Termination Date, sections 12.01 through 12.04 of this Plan shall be deleted.

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THE FOREGOING CAPITAL PLAN OF
THE FEDERAL HOME LOAN BANK OF
CHICAGO IS HEREBY APPROVED BY THE
BANK'S BOARD OF DIRECTORS'
EXECUTIVE & GOVERNANCE COMMITTEE
THIS 20TH DAY OF SEPTEMBER, 2011.

/s/ Peter E. Gutzmer
Peter E. Gutzmer
Its Corporate Secretary

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EXHIBIT B: FORM OF OPT-OUT NOTICE
[to be delivered to the Finance Agency and Bank on or before 5:00 p.m., Eastern time (4:00 p.m., Central time) on December 2, 2011]

[Insert Date]

Federal Housing Finance Agency
Office of the General Counsel
1700 G Street, N.W.
4th Floor
Washington, D.C. 20552
Attention: Thomas E. Joseph

Federal Home Loan Bank of Chicago
200 East Randolph Drive
Chicago, IL 60601
Attention: General Counsel

RE:    NOTICE OF WITHDRAWAL FROM MEMBERSHIP

Dear Sir/Madam:

With this letter, [Insert Name of Member] (“Member”) hereby provides notice that it is withdrawing from membership in the Federal Home Loan Bank of Chicago (the “Bank”). Member acknowledges that it has been advised by the Bank that it is likely that the Bank will not receive approval from the Federal Housing Finance Agency to redeem Member's existing capital stock of the Bank and therefore such capital stock will be exchanged for the Bank's new Class B Stock on January 1, 2012, notwithstanding Member's delivery of this notice on or before December 2, 2011. Member further acknowledges that it cannot be readmitted to membership in any Federal Home Loan Bank for a period of five years from the date on which its membership terminates and the Member divests all shares of its capital stock in the Bank.

Sincerely,

[Signature of Authorized Officer of Member]